EXECUTION COPY

REVOLVING CREDIT AND SECURITY AGREEMENT
among
OFSCC-FS, LLC,
as Borrower,
THE LENDERS FROM TIME TO TIME PARTIES HERETO,
BNP PARIBAS,
as Administrative Agent,
OFSCC-FS HOLDINGS, LLC,
as Equityholder,
OFS CAPITAL CORPORATION,
as Servicer,
VIRTUS GROUP, LP,
as Collateral Administrator,
and
CITIBANK, N.A.,
as Collateral Agent
Dated as of June 20, 2019

i

v

REVOLVING CREDIT AND SECURITY AGREEMENT
REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of June 20, 2019, among OFSCC-FS, LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS from time to time party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), OFSCC-FS HOLDINGS, LLC, a Delaware limited liability company (in such capacity, the “Equityholder”), OFS CAPITAL CORPORATION, a Delaware corporation (“OFS”), as servicer (in such capacity, the “Servicer”), CITIBANK, N.A. (“Citibank”), as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”) and VIRTUS GROUP, LP (in such capacity, the “Collateral Administrator”).
W I T N E S S E T H:
WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS
Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
“Account Control Agreement” means that certain Account Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Collateral Agent and Citibank, N.A., as Securities Intermediary, which agreement relates to the Covered Accounts.
“Adjusted Principal Balance” means, for any Eligible Collateral Loan, as of any date of determination, an amount equal to the Loan Value of such Eligible Collateral Loan as of such date multiplied by the Principal Balance of such Eligible Collateral Loan as of such date; provided that, the parties hereby agree that the Adjusted Principal Balance of any Ineligible Collateral Loan as of such date of determination shall be zero.
“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.
“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Closing Date, by and among the Administrative Agent, the Structuring Agent, the Borrower and the Servicer.
“Administrative Expense Cap” means, for any Payment Date, an amount, when taken together with any Administrative Expenses paid on each of the immediately preceding three Payment Dates, not to exceed $200,000.

“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower (or any Tax Blocker Subsidiary) due or accrued with respect to any Payment Date and payable in the following order:
(a)first, on a pro rata basis, to the Collateral Agent, the Collateral Administrator, the Custodian and the Securities Intermediary, any amounts and indemnities payable to such entities pursuant to the Facility Documents; and
(b)second, on a pro rata basis, to:
(i)the Independent Accountants, agents (other than the Servicer) and outside counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents and to the Independent Manager of the Borrower for its fees and expenses incurred in acting in such capacity; and
(ii)to any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loan.
“Advance” means each loan advanced by the Lenders to the Borrower on a Borrowing Date pursuant to Article II.
“Advance Rate” means, with respect to any Collateral Loan, the percentage set forth in the below table corresponding to the Loan Type and Loan Class of such Collateral Loan, subject to the exceptions and adjustments set forth immediately following such table:

Loan Type	Loan Class	Advance Rate
First Lien Loans	Class 1 Loans	75%
	Class 1A Loans	67.5%
	Class 2 Loans	65%
	Class 3 Loans	60%
First Lien Last Out Loans	Class 1 Loans	60%
	Class 1A Loans	55%
	Class 2 Loans	55%
	Class 3 Loans	50%
Second Lien Loans	Class 1 Loans	40%
	Class 1A Loans	35%
	Class 2 Loans	35%
	Class 3 Loans	25%

Notwithstanding the percentages set forth in the preceding table:

(a)the Advance Rate of any First Lien Last Out Loan that has First Out Leverage exceeding 1.50:1.00 will be a blended rate, calculated by summing (1) a percentage equal to the product of (x) the percentage set forth in the preceding table applicable to such Collateral Loan in the preceding table and (y) the First Out Excess Factor and (2) a percentage equal to the product of (x) 45% and (y) one minus the First Out Excess Factor; and

(b)the Advance Rate of any First Lien Loans with a Senior Net Leverage Ratio exceeding the First Lien Loan Senior Leverage Cut-Off will be a blended rate, calculated by summing:

(i)a percentage equal to the product of (x) the percentage set forth in the preceding table applicable to such Collateral Loan in the preceding table and (y) the First Lien Loan Senior Leverage Cut-Off Factor; and
(ii)a percentage equal to the product of (x) the percentage set forth in the preceding table corresponding to Second Lien Loans of the Loan Class applicable to such Collateral Loan and (y) the First Lien Loan Senior Leverage Cap Factor.

“Affected Person” means (a) the Administrative Agent, each Lender and each of their respective Affiliates and (b) any assignee or participant of any Lender (unless the benefit of any particular provision hereof to any such Affected Person is otherwise expressly excluded herein).

“Affiliate” means, in respect of a referenced Person at any time, another Person Controlling, Controlled by or under common Control with such referenced Person but which shall not, with respect to the Borrower, include the obligors under any Collateral Loan; provided that (a) an obligor will not be considered an “Affiliate” of any other obligor solely due to the fact that each such obligor is under the control of the same financial sponsor and (b) obligors in respect of Collateral Loans shall be deemed not to be “Affiliates” if they have distinct corporate family ratings and/or distinct issuer credit ratings. The Borrower will be deemed to have no “Affiliates.”
“Agent” means the Administrative Agent, the Collateral Agent or the Collateral Administrator, as the context requires.
“Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Adjusted Principal Balances of all Collateral Loans in the Collateral (including each potential Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled) on such date, after giving effect to all Collateral Loans added to and removed from the Collateral on such date.
“Aggregate Class 1 Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 1 Loans as of such date of determination.
“Aggregate Class 1A Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 1A Loans as of such date of determination.
“Aggregate Class 2 Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 2 Loans as of such date of determination.

“Aggregate Class 3 Net Collateral Balance” means, as of any date of determination, an amount equal to the portion of the Aggregate Net Collateral Balance allocable to Class 3 Loans as of such date of determination.
“Aggregate Net Collateral Balance” means, as of any date of determination, the Aggregate Adjusted Collateral Balance minus the Excess Concentration Amount, in each case, as of such date of determination.
“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.
“Agreement” means this Revolving Credit and Security Agreement.
“Applicable Law” means, for any Person, any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.
“Applicable Margin” has the meaning assigned to such term in the Lender Fee Letter.
“Appraisal” means an appraisal of a Collateral Loan that is conducted by an Approved Appraisal Firm, which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an appraisal previously performed by such Approved Appraisal Firm or another Approved Appraisal Firm.
“Approval Request” has the meaning specified in Section 2.02 hereof.
“Approved Appraisal Firm” means Lincoln International LLC (f/k/a Lincoln Partners LLC), Valuation Research Corporation, Alvarez & Marsal, Duff & Phelps, Houlihan Lokey, Murray Devine, FTI Consulting and any appraisal or valuation firm providing such service to OFS; provided that any independent appraisal firm or independent financial advisor recognized as being experienced in conducting valuations of secured loans may be added as an “Approved Appraisal Firm” with the consent of the Administrative Agent (such consent not the be unreasonably withheld, delayed or conditioned).
“Approved List” has the meaning specified in Section 2.02 hereof.
“Asset Information” means, with respect to any Obligor, in each case to the extent available to the Borrower and subject to any confidentiality obligations or any redactions required by the Servicer’s internal policies and procedures (it being understood that to the extent any of the information described in any of the following is contained in the Servicer’s internal credit memo described in clause (d) below, such information need not be separately represented by any document or file and, for all purposes of this Agreement, will be deemed delivered upon delivery of such internal credit memo): (a) the legal name of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, (c) the audited financial statements for the two prior fiscal years of such Obligor (or such shorter period of time for which such audited financial statements have been prepared and are available) or, in lieu of audited financial statements for any such period, a quality of earnings report for such period prepared by a nationally or regionally recognized accounting or financial advisory firm, (d) the Servicer’s internal credit memo with respect to such Obligor and the related Collateral Loan, (e) the informational memorandum, offering memorandum or similar document, if any, issued by the bookrunner or the administrative agent for such Obligor and relating to such Collateral Loan, (f) a company forecast of such Obligor including plans related to capital expenditures, (g) the business model, company strategy and names of known peers of such Obligor, (h) the shareholding pattern and details of the management team of such Obligor, (i) details of any banking facilities and the debt maturity schedule of such Obligor, (j) [reserved] and (k) a copy of the related credit agreement (which may be a draft) specifying the terms and governing the repayment of such Collateral Loan; provided, that, in each case, to the extent any of the above information is unavailable, the Servicer shall notify the Administrative Agent of such missing information, and the Administrative Agent may, in its sole discretion, provide a waiver with respect to such information.
“Asset List” has the meaning specified in Section 2.02(a) hereof.
“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.
“AUP Report Date” has the meaning assigned to such term in Section 8.09 hereof.
“Average Life” means, on any date of determination with respect to any Collateral Loan, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive scheduled distribution of principal of such Collateral Loan and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Collateral Loan.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union (as amended or re-enacted) establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. For the purposes of this definition, a reference to “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation.
“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, United States Code §§101 et seq., or foreign bankruptcy, insolvency, receivership or similar law from time to time in effect and affecting the rights of creditors generally.
“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.50%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed. If the calculation of the Base Rate results in a Base Rate of less than zero (0), the Base Rate shall be deemed to be zero (0) for all purposes hereunder.
“BNP” has the meaning assigned to such term in the introduction to this Agreement.
“Borrower” has the meaning assigned to such term in the introduction to this Agreement.
“Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) an amount equal to the product of (x) the Weighted Average Advance Rate (excluding any Sale Settlement Pending Collateral from the calculation of the Weighted Average Advance Rate) as of such date, (y) the Aggregate Net Collateral Balance as of such date (excluding any Sale Settlement Pending Collateral from the calculation of the Aggregate Net Collateral Balance) and (z) the

Portfolio Advance Rate Adjustment and (iii) the aggregate sale price (expressed in Dollars) of the Sale Settlement Pending Collateral.
“Borrowing Base Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit B, as such form of Borrowing Base Calculation Statement may be modified as mutually agreed by the Administrative Agent and the Borrower from time to time.
“Borrowing Date” means the date of an Advance.
“Broadly Syndicated Loan” means a Collateral Loan that (a) is a syndicated commercial loan and (b) has a tranche size of not less than $200,000,000 (without consideration of reductions thereon from scheduled amortization payments).
“Business Day” means any day of the year except: (a) a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; and (b) if such day relates to any interest rate setting as to an Advance determined by reference to LIBOR, any day on which banks are not open for dealings in Dollars in the London interbank market.
“Cash” means Dollars immediately available on the day in question.
“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.
“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” hereunder regardless of the date of effectiveness.
“Change of Control” means an event or series of events by which (A) the Equityholder or its Affiliates, collectively, (i) ceases to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Borrower or to direct the management policies and decisions of the Borrower or (ii) ceases, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Borrower or (B) OFS or its Affiliates ceases to be the investment advisor of the Equityholder.
“Class” means the Class 1 Advances, Class 1A Advances, Class 2 Advances or the Class 3 Advances, as the context requires.
“Class 1” means, at any time, all Class 1 Loans at such time.
“Class 1 Advance” means each Advance allocated to Class 1 pursuant to, and in accordance with, this Agreement.

“Class 1 Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class 1 Advance Rate (excluding any Sale Settlement Pending Collateral from the calculation of the Weighted Average Class 1 Advance Rate) as of such date, (y) the Aggregate Class 1 Net Collateral Balance as of such date and (z) the Portfolio Advance Rate Adjustment as of such date, and (iii) the aggregate sale price on any Sale Settlement Pending Collateral for the Class 1 Loans.
“Class 1 Loan” means any Collateral Loan that (1) as of the Trade Date of such Collateral Loan, has a tranche size of not less than $250,000,000 or such lesser tranche size as otherwise agreed by the Administrative Agent in its sole discretion at the time such Collateral Loan is added to the Approved List, (2) other than with respect to clause (b) thereof, satisfies the definition of Broadly Syndicated Loan, and (3) is rated (or no later than the settlement date of such Collateral Loan, will be rated) by S&P or Moody’s (or the related Obligor is rated by S&P or Moody’s).
“Class 1 Minimum OC Coverage Test” means a test that shall be satisfied if the Class 1 OC Ratio is equal to or greater than 100%.
“Class 1 OC Ratio” means, as of any Business Day, (a) the Class 1 Borrowing Base, divided by (b) the sum of (x) the aggregate outstanding principal balance of the Class 1 Advances and (y) the aggregate purchase price of all Class 1 Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.
“Class 1A” means, at any time, all Class 1A Loans at such time.
“Class 1A Advance” means each Advance allocated to Class 1A pursuant to, and in accordance with, this Agreement.
“Class 1A Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class 1A Advance Rate as of such date (excluding any Sale Settlement Pending Collateral from the calculation of the Weighted Average Class 1A Advance Rate), (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Class 1A Net Collateral Balance as of such date, and (iii) the aggregate sale price of any Sale Settlement Pending Collateral for the Class 1A Loans.
“Class 1A Loan” means a Collateral Loan that (a) as of the Trade Date of such Collateral Loan, has a tranche size of not less than $200,000,000 or such lesser tranche size as otherwise agreed by the Administrative Agent in its sole discretion at the time such Collateral Loan is added to the Approved List, (b) other than with respect to clause (b) thereof, satisfies the definition of Broadly Syndicated Loan, and (c) is not a Class 1 Loan.
“Class 1A Minimum OC Coverage Test” means a test that shall be satisfied if the Class 1 OC Ratio is equal to or greater than 100%.
“Class 1A OC Ratio” means, as of any Business Day, (a) the Class 1A Borrowing Base, divided by (b) the sum of (x) the aggregate outstanding principal balance of the Class 1A Advances and (y) the aggregate purchase price of all Class 1A Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.
“Class 2” means, at any time, all Class 2 Loans at such time.

“Class 2 Advance” means each Advance allocated to Class 2 pursuant to, and in accordance with, this Agreement.
“Class 2 Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class 2 Advance Rate (excluding any Sale Settlement Pending Collateral from the calculation of the Weighted Average Class 2 Advance Rate) as of such date, (y) the Aggregate Class 2 Net Collateral Balance as of such date and (z) the Portfolio Advance Rate Adjustment as of such date, and (iii) the aggregate sale price of any Sale Settlement Pending Collateral for the Class 2 Loans.
“Class 2 Loan” means a Collateral Loan (a) that is not a Broadly Syndicated Loan, and (b) as of the settlement date of such Collateral Loan, the Obligor of which has an EBITDA of not less than $20,000,000 as calculated in accordance with the Related Documents.
“Class 2 Minimum OC Coverage Test” means a test that shall be satisfied if the Class 2 OC Ratio is equal to or greater than 100%.
“Class 2 OC Ratio” means, as of any Business Day, (a) the Class 2 Borrowing Base, divided by (b) the sum of (x) the aggregate outstanding principal balance of the Class 2 Advances and (y) the aggregate purchase price of all Class 2 Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.
“Class 3” means, at any time, all Class 3 Loans at such time.
“Class 3 Advance” means each Advance allocated to Class 3 pursuant to, and in accordance with, this Agreement.
“Class 3 Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Class 3 Advance Rate (excluding any Sale Settlement Pending Collateral from the calculation of the Weighted Average Class 3 Advance Rate) as of such date, (y) the Aggregate Class 3 Net Collateral Balance as of such date and (z) the Portfolio Advance Rate Adjustment as of such date, and (iii) the aggregate sale price on any Sale Settlement Pending Collateral for the Class 3 Loans.
“Class 3 Loan” means a Collateral Loan (a) that is not a Broadly Syndicated Loan, and (b) as of the settlement date of such Collateral Loan, the Obligor of which has an EBITDA of less than $20,000,000 as calculated in accordance with the Related Documents.
“Class 3 Minimum OC Coverage Test” means a test that shall be satisfied if the Class 3 OC Ratio is equal to or greater than 100%.
“Class 3 OC Ratio” means, as of any Business Day, (a) the Class 3 Borrowing Base, divided by (b) the sum of (x) the aggregate outstanding principal balance of the Class 3 Advances and (y) the aggregate purchase price of all Class 3 Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.
“Class Minimum OC Coverage Test” means the Class 1 Minimum OC Coverage Test, the Class 1A Minimum OC Coverage Test, the Class 2 Minimum OC Coverage Test or the Class 3 Minimum OC Coverage Test, as applicable.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Clearing Corporation” means each entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.
“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.
“Closing Date” means June 20, 2019.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning assigned to such term in Section 7.01(a).
“Collateral Account” has the meaning assigned to such term in Section 8.02(a)(i).
“Collateral Administrator” has the meaning assigned to such term in the introduction to this Agreement.
“Collateral Administrator and Collateral Agent Fee Letter” means the fee letter between the Collateral Agent, the Collateral Administrator and the Borrower setting forth the fees and other amounts payable by the Borrower to the Collateral Agent and the Collateral Administrator under the Facility Documents, in connection with the transactions contemplated by this Agreement.
“Collateral Agent” has the meaning assigned to such term in the introduction to this Agreement.
“Collateral Interest Amount” means, as of any date of determination, without duplication, the sum of (a) the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Collateral Loans and Ineligible Collateral Loans) and (b) the aggregate amount of Interest Proceeds that the Servicer has determined, in accordance with the Servicing Standard, are likely to be received from Defaulted Collateral Loans and Ineligible Collateral Loans, in each case, during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs.
“Collateral Loan” means a loan, debt obligation, debt security or participation therein acquired by the Borrower.
“Collateral Loan Buy Confirmation” means with respect to any Collateral Loan, documentation evidencing, in reasonable detail, the Borrower’s acquisition of such Collateral Loan, and which shall identify at least the obligor, price and the Principal Balance of such Collateral Loan.
“Collection Account” has the meaning assigned to such term in Section 8.02(a)(ii) and includes the Principal Collection Subaccount and the Interest Collection Subaccount.
“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all Interest and fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full, and the Borrower shall have no further right to request any additional Advances.
“Collection Period” means, with respect to any Payment Date, the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Collection Period Start Date following the date of such Advance and each successive quarterly period from and including a Collection Period Start Date to but excluding the immediately succeeding Collection Period Start Date or, in the case of the Collection Period immediately preceding the Final Maturity Date or the Collection Period immediately preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.
“Collection Period Start Date” means the first calendar day of March, June, September and December of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in December 2019.
“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Loan constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans, but excluding (a) any amounts received by the Borrower from or on behalf of an Obligor in respect of such Collateral Loan following the sale of such Collateral Loan by the Borrower that the Borrower is required to pay to the purchaser of such Collateral Loan, so long as such amounts are not included in the net proceeds reported to be received by the Borrower from such sale, and (b) any amounts in respect of indemnities received by the Borrower but owing to parties other than the Borrower in accordance with the Related Documents for any Collateral Loan.
“Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation:
(a)not less than 80.00% of the Aggregate Adjusted Collateral Balance may consist of First Lien Loans;
(b)not more than 20.00% of the Aggregate Adjusted Collateral Balance may consist of First Lien Last Out Loans or Second Lien Loans;
(c)not more than 15.00% of the Aggregate Adjusted Collateral Balance may consist of Second Lien Loans;
(d)not more than 20.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans, the Obligors of which individually have EBITDA of less than $7,500,000;
(e)not less than 90.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans denominated in Dollars;
(f)not less than 90.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans, the Obligors of which have a principal place of business in or are organized or incorporated in the United States;

(g)not more than 10.00% of the Aggregate Adjusted Collateral Balance may consist of Revolving Collateral Loans or Delayed Drawdown Collateral Loans;
(h)not more than 5.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued by any Obligor and its Affiliates, except that Collateral Loans that are issued by the three largest Obligors and their respective Affiliates may consist of up to 12.00%, 10.00% and 7.00% of the Maximum Portfolio Amount, respectively;
(i)not more than 10.00% of the Maximum Portfolio Amount may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single Moody’s Industry Classification, except that up to 15.00% may consist of Collateral Loans with Obligors and their Affiliates in the two largest Moody’s Industry Classifications; and
(j)not more than 5.00% of the Aggregate Adjusted Collateral Balance may consist of Fixed Rate Loans.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Control” means the direct or indirect possession of the power to vote 50% or more of the voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.
“Cov-Lite Loan” means a Collateral Loan that does not contain any financial maintenance covenants; provided that any such Collateral Loan that either (i) contains a cross-default provision to, or (ii) is pari passu with, another loan of the Obligor that requires the Obligor to comply with a maintenance covenant will be deemed not to be a Cov-Lite Loan.
“Coverage Test” means each of (a) the Minimum OC Coverage Test and (b) the Interest Coverage Ratio Test.
“Covered Account” means each of the Collection Account (including the Interest Collection Subaccount and Principal Collection Subaccount therein), the Payment Account, the Collateral Account, the Revolving Reserve Account and any other account established by the Borrower at the Securities Intermediary with the consent of the Administrative Agent and subject to the Lien of the Collateral Agent.
“Custodian” means Citibank, and any successor thereto under the Custodian Agreement.
“Custodian Agreement” means that certain Custodial and Loan Administration Agreement, dated as of the Closing Date, among the Custodian, the Borrower and the Collateral Administrator.
“Data File” has the meaning assigned to such term in Section 8.07(a).

“Debt Service Coverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, the meaning of “Debt Service Coverage Ratio,” “Pro Forma Debt Service Coverage Ratio” or any comparable term in the Related Documents for such Collateral Loan, and in any case that “Debt Service Coverage Ratio,” “Pro Forma Debt Service Coverage Ratio” or such comparable term is not defined in such Related Documents, the ratio, for such Collateral Loan, of (a) EBITDA of the related Obligor for the Relevant Test Period to (b) total debt service for borrowed money (including, for the avoidance of doubt, all required principal and interest payments) for the Relevant Test Period, in each case, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the applicable Related Documents.
“Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Defaulted Collateral Loan” means any Collateral Loan as to which at any time:
(a)a default as to all or any portion of one or more payments of principal and/or interest has occurred after the earlier of (i) any grace period applicable thereto and (ii) five (5) Business Days, in each case, past the applicable due date;
(b)a default (other than a default described in clause (a) of this definition) has occurred under the applicable Related Documents and for which the Borrower (or the agent or required lenders pursuant to the applicable Related Documents, as applicable) has elected to exercise any of its rights or remedies under the applicable Related Documents (including acceleration or foreclosing on collateral, but excluding any imposition of default interest);
(c)any portion of principal and/or interest (other than default interest) payable thereunder has been waived or forgiven by the holders of such obligation; or
(d)a Revaluation Event under clause (c) of the definition thereof has occurred.
“Defaulting Lender” means, at any time, any Lender that (a) has failed for three (3) or more Business Days after a Borrowing Date to fund its portion of an Advance required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgment or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) shall be conclusive and binding absent manifest error.
“Delayed Drawdown Collateral Loan” means a Collateral Loan that (a) requires the Borrower to make one or more future advances to the Obligor under the applicable Related Documents, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Loan will be a Delayed Drawdown Collateral Loan only to the extent of undrawn commitments and solely until all commitments by the Borrower to make advances on such Collateral Loan to the Obligor under the Related Documents expire or are terminated or are reduced to zero.
“Deliver” or “Delivered” or “Delivery” means the taking of the following steps:
(a)in the case of each Instrument, causing the Securities Intermediary to maintain continuous possession of such Instrument;
(b)subject to clause (i) below, in the case of each Certificated Security (other than a Clearing Corporation Security):
(i)causing the delivery of such Certificated Security to the Securities Intermediary by registering the same in the name of the Securities Intermediary or its nominee or by endorsing the same to the Securities Intermediary in blank;
(ii)causing the Securities Intermediary to credit such Certificated Security to and continuously maintain such Certificated Security in (x) a Covered Account or (y) another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account; or
(iii)causing such Certificated Security to be in the possession of the Collateral Agent and (x) registered in the name of the Collateral Agent (or its nominee) or (y) endorsed to the Collateral Agent or in blank;
(c)subject to clause (i) below, in the case of each Uncertificated Security (other than a Clearing Corporation Security):
(i)causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Securities Intermediary (or its nominee) under an arrangement where the Securities Intermediary (or its nominee) has credited the same to and continuously maintains the same in (x) a Covered Account or (y) another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account;

in the case of each Clearing Corporation Security:
(ii)causing the relevant Clearing Corporation to credit such Clearing Corporation Security to and continuously maintain such Clearing Corporation Security in (x) a Covered Account or (y) another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account; or
(iii)causing the Securities Intermediary to continuously indicate on its books and records that such Clearing Corporation Security is credited to the applicable Covered Account;
(d)in the case of each security issued or guaranteed by the United States of America or an agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security a “Government Security”):
(i)causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Securities Intermediary at such FRB; and
(ii)causing the Securities Intermediary to continuously indicate on its books and records that such Government Security is credited to the applicable Covered Account;
(e)in the case of each Security Entitlement not governed by clauses (a) through (e) above:
(i)causing (x) the underlying Financial Asset to be credited to and continuously maintained in the appropriate Covered Account or another securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account, (y) the Securities Intermediary to receive a Financial Asset from a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) or to acquire the underlying Financial Asset from a securities intermediary, and in either case, accepting it for credit to and continuously maintaining it in the appropriate Covered Account or other securities account for which the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account; or (z) a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to Securities Intermediary’s securities account and causing Securities Intermediary to make entries on its books and records that such Security Entitlement is credited to one of the Covered Accounts, which shall at all times be securities accounts; and
(ii)causing the Securities Intermediary to continuously indicate on its books and records that such Security Entitlement (or all rights and property of the Securities Intermediary representing such Security Entitlement) is credited to the applicable Covered Account;
(f)in the case of Cash or Money:
(i)causing such Cash or Money to be credited to a deposit account or securities account as to which the bank or securities intermediary (as defined in Section 8-102(a)(14) of the UCC)maintaining such deposit account or securities account, as applicable, (i) has agreed pursuant to a control agreement in form and substance acceptable to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such deposit account or securities account or (ii) has arranged for the establishment of such deposit account or securities account in the name of the Securities Intermediary and the Securities Intermediary has credited to and continuously maintains its rights in respect of such deposit account or securities account (the “Underlying Accounts”) in a securities account under an arrangement where the Securities Intermediary has agreed in a control agreement in form and substance reasonably satisfactory to the Collateral Agent that the Collateral Agent has Control (as defined in the UCC) over such securities account;
(g)with respect to such of the Collateral as constitutes an account or a general intangible or is not otherwise described in the foregoing clauses (a) through (g), causing to be filed with the Secretary of State of the State of Delaware a properly completed UCC financing statement that names the Borrower as debtor and the Collateral Agent as secured party and that describes such Collateral (which financing statement may have been previously filed) or any equivalent filing in the jurisdiction required for perfection by filing under the UCC (or the Uniform Commercial Code as in effect in any applicable jurisdiction); or
(h)in the case of any certificated security or uncertificated security either physically located outside of the United States or issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law or as shall be reasonably requested by the Administrative Agent under applicable law to accord the Administrative Agent rights substantially equivalent to those accorded to a secured party under the UCC that has possession or Control (as defined in the UCC) of such certificated security or uncertificated security.
In addition, the Servicer on behalf of the Borrower will obtain any and all consents required by the Related Documents relating to any Instruments, accounts or general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).
“Determination Date” means the last day of each Collection Period.
“Disqualified Lenders” means (i) such Persons that have been mutually agreed between the Servicer and the Administrative Agent on or prior to the Closing Date as constituting “Disqualified Lenders”, (ii) those Persons who are competitors of the Servicer, the Equityholder and/or the Borrower that are mutually agreed between the Servicer and the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any Affiliates of such Persons that are either (a) identified in writing by the Borrower from time to time or (b) readily identifiable on the basis of such Affiliate’s name; provided that no permitted supplement or modification to the list of Disqualified Lenders will apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in accordance with Section 13.06.
“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 7 hereto, as such Diversity Scores shall be updated at the option of the Administrative Agent in its sole discretion if Moody’s publishes revised criteria.
“Dollars” and “$” mean lawful money of the United States of America.
“Due Date” means each date on which any payment is due on a Collateral Loan in accordance with its terms.

“EBITDA” means, with respect to the Obligor of any Collateral Loan for any Relevant Test Period, the meaning of the term “Adjusted EBITDA,” the term “EBITDA” or any comparable definition in the Related Documents for such period and Collateral Loan (or, in the case of a Collateral Loan for which the Related Documents have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Collateral Loan) as determined in the good faith discretion of the Servicer, and, in any case that the term “Adjusted EBITDA,” the term “EBITDA” or such comparable definition is not defined in such Related Documents, an amount, for the principal Obligor thereunder and any of its parents or subsidiaries that are obligated as guarantor pursuant to the Related Documents for such Collateral Loan (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Servicer in case of any acquisitions)) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation and amortization for such period, other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, any other customary add-backs for similarly situated obligors the Servicer deems to be appropriate and any other item the Servicer and the Administrative Agent mutually deem to be appropriate.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any body that has authority to exercise any Write-down and Conversion Powers.
“Eligible Collateral Loan” means, as of any date of determination, a Collateral Loan that meets each of the following criteria:
(a)it is (i) a First Lien Loan, (ii) a Second Lien Loan or (iii) a First Lien Last Out Loan;
(b)if such Collateral Loan is a Class 1 Loan, the long-term obligation rating assigned by Moody’s at origination to such Collateral Loan not less than “Caa1” and the long-term issue credit rating assigned by S&P at origination to such Collateral Loan is not less than “CCC+”;
(c)if such Collateral Loan is a Class 2 Loan or a Class 3 Loan, it is not a Cov-Lite Loan;
(d)the Obligor of such Collateral Loan has a minimum EBITDA of $5,000,000 at origination;
(e)it was acquired by the Borrower for a price of not less than 90% of its Principal Balance;
(f)it is denominated in a Permitted Currency and does not permit the currency or country in which such Collateral Loan is payable to be changed except to another Permitted Currency;
(g)the relevant Obligor’s main place of business and/or incorporation and/or headquarters are in an Eligible Country;

(h)the Related Documents for such Collateral Loan are governed by the laws of the United States or Canada;
(i)it does not constitute Margin Stock and is not by its terms convertible into or exchangeable for an equity security at the option of either the Borrower thereof or the holder, and it does not have attached warrants to purchase equity securities;
(j)it is not a Defaulted Collateral Loan at the time of acquisition by the Borrower;
(k)it is not a credit linked note or a single purpose real estate loan;
(l)it has an original term to maturity of not more than eight (8.0) years;
(m)it has been approved by the Administrative Agent in its sole discretion in accordance with Section 2.02;
(n)the Related Documents for such Collateral Loan permit the pledge to the Collateral Agent by the Borrower;
(o)the Related Documents for such Collateral Loan provide for payments that do not, at the time the obligation is acquired, subject to the Borrower to withholding tax or other similar taxes, unless the related Obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Borrower (after payment of all taxes, whether imposed on such Obligor or the Borrower) will equal the full amount that the Borrower would have received had no such taxes been imposed;
(p)it is capable of being sold, assigned or participated to the Borrower, together with any associated security, without any breach of applicable selling restrictions, any contractual provisions or any legal or regulatory requirements and the Borrower does not require any authorizations, consents, approvals or filings (other than such as have been obtained or effected) as a result of or in connection with any such sale, assignment or participation under any Applicable Law;
(q)it is not subject to a tender offer from the related Obligor other than (A) a Permitted Offer or (B) an exchange offer in which a security is exchanged for a security that would otherwise qualify for purchase herein;
(r)it is not a Structured Finance Obligation, a Zero Coupon Obligation or a Synthetic Security;
(s)it is not a corporate rescue loan, PIK Loan, unsecured senior loan or Mezzanine Obligation;
(t)it is not a project, shipping/aircraft or infrastructure/construction financings;
(u)the Obligor of such Collateral Loan is not a Governmental Authority (other than Eligible Investments);
(v)the Obligor of such Collateral Loan is not a commodity trader and producer, an oil field services company or other entity highly exposed to commodity price/volume risk;

(w)the Obligor of such Collateral Loan is not operating, domiciled or conducting business in a country subject to Sanctions;
(x)it is not a lease; and
(y)it will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;
provided that the Administrative Agent may agree in writing to specifically waive any criteria set forth in clauses (a) through (v) with respect to any single Collateral Loan (it being understood that the Administrative Agent is not required to provide any such waiver under any circumstances), and upon such waiver, such waived criteria will not constitute a requirement for such Collateral Loan to qualify as an “Eligible Collateral Loan”.
“Eligible Country” means (a) the United States, (b) the Netherlands and (c) OECD countries with a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P.
“Eligible Investments” means any Dollar investment that, at the time it is Delivered, is Cash or one or more of the following obligations or securities:
(a)direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;
(b)demand or time deposits in, certificates of deposit of, bank deposit products, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by S&P and “P-1” by Moody’s;
(c)commercial paper that (i) is payable in Dollars and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; and
(d)units of money market funds having a rating of the Highest Required Investment Category from each of S&P and Moody’s (or, if such money market fund is only rated by one of Moody’s or S&P, the Highest Required Investment Category from such rating agency).
No Eligible Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Custodian or any of their respective Affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Eligible Investment at the time of acquisition) or acts as offeror of; provided that, notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an officer’s certificate of the Borrower or the Servicer to the Administrative Agent, the Collateral Administrator and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Eligible

Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent and Custodian shall have no obligation to determine or oversee compliance with the foregoing.
“Equity Security” means any stock or similar security, certificate of interest or participation in any profit sharing agreement, reorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right.
“Equityholder” has the meaning given to such term in the recitals.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan under Section 4042 of ERISA, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan, in each case that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Code Section 414(b) or (c) or, for purposes of ERISA, Code Section 302 or Code Section 412, Code Section 414(m) or (o), with the Borrower.
“Establishment” means an “establishment” for the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
“EU Bail-In Legislation Schedule” means the document described as the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Due Diligence Requirements” means the due diligence and verification requirements applicable to EU Institutional Investors under Article 5 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder) in respect of securitization positions, other than paragraph 1(e) thereof.
“EU Institutional Investor” has the meaning given to “institutional investor” under the Securitisation Regulation.
“EU Risk Retention Requirement” means Article 6 of the Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder, together with Chapters I, II and III and Article 22 of Delegated Regulation (EU) No 625/2014 where such provisions are applicable pursuant to the transitional provisions in Article 43(7) of the Securitisation Regulation).
“Euros” or “€” means the lawful currency of the EEA Member Countries that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time.
“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.
“Excess Concentration Amount” means, as of any date of determination on which any one or more of the Concentration Limitations are exceeded, an amount (calculated by the Servicer and without duplication) equal to the aggregate principal amount by which each such Concentration Limitations is exceeded.
“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Interest Collection Subaccount representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 9.01(a)(i)(A), (B), (C) and (D), on the next Payment Date, any prepayment date or the Final Maturity Date, as applicable, in each case, as determined by the Borrower in good faith and in a commercially reasonable manner.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Collateral Loan included as part of the Collateral, which amount is attributable to the payment of any Taxes, fees or other charges imposed by any Governmental Authority on such Collateral Loan or on any underlying asset securing such Collateral Loan and (b) any amount received in the Collection Account (or other applicable account) representing (i) any amount representing a reimbursement of insurance premiums and (ii) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Loans which are held in an escrow account for the benefit of the Obligor and the applicable secured party pursuant to escrow arrangements under a Related Document, to the extent such amount is attributable to a time after the effective date of such replacement or sale, in each case of clauses (a) and (b) to the extent paid on behalf of the Borrower from equity contributions.
“Excluded Principal Distributions” means Permitted Distributions of Principal Proceeds designated as “Excluded Principal Distributions” by mutual agreement of the Servicer and Administrative Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (a) Taxes imposed on or measured by a Secured Party’s net income (however denominated), franchise Taxes imposed on a Secured Party, and branch profits Taxes imposed on a Secured Party, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 13.03(g), and (d) U.S. federal withholding Taxes imposed under FATCA.
“Exercise Notice” has the meaning assigned to such term in Section 7.04.
“Expedited Notice of Borrowing” has the meaning assigned to such term in Section 2.03(d).
“Extension Request” means a written request by the Borrower substantially in the form of Exhibit G to extend the Facility Termination Date for an additional period of not greater than one year.
“Facility Amount” means (a) on or prior to the Facility Termination Date, an amount equal to the Maximum Facility Amount (as such amount may be reduced from time to time pursuant to Section 2.07) and (b) following the Facility Termination Date, the outstanding principal balance of all of the Advances.
“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Collateral Administrator and the Collateral Agent Fee Letter, the Custodian Agreement, the Lender Fee Letter, the Loan Sale Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Collateral Agent’s security interest in the Collateral.
“Facility Reduction Fee” has the meaning assigned to such term in the Lender Fee Letter.
“Facility Termination Date” means the last day of the Reinvestment Period (as and to the extent extended in accordance with Section 2.16).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Agents in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.
“Fee Basis Amount” means, for any Payment Date, an amount equal to the Aggregate Principal Balance.
“Final Maturity Date” means the earlier to occur of (i) the Business Day that is 24 months after the Facility Termination Date and (ii) the date on which the Obligations are accelerated and the Individual Lender Maximum Funding Amounts are terminated pursuant to Section 6.01.
“Final Order” means an order, judgment, decree or ruling the operation or effect of which has not been stayed, reversed or amended and as to which order, judgment, decree or ruling (or any revision, modification or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.
“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.
“First Lien Last Out Loan” means a Collateral Loan that would be a First Lien Loan but for the fact that at any time prior to and/or after an event of default under the Related Documents, such Collateral Loan will be paid after one or more tranches of First Lien Loans issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Related Documents, an agreement among lenders or other applicable agreement; provided that if the First Out Leverage of such Collateral Loan (1) does not represent more than 0.25x of leverage of the Obligor thereof, as determined by the Servicer in accordance with the Servicing Standard, such Collateral Loan constitutes a First Lien Loan rather than a First Lien Last Out Loan; and (2) represents between 0.25x and 0.50x of leverage of the Obligor thereof, as determined by the Servicer in accordance with the Servicing Standard, the Administrative Agent will determine in its sole discretion whether such Collateral Loan will constitute a First Lien Loan or a First Lien Last Out Loan.
“First Lien Loan” means any Collateral Loan (for purposes of this definition, a “loan”) that meets the following criteria:
(a)is not (and is not expressly permitted by its terms to become) subordinate to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement or indenture);

(b)is secured by a pledge of collateral, which security interest is (i) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Collateral Loans, and liens accorded priority by law in favor of any Governmental Authority) or (ii)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets, a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Collateral Loans) in all other collateral under Applicable Law;

(c)the Servicer determines in good faith that the value of the collateral for such Collateral Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Collateral Loan plus the aggregate outstanding balances of all other Collateral Loans of equal or higher seniority secured by a first priority Lien over the same collateral; and
(d)for which the Obligor of such loan and its Affiliates has been designated on the date such Collateral Loan was acquired by the Borrower as a “First Lien Loan” by the Administrative Agent.
“First Lien Loan Senior Leverage Cap” means, with respect to any Collateral Loan, if such Collateral Loan is (a) a Class 1 Loan, a Senior Net Leverage Ratio of 6.50:1.00, (b) a Class 1A Loan, a Senior Net Leverage Ratio of 6.00:1.00, (c) a Class 2 Loan, a Senior Net Leverage Ratio of 6.00:1.00, or (d) a Class 3 Loan, a Senior Net Leverage Ratio of 5.50:1.00.

“First Lien Loan Senior Leverage Cap Factor” means, with respect to any First Lien Loan, a percentage equal to (A)(1) the lesser of (x) the antecedent of the Senior Net Leverage Ratio of such Collateral Loan and (y) the antecedent of the First Lien Loan Senior Leverage Cap applicable to such Collateral Loan minus (2) the antecedent of the First Lien Loan Senior Leverage Cut-Off applicable to such Collateral Loan divided by (B) the antecedent of the Senior Net Leverage Ratio of such Collateral Loan.

“First Lien Loan Senior Leverage Cut-Off” means, with respect to any Collateral Loan, if such Collateral Loan is (a) a Class 1 Loan, a Senior Net Leverage Ratio of 5.50:1.00, (b) a Class 1A Loan, a Senior Net Leverage Ratio of 5.25:1.00, (c) a Class 2 Loan, a Senior Net Leverage Ratio of 5.00:1.00, or (d) a Class 3 Loan, a Senior Net Leverage Ratio of 4.50:1.00.

“First Lien Loan Senior Leverage Cut-Off Factor” means, with respect to any First Lien Loan, a percentage equal to (A) the antecedent of the First Lien Loan Senior Leverage Cut-Off applicable to such Collateral Loan divided by (B) the antecedent of the Senior Net Leverage Ratio of such Collateral Loan.
“First Out Excess Factor” means, with respect to any First Lien Last Out Loan, a percentage equal to (i) the product of (A) 1.50 and (B) the amount calculated pursuant to clause (y) of the definition of “First Out Leverage,” divided by (ii) the amount calculated pursuant to clause (x) of the definition of “First Out Leverage.”
“First Out Leverage” means the ratio of (x) the sum of first out indebtedness and indebtedness under a Working Capital Revolver that is secured by a Permitted Working Capital Lien to (y) EBITDA.
“Fixed Rate Loan” means any Collateral Loan that bears a fixed rate of interest.
“Floating Rate Loan” means any Collateral Loan that bears a floating rate of interest.
“Floor Loan” means, as of any date:
(a)a Floating Rate Loan (i) for which the Related Documents provide for a Libor option and that such Libor is calculated as the greater of a specified “floor” rate per annum and the London interbank offered rate for the applicable interest period and (ii) that, as of such date, bears interest based on such Libor option, but only if as of such date the London interbank offered rate for the applicable interest period is less than such floor rate; and
(b)a Floating Rate Loan (i) for which the Related Documents provide for a base or prime rate option and such base or prime rate is calculated as the greater of a specified “floor” rate per annum and the base or prime rate for the applicable interest period and (ii) that, as of such date, bears interest based on such base or prime rate option, but only if as of such date the base or prime rate for the applicable interest period is less than such floor rate.
“Foreign Lender” means a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“FRB” has the meaning specified in the definition of Deliver.
“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Individual Lender Maximum Funding Amounts or change the Final Maturity Date (other than an increase of the Individual Lender Maximum Funding Amount of a particular Lender or the addition of a new Lender agreed to by the relevant Lender), (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which Interest is payable thereon or any fee is payable hereunder (other than in connection with the appointment of a LIBOR Successor Rate), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 9.01 or Section 13.01(b), (g) modify the definition of the terms “Majority Lenders,” “Required Lenders,” “Maximum Available Amount,” “Advance Rate,” “Borrowing Base,” “Minimum OC Coverage Test,” “Interest Coverage Ratio Test,” “Collateral Loan,” “Eligible Collateral Loan,” “Eligible Country,” “Minimum Equity Amount,” “Class 1 Borrowing Base,” “Class 1A Borrowing Base,” “Class 2 Borrowing Base,” “Class 3 Borrowing Base,” “Class 1 Minimum OC Coverage Test,” “Class 1A Minimum OC Coverage Test,” “Class 2 Minimum OC Coverage Test,” “Class 3 Minimum OC Coverage Test,” “Class 1 Loan,” “Class 1A Loan,” “Class 2 Loan” or “Class 3 Loan,”; (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (i) extend the Reinvestment Period.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States.
“Government Security” has the meaning specified in the definition of Deliver.
“Governmental Authority” means, with respect to any Person, any nation or government, any supranational, state or other political or subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator, in each case, having jurisdiction or authority over such Person.
“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.
“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months and (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments.
“Indebtedness” means, with respect to any Person, as of any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person, but limited to the lower of (x) the fair market value of such asset as determined by such Person in good faith and (y) the amount of Indebtedness secured by such Lien; and (vii) all Indebtedness of others guaranteed by such Person. Notwithstanding the foregoing, “Indebtedness” does not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (y) a commitment arising in the ordinary course of business to make a future investment or fund subsequent draws under Revolving Collateral Loans, Delayed Drawdown Collateral Loans or the unfunded portion of any existing investment or (z) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency or liquidation proceeding of the Borrower, in each case in excess of the amount sold or purportedly sold.
“Indemnified Party” has the meaning assigned to such term in Section 13.04(b).
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Accountants” has the meaning assigned to such term in Section 8.09(a).
“Independent Manager” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or any such Affiliate); (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower or (iv) any member of the immediate family of a person described in clauses (i), (ii) or (iii); provided that an independent manager may serve in similar capacities for other special purpose entities established from time to time by Affiliates of the Borrower and (B) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Individual Lender Maximum Funding Amount” means, as to each Lender, the maximum amount of Advances to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Individual Lender Maximum Funding Amount, as applicable, as such amount may be reduced from time to time pursuant to Section 2.07, increased from time to time pursuant to Section 2.19(d) in connection with a Facility Increase or increased or reduced from time to time pursuant to assignments effected in accordance with Section 13.06(a).
“Ineligible Collateral Loan” means, at any time, a Collateral Loan or any portion thereof, that fails to satisfy any criteria of the definition of Eligible Collateral Loan as of the date when such criteria are applicable; it being understood that such criteria in the definition of Eligible Collateral Loan that is specified to be applicable only as of the date of acquisition of such Collateral Loan shall not be applicable after the date of acquisition of such Collateral Loan.
“Initial Approved List” has the meaning specified in Section 2.02 hereof.
“Initial AUP Report Date” has the meaning assigned to such term in Section 8.09(a).
“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.
“Interest” means, for any day during an Interest Accrual Period with respect to the Advances made with respect to each Class, the sum of the products (for each day elapsed during such Interest Accrual Period) of:
where:
IR    =    the Interest Rate for such Class for such Interest Accrual Period;
P    =    the principal amount of the Advances made in respect of such Class outstanding on such day; and

D    =    360 days.
“Interest Accrual Period” means (a) with respect to the first Payment Date, the period from and including the Closing Date to but excluding the first day of the calendar month in which the first Payment Date occurs and (b) with respect to any subsequent Payment Date, the period from and including the first day of the calendar month in which the preceding Payment Date occurred to but excluding the first day of the calendar month in which such Payment Date occurs; provided that the final Interest Accrual Period hereunder ends on and includes the day prior to the payment in full of the Advances hereunder.
“Interest Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).
“Interest Coverage Ratio” means, on any Determination Date, the percentage equal to:
(a)(i) an amount equal to the Collateral Interest Amount at such time minus (ii) the amount payable on the Payment Date immediately following such date of determination pursuant to Sections 9.01(a)(i)(A) and (C); divided by
(b)the amount payable on the Payment Date immediately following such date of determination pursuant to Section 9.01(a)(i)(B).
“Interest Coverage Ratio Test” means a test that is satisfied at any time if the Interest Coverage Ratio is greater than or equal to 135%; provided that the Interest Coverage Ratio Test shall be deemed to be satisfied on any date prior to the initial Advance hereunder.
“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:
(a)all payments of interest and other income received in cash by the Borrower during such Collection Period on the Collateral Loans (including interest purchased with Principal Proceeds, interest and other income received in cash on Ineligible Collateral Loans and the accrued interest received in cash in connection with a sale of any such Collateral Loan during such Collection Period);
(b)all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds and all interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with amounts credited to the Revolving Reserve Account;
(c)all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds; and
(d)commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds;
provided that:
(1)    as to any Defaulted Collateral Loan (and only so long as it remains a Defaulted Collateral Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral

Loan equals the Principal Balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds; and
(2)    any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding Principal Balance of the related Collateral Loan, at the time it became a Defaulted Collateral Loan, for which such Equity Security was received in exchange.
“Interest Rate” means, for any Class for any Interest Accrual Period, an interest rate per annum equal to LIBOR (or, if at any time LIBOR cannot be determined, the Base Rate) plus the Applicable Margin.
“Interim Order” means an order, judgment, decree or ruling entered after notice and a hearing conducted in accordance with Bankruptcy Rule 4001(c) granting interim authorization, the operation or effect of which has not been stayed, reversed or amended.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.
“Lender” means each Person listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Lender Fee Letter” means that certain fee letter, dated as of the Closing Date, by and among the Lenders, the Borrower and the Servicer.
“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket outside attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever.
“LIBOR” means, for any Interest Accrual Period, the ICE Benchmark Administration Limited London interbank offered rate per annum for deposits in Dollars for a period equal to the Interest Accrual Period as displayed in the Bloomberg Financial Markets System (or such other page on that service or such other service designated by the ICE Benchmark Limited for the display of such administration’s London interbank offered rate for deposits in Dollars) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Interest Accrual Period (the “Screen Rate”); provided that LIBOR for the first Interest Accrual Period will be determined by interpolating linearly between the Screen Rate displayed for the next shorter period of time than such Interest Accrual Period and the Screen Rate displayed for the next longer period of time than such Interest Accrual Period; provided further that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Accrual Period, LIBOR shall mean the rate of interest determined by the Administrative Agent (with notice to the Collateral Agent and the Collateral Administrator) to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Accrual Period by four leading banks (selected by the Administrative Agent after consultation with the Borrower) in the London or other offshore interbank market for Dollars as of 11:00 a.m. for delivery on the first day of such Interest Accrual Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Advance; provided, if LIBOR is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBOR Successor Rate” has the meaning given to such term in Section 2.18(a).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Interest Rate, Interest Accrual Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent with the consent of the Borrower and the Servicer (such consent not to be unreasonably withheld), to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines with the consent of the Borrower and the Servicer (such consent not to be unreasonably withheld).
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction). Notwithstanding the foregoing, “Lien” does not include (i) customary restrictions on assignments or transfers thereof on customary and market based terms pursuant to the Related Documents relating to any Collateral Loan or (ii) in the case of any Equity Securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer.
“Listed Collateral Loan” means, at any time, a Collateral Loan for which three or more bids are quoted and available from a Pricing Source, subject in each case to the proviso in the definition of “Listed Value”.
“Listed Value” means, for any Listed Collateral Loan at any time, the bid price for such Collateral Loan most recently quoted by a Pricing Source; provided that, if the Servicer reasonably believes that the price quoted by any such source is based on less than three bona fide bids, then at the Servicer’s election, upon notice thereof from the Servicer to the Administrative Agent (with a copy to the Collateral Administrator), such Collateral Loan will not be considered a “Listed Collateral Loan” and the “Loan Value” of such Collateral Loan will be determined in accordance with clause (b)(ii) of the definition of Loan Value.
“Loan Class” means a Class 1 Loan, a Class 1A Loan, a Class 2 Loan or a Class 3 Loan, as applicable.
“Loan Sale Agreement” means that certain Loan Sale and Contribution Agreement, dated as of the Closing Date, by and between the Equityholder and the Borrower, as the same may be amended restated, supplemented or otherwise modified from time to time.
“Loan Type” means a First Lien Loan, a First Lien Last Out Loan or a Second Lien Loan, as applicable.

“Loan Value” means, with respect to each Collateral Loan, as of any date of determination and expressed as a percentage of the Principal Balance of such Eligible Collateral Loan, a percentage equal to:
(a)if a Revaluation Event has not occurred with respect to such Collateral Loan, the purchase price of such Collateral Loan (excluding any original issue discount of 3% or less);
(b)if a Revaluation Event has occurred with respect to such Collateral Loan and such Collateral Loan is not a Defaulted Collateral Loan:
(i)if such loan is a Listed Collateral Loan as of such date, the lesser of (x) the Listed Value of such loan as at such date and (y) the purchase price of such Collateral Loan; and
(ii)if such loan is not a Listed Collateral Loan as of such date the fair market value of such Collateral Loan as determined by the Administrative Agent in its sole discretion; and
(c)if a Revaluation Event has occurred with respect to such Collateral Loan and such Collateral Loan is a Defaulted Collateral Loan, the fair market value of such Collateral Loan as determined by the Administrative Agent in its sole discretion.
If the Loan Value of any Collateral Loan is assigned by the Administrative Agent to pursuant to clauses (b)(ii) or (c) above (an “Agent Valuation”), then the Borrower may at its own expense and within sixty (60) days from the date on which the Administrative Agent assigned the Agent Valuation (the “Dispute Period”) obtain an Appraisal (the “New Valuation”) from an Approved Appraisal Firm or a valuation firm selected by the Borrower with the consent of the Administrative Agent (such process, a “Valuation Agent Dispute”) and the Loan Value of such Collateral Loan will be such New Valuation. The Administrative Agent may, in its sole discretion, further amend the Loan Value of any such Collateral Loan on any subsequent date, subject to the valuation procedures and dispute mechanics set forth above, and such further determination shall constitute the Loan Value; provided that, if the Borrower exercises its right to obtain a New Valuation for any Collateral Loan in any Interest Accrual Period, the New Valuation of not more than two (2) such Collateral Loans obtained in such Interest Accrual Period shall constitute the Loan Value of such Collateral Loan for not less than 30 calendar days from the date of the New Valuation (provided further that the Administrative Agent may further amend the Loan Value of any such Collateral Loan prior to the expiration of such 30-day period in the event the Administrative Agent or the Servicer obtains knowledge of additional adverse information relating to such Collateral Loan or the related Obligor) and thereafter the Loan Value of such Collateral Loan will be determined in accordance with this definition.
“Majority Lenders” means, as of any date of determination, any Lender that individually has, or any group of Lenders that collectively have, an aggregate Percentage greater than 50%; provided, however, that if any Lender constitutes a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Individual Lender Maximum Funding Amounts will be excluded from the determination of Majority Lenders.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or operations of the Borrower or the Servicer either individually or taken as a whole, (b) the validity or enforceability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans or the Related Documents generally or any material portion of the Collateral Loans or the Related Documents, (c) the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of each of the Borrower or the Servicer to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.
“Material Modification” means, with respect to any Collateral Loan, any amendment, waiver, consent or modification of, or supplement to or inaction with, a Related Document with respect thereto (it being understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the applicable Related Documents shall not constitute an amendment or modification to such Related Document) executed or effected after the date on which such Collateral Loan is acquired by the Borrower, that:
(a)reduces, defers or forgives any principal amount of such Collateral Loan;
(b)reduces or forgives one or more interest payments which reduces the spread or coupon by more than 50 basis points or permits any interest due with respect to such Collateral Loan in cash to be deferred or capitalized and added to the principal amount of such Collateral Loan (other than any deferral or capitalization already expressly permitted by the terms of its Related Documents or pursuant to the application of a pricing grid, in each case, as of the date such Collateral Loan was acquired by the Borrower);
(c)extends, delays or waives any date fixed for any scheduled payment (including at maturity) or mandatory prepayment of principal on such Collateral Loan subject to any grace period agreed to by the Administrative Agent at the time of such modification;
(d)in the case of a First Lien Last Out Loan or a First Lien Loan, contractually or structurally subordinates such Collateral Loan by operation of a priority of payments, turnover provisions or the transfer of assets in order to limit recourse to the related Obligor (other than as permitted by the terms of the Related Documents on the date such Collateral Loan was acquired or a modification that subordinates such Collateral Loan in the manner contemplated in the definition of “First Lien Last Out Loan”);
(e)substitutes, alters, releases or terminates any material portion of the underlying assets securing such Collateral Loan without repayment (other than as expressly permitted by the Related Documents as of the date such Collateral Loan was acquired by the Borrower) or releases any material guarantor or co-Obligor from its obligations with respect thereto, and each such substitution, alteration, release or termination materially and adversely affects the value of such Collateral Loan (as determined in the commercially reasonable discretion of the Administrative Agent);
(f)modifies any term or provision of the Related Documents of such Collateral Loan that materially and adversely impacts the calculation of any financial covenant, the definition of “Permitted Liens” (or any analogous definition), or the determination of any default or event of default with respect to the related Collateral Loan;
(g)results in change of currency of the Collateral Loan; or
(h)any other modification that in the reasonable determination of the Administrative Agent, materially and adversely affects the value of such Collateral Loan.

“Maximum Available Amount” means, on any date of determination, an amount equal to the lesser of:
(a)the Maximum Facility Amount at such time; and

(b)the Borrowing Base (calculated after giving effect to the deposit or investment of such borrowed funds on the borrowing date).
“Maximum Facility Amount” means $150,000,000; provided that it is understood that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) in accordance with the related Notice of Borrowing, provided that the related conditions precedent set forth in Article III are satisfied or waived with respect to such Advance on such date.
“Maximum Portfolio Amount” means, as of any date of determination, the sum of (i) the Maximum Facility Amount as of such date and (ii) the aggregate amount of all contributions by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) less any principal distributions to the Equityholder other than Excluded Principal Distributions.
“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date, (c) each Monthly Report Determination Date, (d) each Payment Date Report Determination Date and (e) each other date reasonably requested by the Administrative Agent.
“Mezzanine Obligations” means unsecured obligations that are contractually subordinated in right of payment to other debt of the same issuer.
“Minimum Equity Amount” means, at any time, the product of (a) 10% and (b) the Maximum Facility Amount.
“Minimum OC Coverage Test” means, as of any date, a test that is satisfied if the OC Ratio as of such date is equal to or greater than 1.00:1:00.
“Money” has the meaning specified in Section 1-201(24) of the UCC.
“Monthly Report” has the meaning assigned to such term in Section 8.07(a).
“Monthly Report Determination Date” has the meaning assigned to such term in Section 8.07(a).
“Monthly Reporting Date” has the meaning assigned to such term in Section 8.07(a).
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.
“Moody’s Industry Classification” means the industry classifications set forth in Schedule 4 hereto, as such industry classifications shall be updated at the option of the Servicer if Moody’s publishes revised industry classifications. The determination of which Moody’s Industry Classification to which an Obligor belongs shall be made in good faith by the Servicer.

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001 (a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of Section 2.04(b), substantially in the form of Exhibit A.
“Notice of Borrowing” has the meaning assigned to such term in Section 2.03(a).
“Notice of Prepayment” has the meaning assigned to such term in Section 2.06(a).
“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Notes or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and all other amounts payable hereunder or thereunder by the Borrower.
“Obligor” means, in respect of any Collateral Loan, each Person obligated to pay Collections in respect of such Collateral Loan, including any applicable guarantors; provided that for purposes of determining the domicile of an Obligor for purposes of the definitions of Concentration Limitations and Eligible Collateral Loan, the term “Obligor” shall only include the Person in respect of which the Collateral Loan was principally underwritten.
“OC Ratio” means, as of any Business Day, the ratio of (a) the Borrowing Base to (b) the sum of (x) the outstanding principal balance of the Facility and (y) the aggregate purchase price of all Collateral Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled.
“OC Ratio Breach” means, on any Business Day, a failure of the Minimum OC Coverage Test.
“OC Ratio Posting Payment” has the meaning assigned to such term in Section 6.02.
“OECD” means the Organisation for Economic Co-Operation and Development.
“OFAC” means the U.S. Office of Foreign Assets Control.
“OFS” has the meaning assigned to such term in the introduction to this Agreement.
“Other Connection Taxes” means, in the case of any Secured Party, any Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, the Notes or any other Facility Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.03(h)).
“Ownership Condition” means the condition that at any time is satisfied (a) in respect of the Equityholder if at such time OFS owns 100% of the membership interest in the Equityholder and (b) in respect of the Borrower if at such time both (i) the Ownership Condition is satisfied in respect of the Equityholder and (ii) the Equityholder owns 100% of the membership interest in the Borrower.
“Ownership Interest” has the meaning assigned to such term in Section 13.22(a).
“Partial PIK Loan” means a Collateral Loan that requires the Obligor to pay only a portion of the accrued and unpaid interest in Cash on a current basis, the remainder of which is or can be deferred and paid later; provided that (x) the portion of such interest required to be paid in Cash pursuant to the terms of the applicable Related Documents carries a current Cash pay interest rate paid, if at a fixed rate, not less than 3.5% per annum or, if at a floating rate, not less than 2% per annum above the applicable index, (y) the terms of the applicable Related Documents do not permit the amount of current Cash pay interest to be less than 25% of the original specified interest amount and (z) the terms of the applicable Related Documents have not been amended after the date such Collateral Loan was acquired by the Borrower to permit any accrued and unpaid interest to be deferred for more than 12 months or paid later than the date that is 12 months after the initial due date for such interest in a manner prohibited by clauses (x) or (y) of this definition.
“Participant” means any bank or other Person to whom a participation is sold as permitted by Section 13.06(c).
“Participant Register” has the meaning assigned to such term in Section 13.06(c)(ii).
“PATRIOT Act” has the meaning assigned to such term in Section 13.15.
“Payment Account” has the meaning assigned to such term in Section 8.03.
“Payment Date” means the 20th day of each of March, June, September and December, commencing December, 2019; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.
“Payment Date Report” has the meaning assigned to such term in Section 8.07(b).
“Payment Date Report Determination Date” has the meaning assigned to such term in Section 8.07(b).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Percentage” of any Lender means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.
“Permitted Assignee” means (a) a Lender or any of its Affiliates or (b) any Person managed by a Lender or any of its Affiliates; provided that no Disqualified Lender may be Permitted Assignee.
“Permitted Currencies” means Dollars, Pounds Sterling, Euro, Canadian Dollars and any other currency consented to by the Administrative Agent; provided that any currency other than Dollars is subject to the establishment by the Borrower at the Securities Intermediary of an account into which the Collateral

Agent may deposit Collateral that is denominated in such other currency and that is subject to the Lien of the Collateral Agent.
“Permitted Distribution” means, on any Business Day, distributions of (x) Interest Proceeds so long as immediately after giving effect to such Permitted Distribution, sufficient Interest Proceeds remain to pay all amounts payable on the immediately following Payment Date pursuant to Section 9.01(a)(i) as determined by the Servicer in good faith and/or (y) prior to the last day of the Reinvestment Period, Principal Proceeds representing proceeds of the initial Advance; provided that amounts may be distributed pursuant to this definition so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution) and (ii) the Minimum OC Coverage Test is satisfied immediately prior to and immediately after giving effect to such Permitted Distribution. Nothing in this definition shall limit the right or ability of the Borrower to make a Permitted RIC Distribution.
“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (c) Liens granted pursuant to or by the Facility Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Collateral Loan, the Lien in favor of the Borrower herein and Liens permitted under the underlying instruments related to such Collateral Loan, (g) as to any agented Collateral Loan, Liens in favor of the agent on behalf of all the lenders to the related obligor and (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with financing.
“Permitted Offer” means a tender offer pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Loan) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Loans plus any accrued and unpaid interest in Cash.
“Permitted RIC Distribution” means a distribution to the Equityholder or the Servicer (from the Collection Account or otherwise) to the extent required to allow the Servicer to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by the Servicer in or with respect to any taxable year of the Servicer (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Servicer will not exceed the amounts that the Borrower would have been reasonably expected to distribute to the Servicer based on the Servicer’s annual estimates for such taxable year (or calendar year, as relevant) to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)

(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code and (B)  amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and/or Principal Proceeds and only so long as (x) the Coverage Tests are satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion), (y) the Borrower certifies the above in a RIC Distribution Notice to the Administrative Agent at least two (2) Business Days prior to the applicable distribution and (z) the Borrower provides at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, the Collateral Agent, and the Collateral Administrator.
“Permitted Working Capital Lien” has the meaning assigned to such term in the definition of “First Lien Loan”.
“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.
“PIK Loan” means a Collateral Loan (other than a Partial PIK Loan) that permits the Obligor thereon to defer or capitalize any portion of the accrued interest thereon.
“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.
“Plan Asset Rule” has the meaning assigned to such term in Section 4.01(m).
“Portfolio Advance Rate Adjustment” means, as of any date of determination, the percentage set forth on the table below corresponding to the highest Diversity Score then-applicable to the Collateral Loans:

Diversity Score	Advance Rate Adjustment
Less than 4	0%
Greater than or equal to 4, but less than 6	40%
Greater than or equal to 6, but less than 10	60%
Greater than or equal to 10 but less than 14	80%
Greater than or equal to 14	100%
“Post-Default Rate” means a rate per annum equal to the Interest Rate otherwise in effect pursuant to this Agreement plus 2.00% per annum.
“Potential Servicer Removal Event” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute a Servicer Removal Event.
“Pounds Sterling” and “₤” means the lawful currency of the United Kingdom.
“Pricing Source” means any of Loan Pricing Corporation, Mark-it Partners (formerly known as Loan X), Interactive Data Corporation, Bloomberg or another nationally recognized broker-dealer or nationally recognized quotation service mutually agreed from time to time by the Administrative Agent and the Equityholder.
“Prime Rate” means the rate announced by BNP from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by BNP in connection with extensions of credit to debtors.
“Principal Balance” means, with respect to any loan, as of any date of determination, the outstanding principal amount of such loan, excluding any capitalized interest.
“Principal Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).
“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including unapplied proceeds of the Advances and any amounts received by the Borrower as equity contributions (howsoever designated).
“Priority of Payments” has the meaning assigned to such term in Section 9.01(a).
“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).
“Proceeds” has, with reference to any asset or property, the meaning assigned to it under Section 9-102(a)(64) of the UCC and, in any event, shall include any and all amounts from time to time paid or payable under or in connection with such asset or property.
“QIB” has the meaning assigned to such term in Section 13.06(e).
“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (a)(i) that has either (A) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (ii) the parent corporation of which has either (A) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (iii) is otherwise acceptable to the Administrative Agent and (b) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Qualified Purchaser” has the meaning assigned to such term in Section 13.06(e).
“Recipient” means the Administrative Agent, each Lender and each Secured Party.
“Register” has the meaning assigned to such term in Section 13.06(d).
“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) the date that is the third anniversary of the Closing Date (or such later date as may be agreed by the Borrower, the Administrative Agent and each Lender pursuant to Section 2.16) and (b) the date of the termination of the Individual Lender Maximum Funding Amounts pursuant to Section 6.01.

“Related Documents” means, with respect to any Collateral Loan, (i) the loan or credit agreement evidencing such Collateral Loan, (ii) the principal security agreement, and (iii) if the same can be obtained without undue expense or effort, all other documents evidencing, securing, guarantying, governing or giving rise to such Collateral Loan.
“Relevant Test Period” means, with respect to any Collateral Loan, the relevant test period for the calculation of EBITDA, Debt Service Coverage Ratio or Senior Net Leverage Ratio, as applicable, for such Collateral Loan in the applicable Related Documents or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last twelve consecutive reported calendar months (provided that any such monthly financial statements will not be deemed reported hereunder until the date that is (10) Business Days after the date of receipt by the Borrower thereof), and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Collateral Loan; provided that, with respect to any Collateral Loan for which the relevant test period is not provided for in the applicable Related Documents, if an Obligor is a newly-formed entity as to which twelve consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor or closing date of the applicable Collateral Loan to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation or closing, as applicable, and shall subsequently include each period of the last twelve consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.
“Replacement Servicer” has the meaning assigned to such term in Section 11.01(c).
“Requested Amount” has the meaning assigned to such term in Section 2.03.
“Required Lenders” means, as of any date of determination, the Administrative Agent and Lenders having aggregate Percentages greater than or equal to 66 2/3%; provided, however, that if any Lender shall be a Defaulting Lender at such time, then Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Individual Lender Maximum Funding Amounts shall be excluded from the determination of Required Lenders.
“Responsible Officer” means (a) in the case of (i) a corporation or (ii) a partnership or limited liability company that, in each case, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, managing director, president, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary (provided that a director or manager of the Borrower shall be a Responsible Officer regardless of whether its Constituent Documents provide for officers), (b) without limitation of clause (a)(ii), in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) without limitation of clause (a)(ii), in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, (e) an “authorized signatory” or “authorized officer” that has been so authorized pursuant to customary corporate proceedings, limited partnership proceedings, limited liability company proceedings or trust proceedings, as the case may be, and that has responsibilities commensurate with the matter for which it is acting as a Responsible Officer: the initial “authorized signatories” of the parties hereto are set forth on Schedule 6 (as such Schedule 6 may be modified from time to time by written notice), (f) in the case of the Administrative Agent, an officer of the Administrative Agent duly authorized to act for or on behalf of the Administrative Agent, (g) in the case of the Collateral Agent, Securities Intermediary or the Custodian, as applicable, an officer assigned to the Agency & Trust Division (or any successor group) of the Collateral Agent, the Securities Intermediary or the Custodian,

as applicable, duly authorized to act for and on behalf of the Collateral Agent, Custodian or the Securities Intermediary, as applicable, including any vice president of the Collateral Agent, the Custodian or the Securities Intermediary customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred within such Agency & Trust Division (or any successor group), because of such person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Agreement and (h) in the case of the Collateral Administrator, any officer authorized to act for and on behalf of the Collateral Administrator or to whom any matter is referred within such Person because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.
“Retained Interest” has the meaning assigned to such term in Section 13.22(a).
“Retention Basis Amount” means the nominal value of all Collateral Loans held by the Borrower from time to time.
“Retention Holder Originated Collateral Loan” means (a) a Collateral Loan which OFS itself or through related entities (each of the Equityholder and Borrower being such a related entity so long as the Ownership Condition is satisfied in respect of it), directly or indirectly, was involved in the original agreement which created the obligations or potential obligations of the debtor or potential debtor giving rise to such Collateral Loan; or (b) a Collateral Loan which OFS or, so long as the Ownership Condition is satisfied in respect of it, the Equityholder, purchased on its own account before transferring it to the Borrower.
“Revaluation Event” means, with respect to any Collateral Loan as of any date of determination, the occurrence of any one or more of the following events (any of which, for the avoidance of doubt, may occur more than once):
(a)the Debt Service Coverage Ratio of the Obligor of such Collateral Loan (x) decreases by 20.0% or more from the time the Collateral Loan was acquired by the Borrower or (y) is less than 1.50:1.00;
(b)the Senior Net Leverage Ratio for the current period of the related Obligor with respect to such Collateral Loan increases by (x) 20.00% or more or (y) 1.00:1.00 or more, in either case, from the ratio calculated on the date the Borrower acquired such Collateral Loan;
(c)an Insolvency Event occurs with respect to the Obligor;
(d)an Obligor defaults in the payment of principal or interest on revolving loan facilities (giving effect to any applicable grace period under the Related Documents, but not to exceed five days) with respect to such Collateral Loan or any other debt obligation of such Obligor secured by the same collateral and which is senior or pari passu to such Collateral Loan or the occurrence of any other default with respect to such Collateral Loan, in each case, together with the election by any agent or lender (including the Borrower) to accelerate such Collateral Loan or to enforce any other respective secured creditor rights or remedies;
(e)the occurrence of a Material Modification with respect to such Collateral Loan that was not approved by the Administrative Agent (in its sole discretion);
(f)the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information consisting of periodic financial statements or the related compliance certificate for any such period (i) as required by the Related Documents of such Collateral Loan (giving effect to any applicable grace period thereunder) and (ii) no less frequently than quarterly (subject to the delivery requirements of the Related Documents, which may provide for reporting less frequently than quarterly, to the extent set forth in the applicable Approval Request); or
(g)if such Collateral Loan is a Class 1 Loan, the long-term obligation rating then-assigned by Moody’s to such Collateral Loan is “Caa1” or lower or the long-term issue credit rating then-assigned by S&P to such Collateral Loan is CCC+ or lower.
“Revolving Collateral Loan” means any Collateral Loan (other than a Delayed Drawdown Collateral Loan) that is a loan (including revolving loans, funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the related Obligor by the Borrower and which provides that such borrowed money may be repaid and re-borrowed from time to time; provided that any such Collateral Loan will be a Revolving Collateral Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.
“Revolving Exposure” means, at any time, the sum of the aggregate Unfunded Amount of each Collateral Loan (including each Ineligible Collateral Loan and each Defaulted Collateral Loan) at such time.
“Revolving Reserve Account” has the meaning assigned to such term in Section 8.04.
“RIC Distribution Notice” means a written notice setting forth the calculation of the Borrower’s net taxable income (determined as if the Borrower were a domestic corporation for U.S. federal income tax purposes) and of any Permitted RIC Distribution and certifying that the Servicer remains a “regulated investment company” under Subchapter M of the Code.
“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services, LLC business.
“S&P Industry Classification” means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Servicer if S&P publishes revised industry classifications. The determination of which S&P Industry Classification to which an Obligor belongs shall be made in good faith by the Servicer.
“Sale Settlement Condition” means, with respect to any binding commitment of the Borrower to sell a Collateral Loan, a condition that is beyond the control of the Borrower and/or the Servicer, as certified in writing by the Servicer to the Administrative Agent, which has resulted in the settlement of such sale not occurring within 30 days of the date of the Borrower entering into such binding commitment to sell.
“Sale Settlement Pending Collateral” means, on any date of determination, Collateral Loans that the Borrower, within the immediately preceding 30 days (or if a Sale Settlement Condition applies, within the immediately preceding 45 days (or any longer period to which the Administrative Agent may agree)), has entered into a binding commitment to sell that has not settled.
“Sanctioned Country” has the meaning given to such term in Section 4.01(r).
“Sanctioned Person” has the meaning given to such term in Section 4.01(r).
“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control

(OFAC), the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, the French Republic, Her Majesty’s Treasury and/or any other relevant sanctions authority.
“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan.
“Scheduled Unavailability Date” has the meaning given to such term in Section 2.18(a)(ii).
“Screen Rate” has the meaning assigned to it in the definition of “LIBOR.”
“Secured Parties” means the Administrative Agent, the Collateral Agent, the Custodian, the Collateral Administrator, each Lender, the Servicer (to the extent the Servicer has not been removed), the Securities Intermediary and, if applicable, any Replacement Servicer.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.
“Securities Intermediary” shall mean Citibank in its capacity as Securities Intermediary under the Account Control Agreement and any successor Securities Intermediary appointed by the Borrower, the Servicer and the Collateral Agent.
“Securitisation Regulation” means Regulation (EU) 2017/2402.
“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.
“Senior Net Leverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable term defined in the Related Documents for such Loan, and in any case that “Senior Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) total indebtedness for borrowed money (other than indebtedness of such Obligor that is junior in terms of lien subordination to indebtedness of such Obligor held by the Borrower) minus Unrestricted Cash and cash equivalents to (b) EBITDA as calculated by the Servicer in accordance with the Servicing Standard.
“Servicer” means OFS, in its capacity as servicer hereunder and any successor thereto in accordance herewith.
“Servicer Expense Cap” means, for any Payment Date, an amount not to exceed $100,000 during any twelve (12) month period.
“Servicer Expenses” means the out-of-pocket expenses incurred by the Servicer in connection with the Facility Documents.
“Servicer Removal Event” means any one of the following events:
(a)except as set forth in another clause of this definition, the Servicer breaches in any material respect any covenant or agreement applicable to it under this Agreement or any other Facility Document to which it is a party (it being understood that failure to meet any Coverage Test or Concentration Limitation is not a breach under this subclause (a)), and, if capable of being cured, is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) its receiving written notice from either Agent of such breach;

(b)the occurrence and continuation of an Event of Default (other than an Event of Default pursuant to clause (k) or clause (l) of the definition thereof);
(c)an act by the Servicer, or any of its senior investment personnel actively involved in managing the portfolio of the Borrower, that constitutes fraud or criminal activity in the performance of its obligations under the Facility Documents or the Servicer or any of its senior investment personnel actively involved in managing the portfolio of the Borrower being indicted for a criminal offense materially related to its asset management business; provided that the Servicer will be deemed to have cured any event of cause pursuant to this clause (c) if the Servicer terminates or causes the termination of employment of all individuals who engaged in the conduct constituting cause pursuant to this clause (c) and makes the Borrower whole for any actual financial loss that such conduct caused the Borrower;
(d)the failure of any representation, warranty, or certification made or delivered by the Servicer in or pursuant to this Agreement or any other Facility Document to be correct when made that has a Material Adverse Effect on the Borrower or any Secured Party and is either incapable of being cured or is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) its receiving written notice from either Agent of such breach;
(e)the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $5,000,000, with respect to the Servicer (in each case, net of amounts covered by insurance), and the Servicer shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof;
(f)the Servicer shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, $5,000,000 (net of amounts covered by insurance);
(g)an Insolvency Event relating to the Servicer occurs;
(h)OFS or an Affiliate thereof ceases to be the Servicer;
(i)any failure by the Servicer to deliver any required reporting under the Facility Documents on or before the date occurring ten (10) Business Days after the date such report is required to be made;
(j)any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited, credited or delivered by it, or to make any distributions therefrom required by it, in each case on or before the date occurring three (3) Business Days after the date such deposit or distribution is required to be made by the Servicer; or
(k)a Change of Control occurs.
“Servicer Removal Notice” shall have the meaning assigned to such term in Section 11.01(b).
“Servicing Standard” has the meaning assigned to such term in Section 11.02(d).
“Solvent” means, as to any Person, such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“Specified Eligible Investment” means an Eligible Investment meeting the requirements of Section 8.06(a) and that is available to the Collateral Agent, specified by the Servicer to the Collateral Agent (with a copy to the Administrative Agent) on or prior to the initial Borrowing Date; provided that, so long as no Event of Default shall have occurred and then be continuing, at any time with not less than five (5) Business Days’ notice to the Collateral Agent (with a copy to the Administrative Agent) the Servicer may (and, if the then Specified Eligible Investment is no longer available to the Collateral Agent, shall) designate another Eligible Investment that meets the requirements of Section 8.06(a) and that is available to the Collateral Agent to be the Specified Eligible Investment for purposes hereof. After the occurrence and continuation of an Event of Default, a Specified Eligible Investment shall mean an Eligible Investment meeting the requirements of Section 8.06(a) and which has been selected by the Administrative Agent and specified to the Collateral Agent.
“Structured Finance Obligation” means any debt obligation owing by a finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.
“Structuring Agent” means BNP Paribas Securities Corp.
“Structuring Fee” has the meaning assigned to such term in the Administrative Agent Fee Letter.
“Synthetic Security” means a security or swap transaction (excluding, for purposes of this Agreement, a participation interest) that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.
“Tax Blocker Subsidiary” means any wholly-owned subsidiary of the Borrower from time to time designated in writing by the Borrower, and consented to by the Administrative Agent (not to be unreasonably withheld, conditioned or delayed; provided that no such consent shall be required in connection with the formation of a Tax Blocker Subsidiary if the inability to transfer any applicable asset to such Tax Blocker Subsidiary would reasonably be expected to result in material adverse tax consequences to the Borrower or the Servicer), as a “Tax Blocker Subsidiary” (which notice of designation will contain a description of the assets to be transferred to such subsidiary); provided that no Tax Blocker Subsidiary shall hold any assets other than in connection with the receipt of equity securities with respect to a Collateral Loan or Eligible Investments.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Trade Date” has the meaning assigned to such term in Section 1.04(l).
“UCC” means the New York Uniform Commercial Code; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.
“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Unfunded Amount” means, with respect to any Collateral Loan, as of any date of determination, the unfunded commitment of the Borrower with respect to such Collateral Loan as of such date.
“Unrestricted Cash” has the meaning assigned to the term “Unrestricted Cash” or any comparable term defined in the Related Documents for each Collateral Loan, and in any case that “Unrestricted Cash” or such comparable term is not defined in such Related Documents, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Related Documents).
“Unused Fees” has the meaning assigned to such term in the Lender Fee Letter.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.03(g)(iii).
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Loans included in the Aggregate Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Collateral Loan by (ii) such Eligible Collateral Loan’s contribution to the Aggregate Net Collateral Balance and dividing (b) such sum by the Aggregate Net Collateral Balance.
“Weighted Average Class 1 Advance Rate” means, as of any date of determination with respect to all Class 1 Loans included in the Aggregate Class 1 Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class 1 Loan by (ii) such Class 1 Loan’s contribution to the Aggregate Class 1 Net Collateral Balance and dividing (b) such sum by the Aggregate Class 1 Net Collateral Balance.
“Weighted Average Class 1A Advance Rate” means, as of any date of determination with respect to all Class 1A Loans included in the Aggregate Class 1A Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class 1A Loan by (ii) such Class 1A Loan’s contribution to the Aggregate Class 1A Net Collateral Balance and dividing (b) such sum by the Aggregate Class 1A Net Collateral Balance.
“Weighted Average Class 2 Advance Rate” means, as of any date of determination with respect to all Class 2 Loans included in the Aggregate Class 2 Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class 2 Loan by (ii) such Class 2 Loan’s contribution to the Aggregate Class 2 Net Collateral Balance and dividing (b) such sum by the Aggregate Class 2 Net Collateral Balance.
“Weighted Average Class 3 Advance Rate” means, as of any date of determination with respect to all Class 3 Loans included in the Aggregate Class 3 Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Class 3 Loan by (ii) such Class 3 Loan’s contribution to the Aggregate Class 3 Net Collateral Balance and dividing (b) such sum by the Aggregate Class 3 Net Collateral Balance.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related obligor).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time in relation to any Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described as such in relation to that Bail-in Legislation in the EU Bail-In Legislation Schedule.
“Zero Coupon Obligation” means a Collateral Loan that does not provide for periodic payments of interest in Cash or that pays interest only at its stated maturity.
Section 1.02 Rules of Construction. For all purposes of this Agreement and the other Facility Documents, except as otherwise expressly provided or unless the context otherwise requires, (a) singular words connote the plural as well as the singular and vice versa (except as indicated), as may be appropriate, (b) the words “herein,” “hereof” and “hereunder” and other words of similar import used in any Facility Document refer to such Facility Document as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision thereof, (c) the headings, subheadings and table of contents set forth in any Facility Document are solely for convenience of reference and do not constitute a part of such Facility Document nor do they affect the meaning, construction or effect of any provision hereof, (d) references in any Facility Document to “include” or “including” do not limit the generality of any description preceding such term, (e) any definition of or reference to any Facility Document, agreement, instrument or other document is a reference to such Facility Document, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or any other Facility Document), (f) any reference in any Facility Document, including the introduction and recitals to such Facility Document, to any Person includes such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (g) any reference to any law or regulation herein refers to such law or regulation as amended, modified, supplemented or replaced from time to time, (h) any Event of Default will continue until expressly waived in writing by the requisite Lenders, (i) except as set forth herein, references herein to the knowledge or actual knowledge of a Person mean the actual knowledge following due inquiry of such Person, (j) except as otherwise expressly provided for in this Agreement, any use of “material” or “materially” or words of similar meaning in this Agreement mean material, as determined by the Administrative Agent in its reasonable discretion and (k) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Facility Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant will continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.
Section 1.03 Computation of Time Periods. Unless otherwise stated in the applicable Facility Document, in the computation of a period of time from a specified date to a later specified date, the word

“from” means “from and including,” the word “through” means “to and including” and the words “to” and “until” both mean “to but excluding.” Periods of days referred to in any Facility Document are counted in calendar days unless Business Days are
Section 1.04 Collateral Value Calculation Procedures. In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loan, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 apply. The provisions of this Section 1.04 apply to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.
(a)All calculations with respect to Scheduled Distributions on any Collateral Loan will be made on the basis of information as to the terms of each such Collateral Loan and upon reports of payments, if any, received on such Collateral Loan that are furnished by or on behalf of the Obligor of such Collateral Loan and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.
(b)For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include (i) scheduled interest and principal payments on Defaulted Collateral Loans and Ineligible Collateral Loans unless or until such payments are actually made or such payments are determined likely to be received by the Servicer pursuant to the definition of Collateral Interest Amount and (ii) ticking fees and other similar fees in respect of Collateral Loans, unless or until such fees are actually paid.
(c)For each Collection Period and as of any date of determination, the Scheduled Distribution on any Collateral Loan (other than a Defaulted Collateral Loan or an Ineligible Collateral Loan, which, unless such payments are determined likely to be received by the Servicer pursuant to the definition of Collateral Interest Amount and except as otherwise provided herein, will be assumed to have Scheduled Distributions of zero) will equal the total amount of (i) payments and collections to be received during such Collection Period in respect of such Collateral Loan, (ii) proceeds of the sale of such Collateral Loan received and, in the case of sales which have not yet settled, to be received during such Collection Period that are not reinvested in additional Collateral Loans or retained in a Collection Account for subsequent reinvestment pursuant to Article X, which proceeds, if received as scheduled, will be available in a Collection Account and available for distribution at the end of such Collection Period and (iii) amounts referred to in clause (i) or (ii) above that were received in prior Collection Periods but were not disbursed on a previous Payment Date or retained in a Collection Account for subsequent reinvestment pursuant to Article X.
(d)Each Scheduled Distribution receivable with respect to a Collateral Loan will be assumed to be received on the applicable Due Date.
(e)References in the Priority of Payments to calculations made on a “pro forma basis” mean such calculations are made after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.
(f)For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Ineligible Collateral Loans will be treated as having a Principal Balance equal to zero.

(g)Determinations of the Collateral Loans, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the highest Borrowing Base at the time of determination, it being understood that a Collateral Loan (or portion thereof) that falls into more than one category of Collateral Loans will be deemed, solely for purposes of such determinations, to fall only into the category that produces the highest such Borrowing Base at such time (without duplication).
(h)All calculations required to be made hereunder with respect to the Collateral Loans and the Borrowing Base will be made on a Trade Date basis and after giving effect to (x) all purchases or sales to be entered into on such Trade Date and (y) all Advances requested to be made on such Trade Date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Loans.
(i)To the extent of any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Administrative Agent as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Collateral Agent, the Custodian and the Securities Intermediary, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.
(j)References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s acquisition of such Collateral Loan by way of a sale and/or contribution from the Equityholder and the Borrower’s making or origination of such Collateral Loan. Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase, receipt by contribution or the making or origination thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Drawdown Collateral Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).
(k)For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%.
(l)For purposes of calculating compliance with any test under this Agreement in connection with the acquisition or disposition of a Collateral Loan or Eligible Investment, the trade date (the “Trade Date”) (and not the settlement date) with respect to any such Collateral Loan or Eligible Investment under consideration for acquisition or disposition will be used to determine whether such acquisition or disposition is permitted hereunder.

ARTICLE II

ADVANCES

Section 2.01 Revolving Credit Facility. On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender severally agrees to make available to the Borrower an uncommitted revolving credit facility providing for Advances under each Class from time to time in Dollars on any Business Day during the Reinvestment Period (or immediately thereafter pursuant to Section 8.04), on a pro rata basis in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Commitment and, as to all Lenders, in an aggregate principal amount up to but not exceeding the Maximum Available Amount as then in effect; provided that, after making any such Advance, each Class Minimum OC Coverage Test must be satisfied.
Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.06. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge that this is an uncommitted facility, and each Lender’s obligation to lend is subject to (x) the Administrative Agent’s approval of Collateral Loans in the related Approval Requests in accordance with Section 2.02 and (y) the satisfaction of the applicable conditions precedent set forth in Article III.
Section 2.02 Requests for Collateral Loan Approval. (a)  The Borrower may use Advances, Principal Proceeds and any funds on deposit in the Principal Collection Account to purchase Collateral Loans that, at the time the Servicer on behalf of the Borrower enters into a binding commitment to purchase any such Collateral Loan, are approved by the Administrative Agent for purchase in accordance with this Section 2.02 (at any time, each Collateral Loan that is then-approved by the Administrative Agent for purchase by the Borrower, constitutes an “Approved Collateral Loan”; and the Approved Collateral Loans at any point in time, collectively comprise the “Approved List” at such time, a current record of which will be maintained by the Administrative Agent).
(i)The initial list of potential Collateral Loans that comprise the Approved List as of the Closing Date is attached hereto as Schedule 9 (the “Initial Approved List”), which Approved List may be updated from time to time after the Closing Date by the Borrower with the consent of the Administrative Agent.
(ii)The Servicer, on behalf of the Borrower, may from time to time provide the Administrative Agent (with a copy to the Borrower) a list of one or more potential Collateral Loans that the Servicer is requesting approval to purchase on behalf of the Borrower (each, an “Asset List”). For each Collateral Loan on any Asset List, the Borrower (or the Servicer on its behalf) shall provide (by electronic mail) the information listed in Exhibit I with respect to each Collateral Loan comprising such Asset List (which information must include the amount of the Advance to be requested in order to settle the related purchase) (together with any attachments required in connection therewith and copies of any Related Documents related to such Collateral Loan on the Approved List, in each case, an “Approval Request”).

(iii)If the Administrative Agent receives an Approval Request by 12:00 p.m. New York City time on any Business Day, the Administrative Agent shall use commercially reasonable efforts to notify the Servicer and Borrower in writing (including via electronic mail) by 12:00 p.m. New York City time on or prior to the second Business Day thereafter whether it has approved or rejected such Approval Request (it being understood, for the avoidance of doubt, that any Approval Request received by the Administrative Agent after 12:00 p.m. New York City time on any Business Day is deemed to have been received on the following Business Day); provided that if the Administrative Agent does not notify the Servicer and the Borrower that it has approved such Approval Request by 12:00 p.m. New York City time on or prior to the second Business Day following the effective date of such Approval Request, such Approval Request will be deemed to be rejected.
(iv)The Borrower (or the Servicer on behalf of the Borrower) may commit to purchase any Collateral Loan on the Approved List without further approval by the Administrative Agent within ten (10) Business Days of approval by the Administrative Agent (or from the Closing Date in the case of the Initial Approved List), unless such Collateral Loan has been otherwise removed from the Approved List in accordance with paragraph (v) of this Section 2.2(a). On the date occurring ten (10) Business Days after the date of approval by the Administrative Agent, any approved Collateral Loan, if not purchased or committed to be purchased by the Borrower, will be deemed to be removed from the Approved List.
(v)The Administrative Agent, in its sole discretion, may rescind its approval for any Collateral Loan on the Approved List, by notice to the Servicer (with a copy to the Borrower) in writing; provided, that any such rescission of approval will not invalidate any commitment to purchase a Collateral Loan entered into by the Borrower (or the Servicer on its behalf) prior to the delivery of such notice of rescission or the Lenders’ obligation to make any Advance with respect to such committed purchase. The Borrower (or the Servicer on behalf of the Borrower) may request the removal of any Collateral Loan from the Approved List at any time, by notice to the Administrative Agent.
(vi)As early as commercially practicable, but no later than 12:00 p.m. New York City time on the Business Day following the day that the Borrower (or the Servicer on its behalf) purchases an Approved Collateral Loan, the Borrower (or the Servicer on its behalf) shall provide by electronic mail to the Administrative Agent (with a copy to the Borrower, the Collateral Administrator and the Custodian) a copy of the Collateral Loan Buy Confirmation.
(vii)Notwithstanding anything in this Agreement to the contrary, the Administrative Agent has the right, acting in its sole and absolute discretion, to (A) approve or reject any Approval Request or Approved List, (B) determine which Collateral Loans comprise the Approved List, and (C) request additional information reasonably available to the Borrower regarding any proposed Collateral Loan.
Section 2.03 Making of the Advances. (a)   If the Borrower desires that the Lenders make an Advance under this Agreement with respect to any Class in connection with the Borrower’s purchase of a Collateral Loan for which the Approval Request has been approved or which has been identified on the Approved List pursuant to Section 2.02, it shall give the Collateral Agent and the Administrative Agent (with a copy to each Lender and the Collateral Administrator) a written notice (each, a “Notice of Borrowing”) for such Advance (which notice shall be irrevocable and effective upon receipt) not later than 2:00 p.m. at least one (1) Business Day prior to the day of the requested Advance.
Each Notice of Borrowing shall be substantially in the form of Exhibit B, dated the date the request for the related Advance is being made, signed by a Responsible Officer of the Borrower or the Servicer, as applicable, shall attach a Borrowing Base Calculation Statement (which Borrowing Base Calculation

Statement shall give pro forma effect to any Collateral Loans being acquired with the proceeds of such Advance on such date or the following Business Day), and shall otherwise be appropriately completed. In addition, the Servicer must provide to the Administrative Agent for each Collateral Loan that is not a Broadly Syndicated Loan copies of the Asset Information related to such Collateral Loan and such additional materials related to such Collateral Loan as may be reasonably requested by the Administrative Agent (in each case, to the extent reasonably available to the Servicer). Each Notice of Borrowing shall specify the Class under which the related Advance shall be allocated. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Facility Termination Date, the currency of the Advance requested shall be Dollars and the amount of the Advance requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof (or, if less, the remaining unfunded Individual Lender Maximum Funding Amounts hereunder or, in the case of Revolving Collateral Loans and Delayed Drawdown Collateral Loans, such lesser amount required to be funded by the Borrower in respect thereof).
(b)    Each Lender shall, not later than 2:00 p.m. on each Borrowing Date in respect of Advances under any Class, make its Percentage of the applicable Requested Amount available to the Borrower by disbursing such funds in Dollars to the applicable Principal Collection Subaccount (or in accordance with the wire instructions delivered in connection with the Notice of Borrowing).
(c)     [Reserved].
(d)     Notwithstanding anything in this Section 2.03 to the contrary, the Servicer, on behalf of the Borrower, may deliver a Notice of Borrowing to the Collateral Agent and the Administrative Agent (with a copy to each Lender and the Collateral Administrator) after 2 p.m. on the Business Day immediately preceding the proposed Advance and prior to 11 a.m. on the date of the proposed Advance. (an “Expedited Notice of Borrowing”). Upon receipt of an Expedited Notice of Borrowing, the Lenders shall use commercially reasonable efforts to make such Advance on the proposed funding date set forth in the Expedited Notice of Borrowing subject to the terms and conditions for borrowings otherwise set forth in this Agreement; provided, that if the Lenders are unable to make an Advance pursuant to an Expedited Notice of Borrowing due to the occurrence of a force majeure, or any other unexpected and unforeseen event, including, without limitation, market disruptions, the Lenders shall make such Advance subject to the terms and conditions for Advances otherwise set forth in this Agreement as soon as they are reasonably able to do so.
Section 2.04 Evidence of Indebtedness. (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts and currencies of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement. The Collateral Agent shall be entitled to conclusively rely upon the information provided to it by the Administrative Agent with respect to the Advances Outstanding with respect to each Lender.
(b)     Any Lender may request that its Advances to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender and otherwise appropriately completed and the Administrative Agent shall record such issuance and delivery in the Register. Thereafter, to the extent reflected in the Register the Advances of such Lender evidenced by such Note and interest thereon will at all times (including after any assignment pursuant to Section 13.06(a)) be represented by a Note payable to such Lender (or registered assigns pursuant to Section 13.06(a)), except to the extent that such Lender (or assignee) subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in clause (a) of this Section 2.04.

Section 2.05 Payment of Principal and Interest. The Borrower shall pay principal and Interest on the Advances as follows:
(a)100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.
(b)Interest shall accrue on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full. The Administrative Agent shall determine the unpaid Interest and Unused Fees payable thereto prior to each Payment Date using the applicable Interest Rate for the related Interest Accrual Period to be paid by the Borrower on each Payment Date for the related Interest Accrual Period and shall advise each Lender, the Collateral Agent and the Servicer thereof and shall send a consolidated invoice of all such Interest and Unused Fees to the Borrower on the third (3rd) Business Day prior to such Payment Date.
(c)Accrued Interest shall be payable in arrears (i) on each Payment Date, and (ii) in connection with any prepayment of the Advances pursuant to Section 2.06(a); provided that (x) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount through the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (y) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount through the date of prepayment shall be payable on the Payment Date following such prepayment (or on such date of prepayment if requested by the Administrative Agent).
(d)The obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute and unconditional, and shall be paid strictly in accordance with the terms hereof (including Section 2.15), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person except as otherwise provided under the Facility Documents.
Section 2.06 Prepayment of Advances.
(a)Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay Advances under each Class in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Collateral Agent, the Collateral Administrator, the Lenders and the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit C not later than 2:00 p.m. two (2) Business Days prior to the date of such prepayment. The Administrative Agent shall promptly notify the Lenders of such Notice of Prepayment. Each such Notice of Prepayment shall specify the portion of the outstanding principal balance under each Class that shall be prepaid and be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Advance by the Borrower pursuant to this Section 2.06(a) shall in each case be in a principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)Mandatory Prepayments. The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments.

(c)Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.06 shall be subject to Sections 2.05(c) and 2.11 and applied to the Advances in accordance with the Lenders’ respective Percentages.
(d)Re-designation of Class Advances. The Administrative Agent shall be permitted at any time, upon written notice to the Borrower, each Lender, the Collateral Agent and the Collateral Administrator, to re-allocate the aggregate outstanding principal balance under each Class so long as after giving effect to such re-allocation, each Class Minimum OC Coverage Test is satisfied or, if not satisfied, improved.
Section 2.07 Changes of Individual Lender Maximum Funding Amounts.
(a)Automatic Reduction and Termination. Subject to the provisions of Section 8.04, the Individual Lender Maximum Funding Amounts of all Lenders shall be automatically reduced to zero at 5:00 p.m. on the Facility Termination Date.
(b)Optional Reductions. Prior to the Facility Termination Date, the Borrower shall have the right to terminate or reduce the unused amount of the Facility Amount at any time or from time to time concurrently with the payment of any applicable Facility Reduction Fee payable in connection therewith upon not less than two (2) Business Days’ prior notice to the Collateral Agent, the Collateral Administrator, the Lenders and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided that (i) the amount of any such reduction of the Facility Amount shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the remaining unused portion thereof, and (ii) no such reduction will reduce the Facility Amount below the sum of (x) the aggregate principal amount of Advances outstanding at such time and (y) the Revolving Exposure at such time. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Individual Lender Maximum Funding Amounts of each Lender. Except as otherwise set forth herein, upon the occurrence of the Collection Date, this Agreement shall terminate automatically.
(c)Effect of Termination or Reduction. The Individual Lender Maximum Funding Amounts of the Lenders once terminated or reduced may not be reinstated. Each reduction of the Facility Amount pursuant to this Section 2.07 shall be applied ratably among the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts.
Section 2.08 Maximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein or in any Note to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.
Section 2.09 Several Obligations. The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date. None of the Administrative Agent, the Collateral Agent, the Custodian, the Securities Intermediary or the Collateral Administrator shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance required to be made by such other Lender.

Section 2.10 Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Affected Person;
(ii)subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Affected Person or the London interbank market any other condition, cost or expense (other than Taxes), affecting this Agreement or Advances made by such Affected Person by reference to LIBOR or any participation therein; and the result of any of the foregoing shall be to increase the cost to such Affected Person of making, continuing, converting into or maintaining any Advance made by reference to LIBOR (or of maintaining its obligation to make any such Advance) or to reduce the amount of any sum received or receivable by such Affected Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered as specified in a certificate delivered to the Borrower pursuant to clause (c) of this Section 2.10.
(b)Capital Requirements. If any Affected Person determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Person to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity coverage), by an amount deemed to be material by such Affected Person, then from time to time the Borrower will pay to such Affected Person in Dollars, such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such reduction suffered or charge imposed; provided that the amounts payable under this Section 2.10(b) shall be without duplication of amounts payable under Section 13.03 and shall not include any Excluded Taxes.
(c)Certificates from Lenders. A certificate of an Affected Person setting forth in reasonable detail the basis for such demand and the amount or amounts, in Dollars, necessary to compensate such Affected Person or its holding company as specified in clause (a) or (b) of this Section 2.10 shall be promptly delivered to the Borrower and shall be conclusive absent manifest error; provided that such Affected Person charges such increased costs to borrowers that are substantially similar to the Borrower in financing transactions materially similar to the financing transaction set forth in this Agreement. The Borrower shall pay such amount shown as due on any such certificate on the next Payment Date after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 2.10 for any costs, reductions, penalties or interest incurred more than nine months prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to any increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.
(e)Lending Office. Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 2.10, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.
Section 2.11 Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Date (or on the applicable date of prepayment) promptly following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts) in accordance with the Priority of Payments, for all reasonable and documented actual losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance bearing interest that was computed by reference to LIBOR and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) any Advance bearing interest that was computed by reference to LIBOR by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, and (ii) if any payment or prepayment of any Advance bearing interest that was computed by reference to LIBOR is not made on a Payment Date or pursuant to a Notice of Prepayment given by the Borrower. A certificate as to any amounts payable pursuant to this Section 2.11 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.
Section 2.12 Inability to Determine Rates. If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining LIBOR for the applicable Advances, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender; provided that the Administrative Agent has made a similar determination with respect to similarly situated borrowers in similar facilities. Thereafter, the obligation of the Lenders to make or maintain Advances based upon LIBOR will be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.
Section 2.13 Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement and any other applicable Facility Document shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.
Section 2.14 Post-Default Interest. The Borrower shall pay interest on all Obligations (other than any Administrative Expenses) that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.
Section 2.15 Payments Generally. (a)  All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid on behalf and at the direction of the Borrower (or the Servicer on behalf of the Borrower) by the Collateral Agent to the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. Each Lender shall provide wire instructions to the Borrower and the Collateral Agent. All payments made by the Collateral Agent pursuant to a Payment Date Report on any Payment Date shall be wired by the Collateral Agent by 2:00 p.m. on such Payment Date. Prepayments to be made pursuant to Section 2.06 for which the Collateral Agent and Collateral Administrator have received a Notice of Prepayment two (2) Business Days prior to the scheduled date of prepayment shall be wired by the Collateral Agent by 2:00 p.m. on such date. All other payments by the Borrower must be received by the Collateral Agent on or prior to 3:00 p.m. on a Business Day (the Collateral Agent shall then wire such funds to the Lenders by 5:00 p.m. on such Business Day); provided that, payments received by the Collateral Agent after 3:00 p.m. or payments received by the Lenders after 5:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day. For the avoidance of doubt, for purposes of Section 6.01, amounts paid by the Borrower shall be deemed received upon payment by the Borrower to the Collateral Agent. At no time will the Collateral Agent have any duty (express or implied) to fund (or front or advance) any amount owing by the Borrower hereunder.
(b )     Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed in computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by the Collateral Agent or the Administrative Agent under this Agreement or any other Facility Document shall be conclusive absent manifest error.
Section 2.16 Extension of Facility Termination Date. The Facility Termination Date may be extended one time, not longer than one year, effective on the then-applicable Facility Termination Date, at the option of the Borrower if:
(a)each of the Lenders and the Administrative Agent has consented to the extension in their sole discretion (written notice of such consent to be delivered to Borrower together with the requested extension fee (if applicable) no later than thirty (30) days following receipt of the Extension Request delivered pursuant to clause (e) below; provided that if the Borrower fails to receive such consent from the Administrative Agent or any Lender within such thirty-day period, the Administrative Agent and such Lender, as applicable, shall be deemed to have denied such Extension Request);
(b)as of the effective date of such extension, the representations and warranties of the Borrower, the Equityholder and the Servicer set forth herein and in the other Facility Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;

(c)the Borrower shall have paid an extension fee to the Administrative Agent, for the account of each Lender, in an amount to be mutually agreed upon by the Borrower and such Lender;
(d)no Default or Event of Default shall have occurred and be continuing on the date on which the Extension Request is delivered in accordance with the following clause (e) or on the effective date of such extension; and
(e)the Borrower shall have delivered an Extension Request with respect to the Facility Termination Date to the Administrative Agent not earlier than one year after the Closing Date and not later than one hundred twenty (120) days prior to the Facility Termination Date then in effect (which shall be promptly forwarded by Administrative Agent to each Lender).
Section 2.17 Defaulting Lenders. (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.01(d).
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held as cash collateral for future funding obligations of that Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.17 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(b)     If the Administrative Agent and the Borrower agree that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto,

whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their relative Individual Lender Maximum Funding Amounts, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.18 LIBOR Discontinuation. (a)  Notwithstanding anything to the contrary in this Agreement or any other Facility Documents, if the Administrative Agent determines (which determination shall be made by notice to the Borrower, the Collateral Agent and the Collateral Administrator and shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent, the Collateral Agent and the Collateral Administrator (with, in the case of the Required Lenders, a copy to Borrower) that the Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Accrual Period, including, without limitation, because the Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;
(ii)the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or
(iii)syndicated loans being executed in the U.S. at the time, or that include language similar to that contained in this Section 2.18, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;
then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
(b)     If no LIBOR Successor Rate has been determined and the circumstances under clause (a)(i) above exist or the Scheduled Unavailability Date has occurred, as applicable, the Administrative Agent will promptly so notify the Borrower and each Lender. From and after the date of the occurrence of the circumstances described under clause (a)(i) or the occurrence of the Scheduled Unavailability Date (until a LIBOR Successor Rate has been determined in accordance with Section 2.18(a)), (x) the obligation of the Lenders to make or maintain Advances based on LIBOR will be suspended (to the extent of the affected Advances or Interest Accrual Periods), and (y) the LIBOR component will no longer be utilized in determining the Interest Rate. Upon receipt of such notice, the Borrower may revoke any pending request for an Advance of, conversion to or continuation of an Advance based on LIBOR (to the extent of the affected Advances or Interest Accrual Periods) or, failing that, will be deemed to have converted such request into a request for an Advance based on the Base Rate (subject to the foregoing clause (y)) in the amount specified therein.
(c) Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event will such LIBOR Successor Rate be less than zero for purposes of this Agreement.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Initial Advance. The obligation of each Lender to make its initial Advance hereunder shall be subject to the satisfaction of the conditions set forth in Section 3.02 and the conditions precedent that the Administrative Agent has received on or before the Closing Date (unless otherwise specified) the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(a)each of the Facility Documents (other than the Collateral Administrator and Collateral Agent Fee Letter, which shall be delivered directly to the Collateral Agent) duly executed and delivered by the parties thereto, which shall each be in full force and effect;
(b)true and complete copies of the Constituent Documents of the Borrower, the Equityholder and the Servicer as in effect on the Closing Date;
(c)a certificate of a Responsible Officer of the Borrower certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its designated manager approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
(d)[Reserved];
(e)[Reserved];
(f)a certificate of a Responsible Officer of the Servicer certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
(g)financing statements (or the equivalent thereof in any applicable foreign jurisdiction, as applicable) in proper form for filing on the Closing Date, under the UCC with the Secretary of State of the State of Delaware and any other applicable filing office in any applicable jurisdiction that the Administrative Agent deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement;

(h)copies of proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower, the Equityholder or any transferor;
(i)legal opinions (addressed to each of the Secured Parties) of counsel to the Borrower, the Equityholder, the Servicer, the Collateral Agent and the Custodian, covering such matters as the Administrative Agent and its counsel shall reasonably request;
(j)evidence reasonably satisfactory to it that all of the Covered Accounts shall have been established, and the Account Control Agreement shall have been executed and delivered by the Borrower, the Collateral Agent and the Custodian and shall be in full force and effect;
(k)subject to the proviso in clause (i) of Section 13.04(a) evidence that, on or prior to the Business Day following Closing Date, (i) all fees and expenses due and payable to each Lender on or prior to such date, evidence of which has been received or will be received contemporaneously with such payment; (ii) the reasonable and documented fees and out-of-pocket expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Administrative Agent, in connection with the transactions contemplated hereby (to the extent invoiced prior to such date); (iii) the Structuring Fee; and (iv) all other reasonable and documented up-front expenses and fees (including legal fees of outside counsel and any fees required under the Collateral Administrator and Collateral Agent Fee Letter) that are, in the case of clauses (ii) and (iv), invoiced at least one Business Day prior to the Closing Date, have been paid by the Borrower;
(l)delivery of such Collateral (including any promissory note, executed assignment agreements and Word or pdf copies of the principal credit agreement for each initial Collateral Loan, to the extent received by the Borrower) in accordance with the Custodian Agreement shall have been effected;
(m)a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, certifying to the effect that, in the case of each item of Collateral pledged to the Collateral Agent, on the Closing Date and, in the case of clauses (i) through (iii) below, immediately prior to the delivery thereof on the Closing Date:
(i)the Borrower is the owner of such Collateral free and clear of any Liens except for those which are being released on the Closing Date or Permitted Liens;
(ii)the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than Permitted Liens or interests granted pursuant to this Agreement; and
(iii)upon grant by the Borrower, the Collateral Agent has a first priority perfected security interest in the Collateral, except Permitted Liens or as permitted by this Agreement; and
(n)such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested.
Section 3.02 Conditions Precedent to Each Advance. The obligation of each Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the fulfillment of the following conditions; provided that the conditions described in clauses (d) and (e) (other than a Default or Event of Default described in Section 6.01(i)) below need not be satisfied if the proceeds of the Advance are used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans then owned by the Borrower to fund the Revolving Reserve Account to the extent required under Section 8.04:

(a)subject to Section 2.02, (i) the Administrative Agent has received and approved an Approval Request for the Collateral Loan(s) to which the Borrower intends to apply the proceeds of such Advance or (ii) the Collateral Loan(s) to which the Borrower intends to apply the proceeds of such Advance must be on the current Approved List; provided that, in each case, such approval has not expired, been withdrawn or been rescinded in accordance with Section 2.02;
(b)the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Borrowing Base Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.03;
(c)immediately before and after the making of such Advance on the applicable Borrowing Date, each Coverage Test will be satisfied and each Class Minimum OC Coverage Test will be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached to such Notice of Borrowing);
(d)each of the representations and warranties of the Borrower, the Servicer and the Equityholder contained in the Facility Documents is true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date as if made on such date);
(e)no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;
(f)the Reinvestment Period has not terminated; and
(g)after giving effect to such Advance, the aggregate outstanding principal balance of the Advances does not exceed an amount equal to:
(i)the Aggregate Net Collateral Balance, minus
(ii)the Minimum Equity Amount, plus
(iii)the aggregate amounts on deposit in the Principal Collection Subaccount constituting Principal Proceeds.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date, as follows:
(a)Due Organization. It is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
(b)Due Qualification. It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
(c)Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under, the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)Investment Company Act. The Equityholder is not required to register as an investment company under the Investment Company Act.
(e)Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the Advances or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents in any material respect or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties.
(f)Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so does not and would not have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Advances under this Agreement, the pledge of the Collateral under this Agreement and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.
(g)Compliance with Agreements, Laws, Etc. It has duly observed and complied with all Applicable Laws relating to the conduct of its business and its assets, except where the failure to do so does not and would not have a Material Adverse Effect. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(h)Location. Its office in which it maintains its limited liability company books and records is located at the addresses set forth on Schedule 5. Its registered office and jurisdiction of organization is the jurisdiction referred to in Section 4.01(a).
(i)Investment Company Act. Assuming compliance by each of the Lenders and any Participant with Section 13.06, neither it nor the pool of Collateral is required to register as an “investment company” under the Investment Company Act.
(j)ERISA. Neither it nor any member of the ERISA Group has, or during the past six years had, any liability or obligation with respect to any Plan or Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect.
(k)Volcker Rule. To the knowledge of the Borrower, the transactions contemplated by this Agreement and the other Transaction Documents do not result in any Lender or the Administrative Agent holding an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.
(l)Taxes. It is a disregarded entity for U.S. federal income tax purposes. It has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.
(m)Filings and Stamp Taxes. This Agreement is in proper legal form under the applicable law of the jurisdiction of incorporation or formation of the Borrower for the enforcement hereof or thereof against the Borrower, and to ensure legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that (i) this Agreement, or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction of incorporation or formation of the Borrower or (ii) that any registration charge or stamp or similar tax be paid in any jurisdiction on or in respect of this Agreement or any other document.
(n)Plan Assets. Its assets (including the Collateral) are not treated and during the term of this Agreement will not be treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA (the “Plan Asset Rule”).
(o)Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, it is and will be Solvent.
(p)Representations Relating to the Collateral. (i) It owns and has good and marketable legal and beneficial title to all Collateral Loans and other Collateral free and clear of any Lien or claim of any Person, other than Permitted Liens;
(ii) Except for Permitted Liens or as contemplated by the Facility Documents, it has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. It has not authorized the filing of and is not aware of any financing statements or any equivalent filing in any applicable jurisdiction against it that include a description of collateral covering the Collateral other than any financing statement or any equivalent filing in any applicable jurisdiction relating to the security interest granted to the Collateral Agent hereunder or that has been terminated; and it is not aware of any judgment, PBGC liens or tax lien filings against it or any of its assets;
(iii) the Collateral constitutes Money, Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), Uncertificated Securities, Certificated Securities or Security Entitlements to Financial Assets resulting from the crediting of Financial Assets to a “securities account” (as defined in Section 8-501(a) of the UCC);
(iv) all Covered Accounts constitute “securities accounts” under Section 8-501(a) of the UCC;
(v) this Agreement creates a valid, continuing and, upon Delivery of Collateral, filing of the financing statements referred to in clause (viii) below and execution of the Account Control Agreement, perfected security interest (as defined in Section 1-201(37) of the UCC) in the Collateral in favor of the Collateral Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other Liens (other than Permitted Liens) and claims and is enforceable as such against creditors of and purchasers from it, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(vi) it has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Collateral Agent of its interest and rights in such Collateral;
(vii) with respect to the Collateral that constitutes Security Entitlements, all such Collateral has been and will have been credited to the applicable Covered Account and the Securities Intermediary for each Covered Account has agreed to treat all assets credited to such Covered Account as Financial Assets;
(viii) with respect to Collateral that constitutes accounts or general intangibles (as defined in Section 9-102(a)(42) of the UCC), it has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder (which it hereby agrees may be an “all assets” filing);
(ix) it has taken all steps necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect to each Covered Account;
(x) the Covered Accounts are in its name and not in the name of any other Person. It has not instructed the Securities Intermediary of any Covered Account to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a notice of exclusive control, it and the Servicer may cause Cash in the Covered Accounts to be invested in Eligible Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement; and
(xi) all Covered Accounts constitute “securities accounts” as defined in Section 8-501(a) of the UCC.
(q)Eligibility. (i) The Borrowing Base Calculation Statement attached to each Notice of Borrowing delivered pursuant to Section 2.03, contains an accurate and complete (in all material respects) listing of all Collateral Loans included in the Collateral as of the related Borrowing Date and the information contained therein with respect to the identity of such Collateral Loan and the amounts owing thereunder is true, correct and complete (in all material respects) as of the related Borrowing Date and (ii) with respect to each Collateral Loan included in any calculation of the Borrowing Base or OC Ratio, such Collateral Loan is an Eligible Collateral Loan at such time; provided that, notwithstanding anything to contrary contained herein, to the extent any such Collateral Loan is repurchased or otherwise removed from the Borrowing Base pursuant to the Loan Sale Agreement, then no such breach of the foregoing clause (ii) will constitute an Event of Default or other breach of this Agreement.
(r)Anti-Corruption Laws and Anti-Terrorism Laws. None of the Borrower, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Borrower, their respective agents or employees or its Affiliates, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Borrower has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.
(s)Sanctions. None of the Borrower, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Borrower, their respective agents or employees or its Affiliates, is a Person that is, or is owned or controlled by Persons that are: (i) the target of any Sanctions (a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”).
(t)No Default. Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u)No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.
(v)Information. All written information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not be (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Borrower or on its behalf which was provided to the Borrower from an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Borrower; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Borrower or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Borrower represents only that such information represents the Borrower’s good faith estimates as of the date of preparation thereof, based upon assumptions the Borrower and, if applicable, the Equityholder believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.
(w)Procedures. In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.
Section 4.02 Representations and Warranties of the Servicer. The Servicer represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:
(a)Due Organization. It is a corporation incorporated and validly existing under the laws of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
(b)Due Qualification. It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
(c)Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)[Reserved].
(e)Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents in any material respect or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.
(f)Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do does not and would not have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(g)Compliance with Agreements, Laws, Etc. It has duly observed and complied with all Applicable Laws relating to the conduct of its business and its assets, except where the failure to do so does not and would not have a Material Adverse Effect. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so world not reasonably be expected to result in a Material Adverse Effect.
(h)[Reserved].
(i)Taxes. It has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.
(j)[Reserved].
(k)Anti-Corruption Laws and Anti-Terrorism Laws. None of the Servicer, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Servicer, their respective agents or employees or its Affiliates, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Servicer and its Affiliates have instituted and maintain policies and procedures designed to prevent violation of such laws, regulations and rules.
(l)Sanctions. None of the Servicer, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Servicer, their respective agents or employees or its Affiliates, is a Person that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.
(m)[Reserved].
(n)No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.
(o)Information. All written information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Servicer or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not be (when taken as a whole and after giving effect to all written updates provided by the Servicer or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Servicer or on its behalf which was provided to the Servicer from an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Servicer; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any

Lender by the Servicer or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Servicer represents only that such information represents the Servicer’s good faith estimates as of the date of preparation thereof, based upon assumptions the Servicer and, if applicable, the Equityholder believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Servicer and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.
(p)Procedures. In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.
(q)Originator. It has established and is managing the securitisation comprising the Collateral, this Agreement and the other Facility Documents.
Section 4.03 Representations and Warranties of the Equityholder. The Equityholder represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:
(a)Due Organization. It is a limited liability company duly formed and validly existing under the laws of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
(b)Due Qualification. It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
(c)Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)[Reserved].
(e)Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents in any material respect or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.
(f)Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so does not and would not have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.
(g)Compliance with Agreements, Laws, Etc. It has duly observed and complied with all Applicable Laws relating to the conduct of its business and its assets, except where the failure to do so does not and would not have a Material Adverse Effect. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(h)[Reserved].
(i)Taxes. It has filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all U.S. federal income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.
(j)Anti-Corruption Laws and Anti-Terrorism Laws. None of the Equityholder, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Equityholder, their respective agents or employees or its Affiliates, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Equityholder has instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules.
(k)Sanctions. None of the Equityholder, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Equityholder, their respective agents or employees or its Affiliates, is a Person that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person or (ii) located, organized or resident in a Sanctioned Country.
(l)[Reserved].
(m)No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.
(n)Information. All written information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Equityholder or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not be (when taken as a whole and after giving effect to all written updates provided by the Equityholder or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Equityholder or on its behalf which was provided to the Equityholder from an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Equityholder; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Equityholder or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Equityholder represents only that such information represents the Equityholder’s good faith estimates as of the date of preparation thereof, based upon assumptions the Equityholder believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Equityholder and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

ARTICLE V
COVENANTS
Section 5.01 Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, until the Collection Date:
(a)Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply with all Applicable Laws relative to the conduct of its business or to its assets, except where the failure to do so does not and would not have a Material Adverse Effect (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party, its Constituent Documents and each Related Document to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party, except, in the case of this clause (v), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)Enforcement. It shall not take any action that would release any Obligor from any of such Obligor’s material covenants or obligations under any instrument or agreement included in the Collateral, except in the case of (A) repayment of Collateral Loans in accordance with the applicable Related Documents, (B) subject to the terms of this Agreement, (1) amendments to Collateral Loans in accordance with the Servicing Standard and (2) actions taken in connection with the work out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Servicer required hereby or otherwise to the extent not prohibited by, or in conflict with, this Agreement.
(c)Further Assurances. It shall promptly upon the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), at its expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority (subject to Permitted Liens) perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). At the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), it shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.
(d)Financial Statements; Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender):
(i)within 120 days after the end of each fiscal year of the Servicer, a copy of the audited consolidated balance sheet of the Servicer and its consolidated subsidiaries as at the end of such year, the related consolidated statements of operations for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) that are made available via EDGAR (or any successor system of the Securities Exchange

Commission), in the Servicer’s annual report on Form 10-K, are deemed delivered to the Administrative Agent on the date such documents are made so available;
(ii)within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Servicer and its consolidated subsidiaries as of the end of such fiscal quarter and including the figures as at the end of the previous fiscal year, and the unaudited consolidated statements of operations of the Servicer and its consolidated subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Servicer and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR (or any successor system of the Securities Exchange Commission), in the Servicer’s quarterly report on Form 10-Q, are deemed delivered to the Administrative Agent on the date such documents are made so available;
(iii)within three (3) Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any (A) Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder), (B) Event of Default, (C) event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect, (D) Revaluation Event, (E) receipt of notice from the agent on a Collateral Loan that the related Obligor has defaulted (beyond applicable grace periods) in the payment of principal or interest or (F) Collateral Loan that ceases to be an Eligible Collateral Loan, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(iv)from time to time such additional information regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of each Coverage Test) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request if reasonably available without undue burden or expense;
(v)promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;
(vi)promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including the PATRIOT Act;
(vii)within three (3) Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, provide notice to the Administrative Agent of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly affecting in any material respect the Collateral (taken as a whole), the Facility Documents, or any Secured Party’s interest in the Collateral; and

(viii)with respect to each Obligor of a Collateral Loan that is not a Broadly Syndicated Loan, subject to any confidentiality obligations: (1) within ten (10) Business Days of the completion of the Servicer’s portfolio review of such Obligor (which, for each Obligor shall occur no less frequently than four (4) times per calendar year) (I) the most recent financial reporting packages that correspond to such portfolio review with respect to such Obligor and with respect to each related Collateral Loan (including any attached or included information, statements and calculations) received as of the date of the Servicer’s most recent portfolio review and (II) the internal “watch list” prepared by the Servicer with respect to each Obligor and (2) upon demand by the Administrative Agent, such other information as the Administrative Agent may reasonably request with respect to any Collateral Loan or Obligor (to the extent reasonably available to the Servicer and subject to any confidentiality obligations).
(e)Access to Records and Documents. It shall permit the Administrative Agent (or any Person designated by the Administrative Agent as its agent or representative, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals: (i) its books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) the Related Documents with respect to the Collateral; provided that, so long as no Event of Default has occurred, the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year by the Lenders and the Administrative Agent. The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and shall (1) coordinate in good faith with the Lenders to determine dates which are acceptable to a majority of the Lenders and whenever possible occur on one such date as a single group and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.
(f)Use of Proceeds. It shall use the proceeds of each Advance made hereunder solely:
(i)to fund or pay the purchase price of Collateral Loans or Eligible Investments acquired by the Borrower in accordance with the terms and conditions set forth herein (it being understood that the Borrower may request an Advance to fund the applicable Advance Rate of one or more Collateral Loans either on the date of acquisition or at a later time during the Reinvestment Period pursuant to Article II);
(ii)to fund additional extensions of credit under Revolving Collateral Loans and Delayed Drawdown Collateral Loans purchased in accordance with the terms of this Agreement;
(iii)to fund the Revolving Reserve Account on or prior to the Facility Termination Date to the extent the Revolving Reserve Account is required to be funded pursuant to Section 8.04 (and the Borrower shall submit a Notice of Borrowing requesting a Borrowing of Advances for a Borrowing Date falling no more than five and no less than one Business Day prior to the Facility Termination Date with a Requested Amount sufficient to fully fund the Revolving Reserve Account under Section 8.04); and
(iv)to make Permitted Distributions or Permitted RIC Distributions.
Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.
(g)[Reserved].

(h)Opinions as to Collateral. On or before each five year anniversary of the Closing Date, at the request of the Administrative Agent, it shall furnish to the Agents an opinion of counsel addressed to the Agents and the Borrower relating to the continued perfection of the security interest granted by the Borrower to the Collateral Agent hereunder.
(i)No Other Business. It shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Loans, Eligible Investments and the Collateral in connection therewith and entering into and performing its obligations under the Facility Documents, any applicable Related Documents and any other agreement contemplated by this Agreement.
(j)Tax Matters. It shall remain a disregarded entity for U.S. federal income tax purposes.
(k)Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued on the Closing Date and relating to the issues of substantive consolidation.
Section 5.02 Covenants of the Servicer. The Servicer covenants and agrees that, until the Collection Date:
(a)Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply with all Applicable Laws relative to the conduct of its business or to its assets, except where the failure to do so does not and would not have a Material Adverse Effect, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents, except, in the case of this clause (v), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)Enforcement. It shall not take any action that would release any Obligor from any of such Obligor’s covenants or obligations under any instrument or agreement included in the Collateral, except in the case of (A) repayment of Collateral Loans in accordance with the applicable Related Documents, (B) subject to the terms of this Agreement, (1) amendments to Collateral Loans in accordance with the Servicing Standard and (2) actions taken in connection with the work out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Servicer required hereby or otherwise to the extent not prohibited by, or in conflict with, this Agreement.
(c)Further Assurances. It shall promptly upon the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), at its expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). At the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), it shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to

(x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.
(d)Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent:
(i)within two (2) Business Days after a Responsible Officer of the Servicer obtains actual knowledge of the occurrence and continuance of any (A) Default, (B) Event of Default, (C) Potential Servicer Removal Event, (D) Servicer Removal Event, (E) event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect, (F) Revaluation Event, (G) receipt of notice from the agent on a Collateral Loan that the related Obligor has defaulted (beyond applicable grace periods) in the payment of principal or interest or (H) Collateral Loan that ceases to be an Eligible Collateral Loan, a certificate of a Responsible Officer of the Servicer setting forth the details thereof and the action which the Servicer is taking or proposes to take with respect thereto;
(ii)from time to time such additional information regarding the Collateral (including reasonably detailed calculations of each Coverage Test) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request if reasonably available without undue burden or expense;
(iii)a Borrowing Base Calculation Statement (A) within twenty (20) days after the end of each month, (B) on any date on which the Borrower submits a Notice of Borrowing and (C) promptly upon request therefor by the Administrative Agent on any other date;
(iv)promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including the PATRIOT Act; and
(v)within two (2) Business Days after a Responsible Officer of the Servicer obtains actual knowledge thereof, provide notice to the Administrative Agent of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly and adversely affecting the in any material respect the Collateral (taken as a whole), the Facility Documents, or any Secured Party’s interest in the Collateral, in each case except to the extent the foregoing does not and would not have a Material Adverse Effect.
(e)Access to Records and Documents. It shall permit the Administrative Agent (or any Person designated by the Administrative Agent as its agent or representative, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals its books, records and accounts relating to the Collateral, the Borrower, the Facility Documents and the performance of the Servicer under the Facility Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants; provided that so long as no Event of Default has occurred the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year by the Lenders and the Administrative Agent. The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and shall (1) coordinate in good faith with the Lenders to determine dates which are acceptable to a majority of the Lenders and whenever possible occur on one such date as a single group and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.

(f)Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements furnished by or on behalf of it to any other Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct to the actual knowledge of the Servicer; provided further that, with respect to projected financial information, the Servicer represents only that such information represents the Servicer’s good faith estimates as of the date of preparation thereof, based upon methods and data the Servicer believes to be reasonable and accurate, but actual results during the periods covered by such projections may differ materially from such projections.
(g)Collections. It shall direct any agent or administrative agent for any Collateral Loan to remit all payments and collections with respect to such Collateral Loan and, if applicable, to direct the Obligor with respect to such Collateral Loan to remit all such payments and collections with respect to such Collateral Loan directly to the Collection Account.
(h)Priority of Payments. It shall instruct the Collateral Agent to apply all Interest Proceeds and Principal Proceeds solely in accordance with the Priority of Payments and the other provisions of this Agreement.
(i)Anti-Corruption Laws and Sanctions. The Servicer shall maintain and shall ensure that its Affiliates maintain policies and procedures designed to prevent violation of any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction. The Servicer shall not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).
Section 5.03 Negative Covenants of the Borrower. The Borrower covenants and agrees that, until the Collection Date:
(a)Restrictive Agreements. It shall not enter into or suffer to exist or permit to become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.
(b)Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations).

(c)Amendments to Constituent Documents, Etc. Without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents and (ii) it will not amend, modify or waive in any material respect any term or provision in any Facility Document (other than in accordance with any provision thereof requiring the consent of the Administrative Agent or all or a specified percentage of the Lenders).
(d)ERISA. It shall not establish or incur any liability or obligation with respect to any Plan or Multiemployer Plan and no member of the ERISA Group shall establish or incur any liability or obligation with respect to any Plan or Multiemployer Plan that in each case would reasonably be expected to result in a Material Adverse Effect.
(e)Liens. It shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.
(f)Margin Requirements; Covered Transactions. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.
(g)Changes to Filing Information; Change of Location of Underlying Instruments. It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless it gives thirty (30) days’ prior written notice to the Agents and takes all actions that the Administrative Agent or the Required Lenders (through the Administrative Agent) reasonably request and determine to be necessary to protect and perfect the Collateral Agent’s perfected security interest in the Collateral. It shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments, unless the Borrower has given at least ten (10) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Agent’s first priority perfected security interest (subject to Permitted Liens) continues in full effect.
(h)Transactions with Affiliates. Except as may be otherwise required or permitted by the Loan Sale Agreement, it shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with any of its Affiliates (including sales of Defaulted Collateral Loans and other Collateral Loans), unless (x) such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision) or (y) the Borrower has received the prior written consent of the Administrative Agent with respect to such transaction. Notwithstanding the foregoing or anything to the contrary contained herein, nothing herein prohibits the Borrower from (i) transferring or distributing the Collateral Loans to the Equityholder or an Affiliate of the Equityholder, as applicable, in accordance with Article X, (ii) making Permitted Distributions (in accordance with the definition thereof) or (iii) making Permitted RIC Distributions (in accordance with the definition thereof) to the Equityholder.
(i)Investment Company Restriction. It shall not and shall not permit the pool of Collateral to become required to register as an “investment company” under the Investment Company Act.
(j)Anti-Corruption and Sanctions. The Borrower shall maintain and shall ensure that its Affiliates maintain policies and procedures designed to prevent violation of any applicable anti-bribery, anti-

corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction. The Borrower shall not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).
(k)[Reserved].
(l)Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume any Indebtedness other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, including expenses payable in the ordinary course of business or (ii) pursuant to customary indemnification, expense reimbursement and similar provisions under the Related Documents. It shall not acquire any Collateral Loan or other property other than as expressly permitted under the Facility Documents, it being understood and agreed that the Borrower shall be permitted to acquire Collateral Loans from the Servicer, the Equityholder and/or their Affiliates and from unaffiliated third parties.
(m)Validity of this Agreement. It shall not (i) except in connection with any transaction permitted hereunder, take any action or omit to take any action, the result of which would permit the validity or effectiveness of any Facility Document or any grant of Collateral under this Agreement to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or take any action or omit to take any action, the result of which would permit any Person to be released from any covenant or obligation with respect to this Agreement and (ii) except as permitted by any Facility Document, take any action that would permit the Lien of this Agreement not to constitute a valid first priority perfected security interest in the Collateral (subject to Permitted Liens).
(n)Subsidiaries. It shall not have or permit the formation of any subsidiaries, except (i) in connection with the receipt of equity securities with respect to a Collateral Loan or Eligible Investments or (ii) Tax Blocker Subsidiaries.
(o)Name. It shall not conduct business under any name other than its own.
(p)Employees. It shall not have any employees (other than officers or directors, to the extent they are employees).
(q)Non-Petition. It shall not be party to any agreements under which it has any material obligation or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for loan agreements, related loan documents, any agreements related to the purchase and sale of any Collateral Loan which contain customary (as determined by the Servicer) purchase or sale terms or which are documented using customary (as determined by the Servicer) loan trading documentation in connection with the Collateral Loans and any agreement that does not impose a material obligation on the Borrower and that is of a type that customarily does not include “non-petition” or “limited recourse” provisions (including customary service contracts and engagement letters entered into with third party service providers (including independent accountants and providers of independent managers)).

(r)Certificated Securities. It shall not acquire or hold any Certificated Securities in bearer form in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Servicer).
Section 5.04 Covenants of the Equityholder. The Equityholder covenants and agrees that, until the Collection Date:
(a)Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply except where the failure to do so does not and would not have a Material Adverse Effect, with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents, except, in the case of clause (v), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including the PATRIOT Act.
(c)Anti-Corruption Laws and Sanctions. The Equityholder shall maintain and shall ensure that its Affiliates maintain policies and procedures designed to prevent violation of any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction. The Equityholder shall not, directly or indirectly, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).
(d)Separateness. The Equityholder shall not take any action that causes, or omit to take any action that results in, the Borrower’s failure to comply with any of its covenants in Section 5.05 and the Equityholder shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued on the Closing Date and relating to the issues of substantive consolidation.
(e)Liens. The Equityholder shall neither pledge (nor permit to be pledged) the equity interests in the Borrower nor otherwise permit any equity interests of the Borrower to be subject to a Lien other than Permitted Liens.
Section 5.05 Certain Undertakings Relating to Separateness. Without limiting any, and subject to all, other covenants of the Borrower, the Equityholder and the Servicer contained in this Agreement, the

Borrower (the Servicer in acting on behalf or for the benefit of the Borrower and the Equityholder in acting on behalf of the Borrower as the equityholder in the Borrower) shall conduct its business and operations separate and apart from that of any other Person (including the Equityholder and any of their Affiliates) and in furtherance of the foregoing:
(a)The Borrower shall maintain its accounts, financial statements, books, accounting and other records, and other documents separate from those of any other Person; provided that the Borrower may be consolidated into the Equityholder solely for tax and accounting purposes.
(b)The Borrower shall not commingle or pool any of its funds or assets with those of the Servicer, the Equityholder or any of their Affiliates or any other Person, and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Facility Documents.
(c)The Borrower shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person (although, in connection with certain financial reporting, regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Equityholder of OFS).
(d)The Borrower shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; provided, however, in its capacity as Servicer, OFS may from time to time advance expenses of the Borrower for which OFS is later reimbursed pursuant to the Priority of Payments.
(e)The Borrower has observed, and shall observe, all (A) limited liability company formalities and (B) other organizational formalities, in each case to the extent necessary or advisable to preserve its separate existence (although, in connection with certain financial reporting, regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Equityholder or OFS), and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its operating agreement in a manner that would adversely affect the existence of the Borrower as a bankruptcy-remote special purpose entity. The Borrower shall have at least one Independent Manager at all times (subject to the time periods for replacement of Independent Managers that have resigned or have been removed set forth in the Borrower’s Constituent Documents).
(f)The Borrower shall not (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (B) control the decisions or actions respecting the daily business or affairs of any other Person, except as permitted by or pursuant to the Facility Documents.
(g)The Borrower shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person (although, in connection with certain financial reporting, advertising and marketing, it may be identified as a subsidiary of the Equityholder or OFS); provided that the assets of the Borrower may be consolidated for accounting purposes and included in consolidated financial statements of the Equityholder and/or the Servicer as required by GAAP or applicable law.
(h)The Borrower shall not identify itself as a division of any other Person.
(i)The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.
(j)Except as may be provided in the Facility Documents, any transaction between the Borrower and its Affiliates shall be on arm’s length terms.

(k)Except as permitted by, or pursuant to, the Facility Documents, the Borrower shall not grant a security interest or otherwise pledge its assets for the benefit of any other Person (other than its pledge of the Collateral hereunder to the Collateral Agent for the benefit of the Secured Parties).
(l)The Borrower shall not acquire any securities or debt instruments of the Equityholder, the Servicer, any Affiliates of the foregoing or any other Person, except (i) in connection with the receipt of equity securities with respect to a Collateral Loan or Eligible Investments or (ii) equity interests in any Tax Blocker Subsidiary.
(m)The Borrower shall not make loans or advances to any Person, except for the Collateral Loans and as permitted by or pursuant to the Facility Documents.
(n)The Borrower shall make no transfer of its Collateral Loans, except as permitted by or pursuant to the Facility Documents.
(o)The Borrower shall file its own tax returns separate from those of any other Person or entity, except to the extent that the Borrower is not required to file tax returns under Applicable Law or is not permitted to file its own tax returns separate from those of any other Person.
(p)The Borrower shall, to the extent used in its business, use separate stationery, invoices and checks.
(q)The Borrower shall correct any known misunderstanding regarding its separate identity.
(r)The Borrower shall maintain adequate capital in light of its contemplated business operations.
(s)The Borrower shall at all times be organized as a single-purpose entity with Constituent Documents substantially similar to those in effect on the Closing Date.
(t)The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion delivered in connection with the Facility Documents will continue to be true and correct in all material respects.

ARTICLE VI
EVENTS OF DEFAULT
Section 6.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)a default in the payment, when due and payable, of (x) any principal in respect of the Advances or (y) any other payment required to be made to the Administrative Agent or any Lender pursuant to this Agreement or any other Facility Document and if such date is not the Final Maturity Date, such default, solely in the case of this clause (y), has not been cured within three (3) Business Days after written notice thereof by the Administrative Agent; provided, that, solely in the case of clause (y) on a date other than on the Final Maturity Date resulting solely from an administrative error or omission by the Administrative Agent, the Collateral Agent, the Securities Intermediary or any paying agent, such default continues for a period of five (5) Business Days after the Administrative Agent, the Collateral Agent or the Securities Intermediary receives written notice or a Responsible Officer of such party has actual knowledge of such administrative error or omission;
(b)any failure by the Borrower to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited credited or delivered by it, on or before the date occurring three (3) Business Days after the date such deposit or distribution is required to be made by the Servicer; provided that in the case of a failure to make such deposit or credit due to an administrative error or omission by the Administrative Agent or Collateral Agent, such failure continues for three (3) Business Days after the Administrative Agent or the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;
(c)the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;
(d)except as otherwise provided in this Section 6.01, a default in the performance, or breach, of any covenant or agreement of the Borrower or Equityholder under this Agreement or the other Facility Documents to which it is a party (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation or Coverage Test is not an Event of Default under this clause (d)), or the failure of any representation or warranty of the Borrower or the Equityholder made in this Agreement or in any other Facility Document to be correct, in each case, in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of thirty (30) days after the earlier of (i) written notice to the Borrower and the Servicer (which may be by e-mail) by either Agent, and (ii) a Responsible Officer of the Borrower or the Servicer has acquired actual knowledge thereof; provided that if such default, breach or failure cannot be cured, such Event of Default shall occur immediately after receipt by the Borrower of such written notice from the Administrative Agent; provided, further, that, for the avoidance of doubt, to the extent the Equityholder purchases or substitutes (in accordance with the provisions of the Loan Sale Agreement) an Eligible Collateral Loan for a Collateral Loan for which the representation in Section 4.01(r) was breached, such breach will be deemed cured hereunder);
(e)the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens or any sale, assignment, disposition or other transaction not prohibited by this Agreement);
(f)the Borrower assigns any of its rights, obligations, or duties under the Facility Documents without the prior written consent of each Lender;
(g)[Reserved];
(h)(i) any Facility Document or any material provision thereof shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Equityholder or the Servicer, (ii) the Borrower, the Equityholder, the Servicer or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder, or (iii) any Lien securing any obligation under any Facility Document shall, in whole or in part, cease to be a first priority perfected security interest of the Collateral Agent, except as otherwise permitted in accordance with the Facility Documents (subject to Permitted Liens);

(i)an Insolvency Event relating to the Borrower or the Equityholder;
(j)failure to reduce the Advances to $0 by the Final Maturity Date;
(k)on any Monthly Report Determination Date, the Interest Coverage Ratio Test is not satisfied and such failure shall continue for three (3) Business Days;
(l)the occurrence of an OC Ratio Breach and such OC Ratio Breach remains unremedied for a period of 10 consecutive Business Days without being cured;
(m)the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $100,000, with respect to the Borrower (net of amounts covered by insurance), or $1,000,000, with respect to the Equityholder (net of amounts covered by insurance), and the Borrower or Equityholder, as applicable, shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof;
(n)the Borrower fails to have at least one Independent Manager; provided that the resignation of an Independent Manager or the removal of an Independent Manager for “cause” shall not affect this clause (n) unless the Borrower fails to appoint a new Independent Manager within ten (10) Business Days of the effective date of such removal or resignation;
(o)any Monthly Report or Payment Date Report shall fail to be delivered when due and such failure shall continue for three (3) Business Days after receipt of written notice thereof;
(p)a Servicer Removal Event occurs;
(q)(i) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6321 of the Code with regard to any asset of the Borrower and such Lien shall not have been released within five (5) Business Days or (ii) the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any asset of the Borrower and such Lien shall not have been released within five (5) Business Days;
(r)the failure of the Equityholder, the Borrower or any of the Borrower’s subsidiaries to make any payment when due (after giving effect to any related grace period set forth in the related agreements) under one or more agreements for borrowed money to which it is a party in an amount in excess of $100,000, with respect to the Borrower and its subsidiaries, or $1,000,000, with respect to the Equityholder, whether or not such failure is waived pursuant to the related agreement;
(s)[reserved];
(t)the Borrower or Equityholder shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, $100,000, with respect to the Borrower and its subsidiaries, or $1,000,000, with respect to the Equityholder; or
(u)the Borrower shall fail to qualify as a bankruptcy-remote entity based on customary criteria such that Borrower’s special counsel or any other reputable counsel could no longer render a substantive non-consolidation opinion with respect to the Borrower.

Upon a Responsible Officer of the Borrower or the Servicer obtaining actual knowledge of the occurrence of an Event of Default, each of the Borrower and the Servicer shall promptly (and in any event within two (2) Business Days) notify each other and the Agents, specifying each specific Event of Default that has then occurred as well as all other Events of Default that are then known to be continuing. Upon the occurrence of an Event of Default actually known to a Responsible Officer of the Collateral Agent, the Collateral Agent shall promptly notify the Administrative Agent (which will notify the Lenders promptly) of such Event of Default in writing.
Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent shall, at the request of, or may with the consent of, the Majority Lenders, by notice to the Borrower (with a copy to the Collateral Agent and the Collateral Administrator), do any one or more of the following: (1) declare the Individual Lender Maximum Funding Amounts to be terminated, whereupon the Individual Lender Maximum Funding Amounts shall be terminated, and (2) declare the principal of and the accrued Interest on the Advances and all other Obligations whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (i) of this Section 6.01, the Individual Lender Maximum Funding Amounts shall automatically terminate and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.
In addition, upon the occurrence and during the continuation of an Event of Default (and with respect to the remedy provided in clause (w) below, upon the occurrence and during the continuation of an Event of Default described in clause (p) above), following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) to the Servicer of the exercise of control rights with respect to the Collateral, the Administrative Agent may exercise such rights, including: (v) the exercise of the Servicer’s rights and obligations under the Facility Documents, including its unilateral power to (A) consent to modifications to Collateral Loans, (B) take any discretionary action with respect to Collateral Loans and (C) direct the acquisition, sales and other dispositions of Collateral Loans to be immediately terminated; (w) subject to delivery of a Servicer Removal Notice, remove the Servicer and transfer of the Servicer’s rights and obligations under the Facility Documents to a Replacement Servicer; (x) if the Servicer is not terminated or otherwise replaced, to require the Servicer to obtain the consent of the Administrative Agent before agreeing to any modification of any Collateral Loan, taking any discretionary action with respect to any Collateral Loan or causing the Borrower to sell or otherwise dispose of any Collateral Loan; (y) if the Servicer is not terminated or otherwise replaced, to require the Servicer to cause the Borrower to sell or otherwise dispose of any Collateral Loan as directed by the Administrative Agent pursuant to Section 7.03, and (z) with respect to any specific Collateral Loan, to require the Servicer to take such discretionary action with respect to such Collateral Loan as directed by the Administrative Agent.
Section 6.02 OC Ratio Posting Payments. Notwithstanding anything to the contrary in this Agreement, if an OC Ratio Breach has occurred, within ten (10) Business Days of the occurrence of such OC Ratio Breach, the Equityholder may, but shall not be required to, cure such condition by making a cash payment into the Principal Collection Subaccount in an amount (which shall be in increments of $500,000) that would cause such OC Ratio Breach to be cured after giving effect to such payment into the Principal Collection Subaccount (any such payment, an “OC Ratio Posting Payment”).

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT

Section 7.01 Grant of Security. (a)  The Borrower hereby grants, pledges, transfers and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (in each case excluding the Excluded Amounts) (all of the property described in this Section 7.01(a), excluding the Excluded Amounts, being collectively referred to herein as the “Collateral”):
(i)all Collateral Loans and Related Documents (including those listed, as of the Closing Date, in Schedule 3), both now and hereafter owned, including all Collections and other Proceeds thereon or with respect thereto;
(ii)each Covered Account and all Money and all investment property (including all securities, all security entitlements with respect to such Covered Account and all financial assets carried in such Covered Account) from time to time on deposit in or credited to each Covered Account;
(iii)all interest, dividends, distributions and other Money or property of any kind distributed in respect of the Collateral Loans of the Borrower, which the Borrower is entitled to receive, including all Collections in respect of its Collateral Loans;
(iv)each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Collateral Agent under this Agreement;
(v)all Cash or Money in possession of the Borrower or delivered to the Collateral Agent (or its bailee);
(vi)all securities, loans and investments and, in each case as defined in the UCC, accounts, chattel paper, deposit accounts, instruments, financial assets, investment property, general intangibles, letter-of-credit rights, and supporting obligations of the Borrower, and all other property of any type or nature in which the Borrower has an interest (including the equity interests of each subsidiary of the Borrower), and all property of the Borrower which is delivered to the Collateral Agent by or on behalf of the Borrower (whether or not constituting Collateral Loans or Eligible Investments);
(vii)all Liens, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and
(viii)all Proceeds of any and all of the foregoing.

(b)     All terms used in this Section 7.01 but not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC as applicable.
Section 7.02 Release of Security Interest. Upon the Collection Date or pursuant to Section 8.08, the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall prepare and reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Administrative Agent shall provide notice thereof to the Collateral Agent and the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall prepare and reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.
Section 7.03 Rights and Remedies. The Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Solely upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at the written direction of the Administrative Agent or the Required Lenders acting through the Administrative Agent, (a) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other document relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (b) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (c) take control of the Proceeds of any such Collateral; (d) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (e) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (f) enforce the Borrower’s rights and remedies with respect to the Collateral; (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (h) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (i) redeem any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (j) make copies of all books, records and documents relating to the Collateral; and (k) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor. In the absence of written direction of the Administrative Agent or the Required Lenders (acting through the Administrative Agent), the Collateral Agent shall take no action. The Collateral Agent shall not be liable to the Administrative Agent, the Required Lenders or any other party for any action taken or omitted to be taken at the direction of the Administrative Agent or the Required Lenders (acting through the Administrative Agent) or any inactions in the absence thereof. To the extent permitted by applicable law, each of the Borrower, the Servicer and the Equityholder waive all claims, damages and demands it may acquire against the Administrative Agent, the Collateral Agent and the Secured Parties arising out of the exercise by the Administrative Agent or the Collateral Agent of any of their rights hereunder, except for any claims, damages and demands it may have against the Administrative Agent or the Collateral Agent arising from the bad faith, willful misconduct or gross negligence of, or breach of this Agreement, any Facility Document or any Related Document by, the Administrative Agent, the Collateral Agent, any other Secured Party or any of its their affiliates, or any agents or employees of the foregoing.
The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of either Agent or the Required Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (a) through (k) of this Section 7.03 the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent for the benefit of the Secured Parties, but at the cost and expense of the Borrower and, except as expressly required by Applicable Law, without notice to the Borrower. Such appointment shall in no way impose upon the Collateral Agent any obligation to take any such action unless specifically directed to do so and subject to the receipt of indemnity from the Lenders reasonably satisfactory to it.
Each of the Borrower, the Servicer and the Equityholder recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such item of Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each of the Borrower, the Servicer and the Equityholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Administrative Agent or Collateral Agent on behalf of the Secured Parties than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale.
Each of the Borrower, the Servicer and the Equityholder further agrees that a breach of any of their covenants contained in this Section 7.03 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.03 shall be specifically enforceable against the Borrower, the Servicer and the Equityholder, and each of the Borrower, the Servicer and the Equityholder hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement or any defense relating to the Administrative Agent’s willful misconduct or gross negligence.
Pursuant to the UCC, each of the Borrower, the Servicer and the Equityholder hereby specifically agrees (x) that it shall not raise any objection to any Secured Party’s purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No Action Letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC, (2) shall be considered commercially reasonable notwithstanding that the Secured Party has not registered or sought to register the Collateral under the Securities Act, even if the Borrower agrees to pay all costs of the registration process, and (3) shall be considered to be commercially reasonable notwithstanding that the Secured Party purchases the Collateral at such a sale.
Each of the Borrower, the Servicer and the Equityholder agrees that neither the Administrative Agent nor the Collateral Agent shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Collateral sold by the Administrative Agent or the Collateral Agent pursuant to this Agreement. Each of the Borrower, the Servicer and the Equityholder hereby agrees that the Administrative Agent or the Collateral Agent shall have the right to conduct, and shall not incur any liability as a result of, the sale of any Collateral, or any part thereof, at any sale conducted in a commercially reasonable manner, it being agreed by the parties hereto that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value. The Borrower, the Servicer and the Equityholder hereby waive any claims against the Administrative Agent and the Collateral Agent arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Borrower’s obligations under this

Agreement, even if the Administrative Agent or the Collateral Agent accepts the first bid received and does not offer any Collateral to more than one bidder, provided that Administrative Agent or the Collateral Agent has acted in a commercially reasonable manner in conducting such private sale. Without in any way limiting the Administrative Agent’s or the Collateral Agent’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, each of the Borrower, the Servicer and the Equityholder hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale, and each of the Borrower, the Servicer and the Equityholder hereby irrevocably waives any right to contest any such sale conducted in accordance with the following provisions:
(1)    the Administrative Agent or the Collateral Agent conducts such foreclosure sale in the State of New York;
(2)    such foreclosure sale is conducted in accordance with the laws of the State of New York; and
(3)    not more than thirty days before, and not less than three Business Days in advance of such foreclosure sale, the Administrative Agent or the Collateral Agent notifies the Borrower, the Servicer and the Equityholder at the address set forth herein of the time and place of such foreclosure sale.
In connection with the sale of the Collateral following the acceleration of the Obligations, the Equityholder, the Servicer and their respective Affiliates shall have the right to purchase any or all of the Collateral, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Equityholder, the Servicer and their respective Affiliates fail to exercise this purchase right within ten (10) days following such acceleration of the Obligations, then such contractual rights shall be irrevocably forfeited by the Equityholder, the Servicer and all Affiliates thereof, but nothing herein shall prevent the Equityholder, the Servicer or their respective Affiliates from bidding at any sale of such Collateral.
Notwithstanding anything in this Section 7.03 to the contrary, the Collateral Agent shall be under no duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and to the extent expressly so directed by the Administrative Agent, the Required Lenders or the Majority Lenders, as applicable; provided that the Collateral Agent shall not be required to take any action hereunder at the direction of the Administrative Agent or any Secured Party if such action would, in the reasonable determination of the Collateral Agent (x) be in violation of or contrary to applicable law or any provisions of this Agreement or other Facility Document or (y) expose the Collateral Agent to liability unless it has received reasonably satisfactory indemnity with respect thereto.
All sums paid or advanced by the Collateral Agent in connection with the foregoing and all out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.
Section 7.04 Remedies Cumulative. Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either of the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.
Section 7.05 Related Documents. (a)  Each of the Borrower and the Servicer hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Administrative Agent, promptly forward to such Person all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, (ii) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent any reasonably requested information relating to any specified Collateral Loans and (iii) upon the written request of either Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent (in its reasonable discretion).
(b)     The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of the Administrative Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee. In addition, in accordance with the Custodian Agreement, promptly (and in any event, within five (5) Business Days) following its acquisition of any Collateral Loan, the Borrower shall deliver to the Custodian, to the extent applicable, copies of the Related Documents.
Section 7.06 Borrower Remains Liable. (a)  Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.
(b)     No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, or the transactions contemplated hereby or thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of Law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.
Section 7.07 Protection of Collateral. The Borrower shall from time to time execute, deliver, file and/or authorize the filing of all UCC-1 financing statements and continuation statements and the equivalent thereof in any applicable foreign jurisdiction, if applicable, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable to secure the rights and remedies of the Secured Parties hereunder and to:
(a)grant security more effectively on all or any portion of the Collateral;
(b)maintain, preserve and perfect any grant of security made or to be made by this Agreement including the first priority nature of the Lien granted hereunder or to carry out more effectively the purposes hereof;
(c)perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary as a result of changes in Law);
(d)enforce any of the Collateral or other instruments or property included in the Collateral;

(e)preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all third parties; and
(f)pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.
The Borrower hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement and continuation statement and the equivalent thereof in any applicable foreign jurisdiction, if applicable, and all other instruments, and take all other actions, required pursuant to this Section 7.07 if the Borrower fails to take any such action within ten (10) Business Days after either Agent’s request therefor. The Borrower further authorizes the Collateral Agent to file UCC-1 financing statements or the equivalent thereof in any foreign jurisdiction, if applicable, that name the Borrower as debtor and the Collateral Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Collateral Agent has a grant of security hereunder. Such designation set forth in this Section 7.07 shall not impose upon the Collateral Agent or the Administrative Agent or any other Secured Party, or release or diminish, the Borrower’s obligations under this Section 7.07.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Administrative Agent may and the Collateral Agent shall at the direction of the Administrative Agent demand payment or delivery of, and shall collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement, including (upon the occurrence and during the continuance of an Event of Default) all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. Each Covered Account shall be established and maintained under the Account Control Agreement with a Qualified Institution. Any Covered Account may contain any number of subaccounts for the convenience of the Collateral Agent or as required by the Servicer for convenience in administering the Covered Account or the Collateral.
Section 8.02 Collateral Account and Collection Account. (a)  In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary (i) the “Collateral Account,” which shall be maintained with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent, and (ii) the “Collection Account” which shall be maintained with the Securities Intermediary in accordance with the Account Control Agreement, which shall be subject to the Lien of the Collateral Agent and which shall consist of two segregated subaccounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount.” The Collateral Agent shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 8.06(a), promptly upon receipt thereof, all Interest Proceeds received by the Collateral Agent and identified as such by the Servicer. The Collateral Agent shall deposit promptly upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Subaccount including, in addition to the deposits required pursuant to Section 8.06(a), all Principal Proceeds (unless simultaneously reinvested in additional Collateral Loans in accordance with Article X or in Eligible Investments or required to be deposited in the Revolving Reserve Account pursuant to Section 8.04) received by the Collateral Agent and identified as such by the Servicer. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes herein provided. Subject to Section 8.02(c), amounts in the Collection Account shall be reinvested pursuant to Section 8.06(a). Other than as expressly set forth herein, the Collateral Agent shall from time to time deposit into the Collateral Account any Collateral that is capable of being delivered to and held by the Securities Intermediary and credited to an account in accordance with the terms of this Agreement and the Account Control Agreement.
(b)     At any time when reinvestment is permitted pursuant to Article X, the Borrower, or the Servicer, acting on behalf of the Borrower (subject to compliance with Article X) may, by delivery of a certificate or an email (of a .pdf or other similar file) instruction of a Responsible Officer of the Servicer or a trade ticket, direct the Collateral Agent (with a copy to the Collateral Administrator) to, and upon receipt of such certificate, email or trade ticket, as applicable, the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with accrued interest received with regard to any Collateral Loan and Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Loan) and reinvest such funds in additional Collateral Loans or make a Permitted Distribution or Permitted RIC Distribution in accordance with such certificate, email or trade ticket. At any time as of which sufficient funds are not on deposit in the Revolving Reserve Account, the Borrower, or the Servicer, acting on behalf of the Borrower may, by delivery of a certificate of a Responsible Officer of the Servicer, direct the Collateral Agent (with a copy to the Collateral Administrator) to, and upon receipt of such certificate the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and remit such funds as so directed by the Servicer to meet the Borrower’s funding obligations in respect of Delayed Drawdown Collateral Loans or Revolving Collateral Loans.
(c)     The Collateral Agent shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 9.01(a), on the Business Day prior to each Payment Date, the amount set forth to be so transferred in the Payment Date Report for such Payment Date.
Section 8.03 Payment Account. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated trust account in the name “OFSCC-FS, LLC Payment Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Payment Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent. Except as provided in Section 9.01, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable under the Priority of Payments on the Payment Dates in accordance with their terms and the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Agreement and the Priority of Payments. Amounts on deposit in the Payment Account will not be invested.
Section 8.04 The Revolving Reserve Account; Fundings. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated trust account in the name “OFSCC-FS, LLC Revolving Reserve Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Revolving Reserve Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent. The only permitted deposits to or withdrawals from the Revolving Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Revolving Reserve Account other than in accordance with this Agreement and the Priority of Payments.
During the Reinvestment Period, fundings of Delayed Drawdown Collateral Loans and Revolving Collateral Loans shall be made using, first, amounts on deposit in the Revolving Reserve Account, then available Principal Proceeds on deposit in the Collection Account and finally, available Advances. On the last day of the Reinvestment Period, to the extent the amount of funds on deposit in the Revolving Reserve Account are less than the Revolving Exposure, (x) the Borrower shall request a final Advance in an amount sufficient to fund the Revolving Reserve Account in an amount equal to the Revolving Exposure; provided that after giving effect to such Borrowing, the aggregate principal amount of the Advances then outstanding shall not exceed the Maximum Available Amount, and/or (y) the Borrower shall deposit other available funds into the Revolving Reserve Account in an amount sufficient to fund the Revolving Reserve Account in an amount equal to the Revolving Exposure. After the Facility Termination Date, fundings of Delayed Drawdown Collateral Loans and Revolving Collateral Loans shall be made using, first, amounts on deposit in the Revolving Reserve Account, then available Principal Proceeds on deposit in the Collection Account. In addition, after the Facility Termination Date, all Principal Proceeds received with respect to Revolving Collateral Loans shall be deposited into the Revolving Reserve Account to the extent such proceeds may be re-borrowed by the related Obligors.

Amounts on deposit in the Revolving Reserve Account will be invested in overnight funds that are Eligible Investments selected by the Servicer pursuant to Section 8.06 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. Funds in the Revolving Reserve Account (other than earnings from Eligible Investments therein) will be available solely to cover drawdowns on the Delayed Drawdown Collateral Loans and Revolving Collateral Loans and settle purchases of Collateral Loans committed to be acquired by the Borrower prior to the end of the Reinvestment Period; provided that, to the extent that the aggregate amount of funds on deposit therein at any time exceeds an amount equal to the Revolving Exposure, the Collateral Agent, at the direction of the Borrower (or the Servicer on its behalf) shall remit such excess to the Principal Collection Subaccount. In addition, following the occurrence and during the continuance of an Event of Default, funds in the Revolving Reserve Account may be withdrawn by the Collateral Agent and deposited into the Principal Collection Subaccount pursuant to and at the direction of the Administrative Agent.
Section 8.05 [Reserved].
Section 8.06 Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent. (a)  By delivery of a certificate of a Responsible Officer (which may be in the form of standing instructions), the Borrower (or the Servicer on behalf of the Borrower) shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, in accordance with such direction, invest all funds on deposit in the Collection Account and the Revolving Reserve Account in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein, including Section 8.04 above). If, prior to the occurrence of an Event of Default, the Servicer shall not have given any such investment directions, such funds shall remain uninvested. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in Specified Eligible Investments selected by the Administrative Agent in accordance with the definition of Specified Eligible Investment (and if no Specified Eligible Investment has been specified, such funds shall be invested in the Specified Eligible Investment selected by the Servicer or held uninvested if none has been selected). Except to the extent expressly provided otherwise herein, all interest, gain, loss and other income from such investments shall be deposited, credited or charged (as applicable) in and to the Interest Collection Subaccount. Absent its timely receipt of such instruction from the Servicer in accordance with the foregoing, the Collateral Agent shall not be under an obligation to invest (or pay interest on) funds held hereunder. The Collateral Agent shall in no way be liable for any insufficiency in a Covered Account resulting from any loss relating to any such investment.
(b)     The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. All Covered Accounts shall remain at all times with the Securities Intermediary.
(c)     The Collateral Administrator shall supply, in a timely fashion, to the Borrower and the Servicer any information regularly maintained by the Collateral Administrator that the Borrower or the Servicer may from time to time reasonably request with respect to the Collateral, the Covered Accounts and the other Collateral and provide any other requested information reasonably available to the Collateral Administrator and required to be provided by Section 8.07 or to permit the Servicer to perform its obligations hereunder or the Borrower’s obligations hereunder that have been delegated to the Servicer. The Collateral Administrator shall promptly forward to the Servicer copies of notices and other writings received by it from the Obligor of any Collateral Loan or from any Clearing Agency with respect to any Collateral Loan which notices or writings advise the holders of such Collateral Loan of any rights that the holders might have with respect thereto (including requests to vote with respect to amendments or waivers and notices of prepayments and redemptions)

as well as all periodic financial reports received from such Obligor and Clearing Agency with respect to such Obligor.
Section 8.07 Accountings.
(a)     Monthly. Not later than two (2) Business Days prior to the 20th calendar day of each calendar month, beginning with August 2019 (other than March, June, September and December in each year) (such date, the “Monthly Reporting Date”), the Servicer shall compile and provide (or cause to be provided) to the Agents and the Lenders, a monthly report for the prior calendar month (each, a “Monthly Report”) in accordance with this Section 8.07, which Monthly Report may be amended, modified or otherwise supplemented from time to time with the consent of the Servicer, the Administrative Agent and the Collateral Administrator. The Servicer shall compile and provide (or cause to be provided) to the Collateral Agent and the Administrative Agent a loan data file (the “Data File”) in the form of Exhibit H for the previous monthly period ending on the Monthly Report Determination Date (containing such information agreed upon by the Servicer, the Collateral Administrator and the Administrative Agent). The Servicer shall provide (or cause to be provided) the Data File to the Collateral Agent at least three (3) Business Days prior to the Monthly Reporting Date and, with respect to a Payment Date Report, at least three (3) Business Days prior to the Payment Date. The Administrative Agent shall use commercially reasonable efforts to review and, based solely on the Data File provided by the Borrower (or Servicer on its behalf), re-calculate the calculations in clauses (i) through (xvi) below made by the Servicer in any such Monthly Report or Payment Date Report, as applicable, for such calendar month, within two (2) Business Days of the receipt thereof and notify the Servicer and the Collateral Administrator in the event of any discrepancy between the Administrative Agent’s calculations and the Monthly Report and Payment Date Report. The Administrative Agent shall re-calculate pursuant to the preceding sentence: (i) Aggregate Net Collateral Balance, (ii) Borrowing Base, (iii) Excess Concentration Amount, (iv) Maximum Available Amount, (v) Class 1 Borrowing Base, (vi) Class 1A Borrowing Base, (vii) Class 2 Borrowing Base, (viii) Class 3 Borrowing Base, (ix) Class 1 OC Ratio, (x) Class 1A OC Ratio, (xi) Class 2 OC Ratio, (xii) Class 3 OC Ratio, (xiii) each Class Minimum OC Coverage Test, (xiv) each Coverage Test, (xv) for any Payment Date Report, completion of Priority of Payments pursuant to Section 9.01(a), (xvi) balances for each of the Covered Accounts and (xvii) such other calculations as may be mutually agreed upon by the Collateral Administrator, the Servicer and the Administrative Agent. Upon receipt of such notice reporting and showing discrepancies, if any, from the Administrative Agent and in any event by no later than the Monthly Reporting Date, the Servicer shall compile and provide (or cause to be compiled and provided) to the Agents and the Lenders the Monthly Report. As used herein, the “Monthly Report Determination Date” with respect to any calendar month in which a Payment Date does not occur (or, if such day is not a Business Day, the next Business Day) will be the last day of such calendar month. The Monthly Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments included in the Collateral that is agreed to by the Servicer, the Administrative Agent and the Collateral Administrator from time to time, and shall be determined as of the Monthly Report Determination Date for such calendar month.
In addition, the Borrower shall provide (or cause to be provided) in each Monthly Report a statement setting forth in reasonable detail each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification that became effective since the immediately preceding Monthly Report (or, in respect of the first Monthly Report, from the Closing Date).
(b)     Payment Date Accounting. The Borrower shall render (or cause to be rendered) an accounting (each, a “Payment Date Report”), determined as of the close of business on each Determination Date preceding a Payment Date (such Determination Date, a “Payment Date Report Determination Date”), and shall deliver such Payment Date Report to the Agents, the Servicer and each Lender not later than the second

Business Day preceding the related Payment Date. The Payment Date Report shall contain the information that is agreed to by the Servicer, the Administrative Agent and the Collateral Administrator from time to time.
(c)     Daily Accounting. For each Business Day, the Collateral Administrator shall render to the Borrower (with a copy to the Administrative Agent and the Servicer) a daily report of (i) all deposits to and withdrawals from the Covered Accounts for such Business Day and the outstanding balance of the Covered Accounts as of the end of such Business Day, (ii) all settled trades of securities for such Business Day, (iii) the Adjusted Principal Balance of each Collateral Loan as of the end of such Business Day, (iv) the OC Ratio as of the end of such Business Day, (v) the Borrower’s compliance with the Concentration Limitations, (vi) the Loan Value of each Collateral Loan, (vii) the S&P rating and Moody’s rating of each Collateral Loan and/or the Obligor thereunder (if applicable), (viii) all principal and interest payments made or to be made on each Collateral Loan on such Business Day, (ix) the applicable interest rates, interest rate resets, interest accrual periods and libor floors, if any, of each Collateral Loan, (x) the portion of the Principal Balance of any Delayed Drawdown Collateral Loan that is unfunded, (xi) the amount of Interest Proceeds received from Collateral Loans and Eligible Investments, (xii) the Collateral Loans that are Defaulted Collateral Loans and (xiii) such other items as may be agreed upon from time to time by the Collateral Administrator and the Borrower. “Loan Value” shall be determined in accordance with the definition herein and provided to the Collateral Administrator. For purposes of calculating the Adjusted Principal Balance of each Collateral Loan, the Collateral Administrator shall begin including each Collateral Loan in the report as of its trade date.
(d)     Failure to Provide Accounting. If the Collateral Administrator shall not have received any accounting provided for in this Section 8.07 on the first Business Day after the date on which such accounting is due to the Collateral Administrator, the Collateral Administrator shall notify the Servicer who shall use reasonable efforts to obtain such accounting by the applicable Monthly Reporting Date or Payment Date, as applicable. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Servicer, the Borrower or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Servicer, the Borrower or another Person (other than claims relating to the Collateral Administrator’s gross negligence or willful misconduct).
Section 8.08 Release of Collateral. (a)  The Borrower may, by delivery of a certificate of a Responsible Officer of the Servicer (with the written consent of the Administrative Agent if the Administrative Agent has notified the Collateral Agent in writing, following the occurrence of or during the continuation of an Event of Default, to only permit releases with the written consent of the Administrative Agent) delivered to the Collateral Agent and the Custodian, as applicable, at least one (1) Business Day prior to the settlement date for any sale of any item of Collateral certifying that the sale of such loan is being made in accordance with Section 10.01 and such sale complies with all applicable requirements of Section 10.01, direct the Collateral Agent (or the Custodian on its behalf) to release or cause to be released such item from the Lien of this Agreement and, upon receipt of such certificate, the Collateral Agent (or Custodian, as applicable) shall deliver any such item, if in physical form, duly endorsed to the broker or purchaser designated in such certificate or, if such item is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Servicer in such certificate; provided that the Collateral Agent (or the Custodian on its behalf) may deliver any such item in physical form for examination in accordance with street delivery custom; provided, that neither the Collateral Agent nor the Custodian will be deemed to have notice of an Event of Default unless it has received notice thereof.
(b)     Subject to the terms of this Agreement, the Collateral Agent (or Custodian, as applicable) shall, upon the receipt of a certificate of a Responsible Officer of the Servicer, deliver any Collateral in accordance with such certificate, and execute such documents or instruments as are delivered by or on behalf of the Borrower and reasonably necessary to release or cause to be released such security from the Lien of this

Agreement, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof.
(c)     As provided in Section 8.02(a), the Collateral Agent shall deposit any proceeds received by it from the disposition of any Collateral in the applicable subaccount of the Collection Account as instructed by the Servicer, unless simultaneously applied to the purchase of additional Collateral Loans or Eligible Investments as permitted under and in accordance with the requirements of this Article VIII and Article X.
(d)     The Collateral Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower certifying that there are no Individual Lender Maximum Funding Amounts outstanding and all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied, execute such documents or instruments as are delivered by or on behalf of the Borrower and reasonably necessary to release any remaining Collateral from the Lien of this Agreement.
(e)     Any Collateral Loan or amounts that are released pursuant to Section 8.08(a) or (b) shall be automatically released from the Lien of this Agreement.
Section 8.09 Reports by Independent Accountants. (a)  The Servicer will cause KPMG US LLP or any other firm of nationally recognized independent public accountants (who may also render other services to the Servicer) consented to by the Administrative Agent (the “Independent Accountants”) to furnish to the Administrative Agent, each Lender and the Collateral Agent (i) on or prior to December 31, 2019 (the “Initial AUP Report Date”), a report relating to one Monthly Report and one Payment Date Report (in each case, as selected by the Administrative Agent), each delivered prior to the Initial AUP Report Date, and (ii) on or prior to each one-year anniversary of the Initial AUP Report Date (each such anniversary, an “AUP Report Date”), a report relating to one Monthly Report and one Payment Date Report (in each case, as selected by the Administrative Agent), each delivered during the twelve (12) months immediately preceding such AUP Report Date, in each case, to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Exhibit F, it being understood that the Servicer and the Administrative Agent will provide an updated Exhibit F reflecting any further amendments to such Exhibit F prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Exhibit F) to certain documents and records relating to the Collateral under any Facility Document, compare the information contained in selected Monthly Reports and Payment Date Reports (and all calculations therein) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.
(b)     In the event the Independent Accountants appointed pursuant to clause (a) above require the Collateral Agent or the Collateral Administrator to agree to the procedures performed by such Independent Accountants with respect to any of the reports, statements or certificates of such Independent Accountants, or sign any agreement in connection therewith, Borrower hereby directs the Collateral Agent or the Collateral Administrator to agree to the terms and conditions requested by such Independent Accountants as a condition to receiving documentation required by this Agreement; it being understood and agreed that the Collateral Agent or the Collateral Administrator shall deliver such agreement in conclusive reliance on the foregoing direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such Independent Accountants by the Borrower or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. The Borrower hereby authorizes and directs the Collateral Agent or the Collateral Administrator, without liability on its part, to execute and deliver any such agreement with such Independent Accountants in the form presented to it by the

Borrower (or the Servicer on behalf of the Borrower), which agreement, to the extent so directed by the Borrower (or the Servicer on behalf of the Borrower), may include, amongst other things, (i) an acknowledgement that the Borrower (or the Servicer on behalf of the Borrower) has agreed that the procedures by such Independent Accountants are sufficient for the relevant purposes, (ii) releases by the Collateral Agent or the Collateral Administrator of any claims, liabilities and expenses arising out of or relating to such Independent Accountant’s engagement, agreed-upon procedures or any report, statement or certificate issued by such Independent Accountants under any such engagement and acknowledgement of other limitations of liability in favor of such Independent Accountants and (iii) restrictions or prohibitions on the disclosure of any such reports, statements, certificates or other information or documents provided to it by such Independent Accountants.

ARTICLE IX
APPLICATION OF MONIES
Section 9.01 Disbursements of Monies from Payment Account. (a)  Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Collateral Agent shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 8.02 in accordance with the Payment Date Report and the following priorities (the “Priority of Payments”):
(i)On each Payment Date, so long as no Event of Default has occurred and is continuing or would result therefrom, Interest Proceeds on deposit in the Interest Collection Subaccount, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred into the Payment Account, to be applied in the following order of priority:
(A)to pay registration, registered office and filing fees, if any, of the Borrower, subject to a cap of $15,000 per annum;
(B)(1) to pay Administrative Expenses; provided that the amounts in this clause (1) will not exceed the Administrative Expense Cap; and (2) to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents;
(C)to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;
(D)to pay Servicer Expenses; provided that the amounts in this clause (D) will not exceed the Servicer Expense Cap for such Payment Date;
(E)(1) on the Payment Date occurring after the 12-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount to not more than 75% of the outstanding principal amount as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii)) and (2) on the Payment Date occurring after the 18-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount to not more than 50% of the outstanding principal amount as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii));
(F)if the Coverage Tests are not satisfied as of the relevant Determination Date, to pay principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Coverage Tests are satisfied (on a pro forma basis as at such Determination Date); provided that the Borrower shall be permitted to allocate such principal payments among the Classes on each Payment Date so long as, after giving effect to such allocation of payments on such Payment Date, each Class Minimum OC Coverage Test is satisfied; provided, further, that, if the Borrower would be unable to cause each Class Minimum OC Coverage Test to be satisfied on any Payment Date after allocating such payments, the Administrative Agent shall allocate such payments in its sole discretion;

(G)(i) during the Reinvestment Period, at the discretion of the Servicer, for deposit into the Revolving Reserve Account until the amount on deposit therein equals the Revolving Exposure and (ii) after the Reinvestment Period, for deposit into the Revolving Reserve Account until the amount on deposit therein equals the Revolving Exposure;
(H)to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.10 and 13.04, all unpaid Facility Reduction Fees and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties;
(I)(1) first, to the payment or application of amounts referred to in clause (B) above (in the same order of priority specified therein), to the extent not paid in full pursuant to applications under such clause, (2) second, to the payment or application of amounts referred to in clause (C) above to the extent not paid in full pursuant to such clause and (3) third, to the payment or application of amounts referred to in clause (D) above to the extent not paid in full pursuant to such clause; and
(J)(1) if a Default has occurred and is continuing, to remain in the Interest Collection Subaccount (other than a Permitted RIC Distribution) or (2) otherwise, any remaining amount shall be released to the Equityholder, the Servicer or its designee (or, at the direction of the Servicer, deposited into the Principal Collection Subaccount for investment in Collateral Loans), whether in the form of a distribution or otherwise.
(ii)On each Payment Date so long as no Event of Default has occurred and is continuing or would result therefrom, except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, Principal Proceeds on deposit in the Principal Collection Subaccount to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:
(A)to the payment of unpaid amounts under clauses (A) through (D) in clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder, but subject to any caps specified therein;
(B)during the Reinvestment Period, (i) if the Coverage Tests are not satisfied as of the relevant Determination Date, to pay principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until such Coverage Tests are satisfied (on a pro forma basis as at such Determination Date) and (ii) at the option of the Equityholder, (x) to the Principal Collection Subaccount for the purchase of additional Collateral Loans (including funding Revolving Collateral Loans and Delayed Drawdown Collateral Loans) and/or for the making of any Permitted Distribution or (y) as a Permitted Distribution;
(C)after the Reinvestment Period, to pay the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Advances are paid in full; provided that the Borrower shall be permitted to allocate such principal payments among the Classes on each Payment Date so long as, after giving effect to such allocation of payments on such Payment Date, each Class Minimum OC Coverage Test is satisfied; provided, further, that, if the Borrower would be unable to cause each Class Minimum OC Coverage Test to be satisfied on any Payment Date after allocating such payments, the Administrative Agent shall allocate such payments in its sole discretion;

(D)to the payment of amounts referred to in clauses (H) and (I) of clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder; and
(E)(1) if a Default has occurred and is continuing, to remain in the Principal Collection Subaccount (other than any Permitted RIC Distribution) or (2) otherwise, any remaining amount shall be released to the Equityholder, the Servicer or its designee (or, at the direction of the Servicer, deposited into the Principal Collection Subaccount for investment in Collateral Loans), whether in the form of a distribution or otherwise.
(iii)On each Payment Date following the occurrence and continuance of an Event of Default, all Interest Proceeds in the Interest Collection Subaccount and all Principal Proceeds in the Principal Collection Subaccount, except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, in each case, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:
(A)to pay registration, registered office and filing fees, if any, of the Borrower, subject to a cap of $15,000 per annum;
(B)(1) first, to pay Administrative Expenses as provided in Section 9.01(a)(i)(B)(1) without regard to the Administrative Expense Cap and (2) second, to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents;
(C)to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;
(D)to pay Servicer Expenses in accordance with the priorities specified in the definition thereof, provided that the amounts in this clause (D) shall not exceed the Servicer Expense Cap;
(E)to pay the principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until paid in full; provided that the Administrative Agent shall allocate such principal payments among the Classes in its sole discretion;
(F)to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.10 and 13.04, all unpaid Facility Reduction Fees and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties;
(G)(1) first, to the payment of amounts referred to in clause (B) and (2) second, to the payment of amounts referred to in clause (D)(2) above, in each case to the extent not paid in full pursuant to such clause; and
(H)any remaining amount shall be released to the Equityholder, the Servicer or its designee, whether in the form of a distribution or otherwise.
(b)     If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Payment Date Report, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.01(a) to the extent funds are available therefor.

ARTICLE X
SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS
Section 10.01 Sales of Collateral Loans.
(a)Discretionary Sales of Collateral Loans. Subject to the satisfaction of the conditions specified in Section 10.03, the Borrower (or the Servicer on behalf of the Borrower) may, but will not be required to, direct the Collateral Agent to sell, and the Collateral Agent shall sell in the manner directed by the Servicer, any Collateral Loan if such sale meets the requirements set forth below (as shown in the Borrowing Base Calculation Statement delivered with respect thereto in accordance with Section 5.02(d)(iii)):
(i)no Default or Event of Default exists or would result upon giving effect thereto; provided that the Borrower (or the Servicer on behalf of the Borrower) may sell one or more Collateral Loans if after giving effect thereto and the application of the proceeds thereof any existing Default or Event of Default would be cured;
(ii)[reserved]; and
(iii)the Administrative Agent has provided prior written consent to such sale, if (A) any Coverage Test would not be satisfied following such proposed sale or
(B)     (1)    such sale is to the Equityholder, the Servicer or a Person that is an Affiliate of the Borrower, the Equityholder or the Servicer (provided that any such sale must comply with Sections 5.03(h) and 10.03);
(2)the proceeds from such proposed sale would be less than the lesser of (x) Adjusted Principal Balance of such Collateral Loan and (y) the purchase price of such Collateral Loan paid by the Borrower; or
(3)if, after giving effect to such proposed sale, the Aggregate Principal Balance of all Collateral Loans sold by the Borrower during the immediately preceding twelve calendar months (or since the Closing Date, if the Trade Date of such proposed sale would occur earlier than twelve calendar months following the Closing Date) would be greater than 30% of the Maximum Facility Amount;
provided that the restriction in clause (iii)(B)(1) of this Section 10.01(a) does not apply to sales of Defaulted Collateral Loans or Ineligible Collateral Loans.
Notwithstanding anything above that would otherwise prohibit the sale of a Collateral Loan after the occurrence or during the continuance of a Default or an Event of Default, if the Borrower entered into an agreement to sell any such Collateral prior to the occurrence of such Default or an Event of Default, but such sale did not settle prior to the occurrence of such Default or an Event of Default, then the Borrower shall be permitted to consummate such sale notwithstanding the occurrence of such Default or an Event of Default; provided that the settlement for such sale occurs within the customary settlement period for similar trades.
(b)Ineligible Collateral Loans. Notwithstanding Section 10.01(a), if on any day a Collateral Loan is no longer an Eligible Collateral Loan and any Coverage Test is not satisfied as of such day, the Borrower shall either make a deposit of the funds and/or deliver one or more replacement Collateral Loans for such ineligible Collateral Loan, in each case pursuant to the Loan Sale Agreement and in accordance with Section 10.03; provided that this clause (b) does not require the Borrower to sell any such Collateral Loan. Upon confirmation of the deposit of the amount described above into the Collection Account or the delivery to the Borrower of the replacement Collateral Loans, such ineligible Collateral Loan shall be removed from the Collateral and the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under such ineligible Collateral Loan.
(c)Sales of Equity Securities. The Borrower (or the Servicer on behalf of the Borrower) may sell any Equity Security at any time without restriction, and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price, within forty-five (45) days of receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law or contract, in which case such Equity Security should be sold as soon as such sale is permitted by Applicable Law or contract.
Section 10.02 Purchase of Additional Collateral Loans. (a)  On any date during the Reinvestment Period, if no Event of Default has occurred and is continuing, the Borrower (or the Servicer on behalf of the Borrower) may, if each of the conditions specified in this Section 10.02 and Section 10.04 are met, invest Principal Proceeds (and accrued interest received with respect to any Collateral Loan to the extent used to pay for accrued interest on additional Collateral Loans and other amounts on deposit in the Principal Collection Subaccount) in additional Collateral Loans on the current Approved List or subject to an Approval Request; provided that no Collateral Loan (excluding subsequent draws under Revolving Collateral Loans or Delayed Drawdown Collateral Loans) may be purchased unless each of the following conditions are satisfied as of the date the Servicer commits on behalf of the Borrower to make such purchase and after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:
(i)the Borrower shall have delivered and the Administrative Agent shall have approved an Approval Request with respect to the Collateral Loan pursuant to the terms of Section 2.02;
(ii)such obligation is an Eligible Collateral Loan; and
(iii)each Coverage Test is satisfied (or, if not satisfied immediately prior to such investment, compliance with such Coverage Test is maintained or improved).
Section 10.03 Conditions Applicable to All Sale and Purchase Transactions. (a)  Any transaction effected under this Article X (other than sales required by Section 10.01(c)) or in connection with the acquisition of additional Collateral Loans shall be for fair market value and, if effected with a Person that is the Equityholder or an Affiliate thereof, shall be (i) in compliance with Section 5.03(h), (ii) effected in accordance with all Applicable Laws, (iii) after giving pro forma effect to such transaction, the value of Collateral Loans substituted or sold by the Borrower to Affiliates of the Servicer may not exceed 20% of the highest Aggregate Principal Balance of Collateral Loans of the Borrower, and (iv) after giving pro forma effect to such transaction, the value of Defaulted Collateral Loans substituted or sold by the Borrower to Affiliates of the Servicer may not exceed 10% of the highest Aggregate Principal Balance of Collateral Loans of the Borrower.
(b)     Upon each acquisition by the Borrower of a Collateral Loan (i) all of the Borrower’s right, title and interest to such Collateral Loan shall be subject to the Lien granted to the Collateral Agent pursuant to this Agreement and (ii) such Collateral Loan shall be Delivered to the Collateral Agent.
Section 10.04 Additional Equity Contributions. (a)  The Equityholder may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Borrower for any purpose,

including for the purpose of curing any Default, satisfying any Coverage Test, enabling the acquisition or sale of any Collateral Loan or satisfying any conditions under Section 3.02. Each contribution shall either be made (a) in Cash (in which event such contributions shall be made by deposit into the Collection Account), (b) by assignment and contribution of an Eligible Investment and/or (c) by assignment of a Collateral Loan that is an Eligible Collateral Loan. In connection with any contribution described in this Section 10.04 (other than a contribution of a portion of the purchase price of a Collateral Loan acquired in accordance with the Loan Sale Agreement), the Servicer shall provide written instruction to the Collateral Agent identifying (a) the subclause under which such contribution is being made (the “Contribution Notice”) and (b)(i) in the case of contributions made in Cash, (A) the timing of such contribution and (B) the amount of such contribution and (ii) in the case of contributions made by assignment and contribution of an Eligible Investment and/or by assignment of a Collateral Loan that is an Eligible Collateral Loan, (A) the name of such Eligible Investment and/or Collateral Loan and (B) attaching the accompanying assignment forms. All Cash contributed to the Borrower shall be treated as Principal Proceeds, except to the extent that the Servicer specifies in the Contribution Notice that such Cash shall constitute Interest Proceeds and shall be deposited into a Collection Account in accordance with Section 8.02 as designated by the Servicer.

ARTICLE XI
ADMINISTRATION AND SERVICING OF CONTRACTS
Section 11.01 Appointment and Designation of the Servicer.
(a)Initial Servicer. The Borrower hereby appoints OFS, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. OFS hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.
(b)Servicer Removal Notice. The Borrower, the Servicer, each Lender and the Administrative Agent hereby agree that, upon the occurrence of a Servicer Removal Event, the Administrative Agent may (1) provide at least ten (10) Business Days’ prior written notice to the Servicer of its intent to remove the Servicer, and (2) following the expiration of such ten (10) Business Day period, provide a removal notice to the Servicer (with a copy to the Collateral Agent and the Collateral Administrator) (a “Servicer Removal Notice”) and terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Removal Notice pursuant to this Section 11.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Removal Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Removal Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the Replacement Servicer, and except as provided herein the Replacement Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its commercially reasonable efforts to assist the Replacement Servicer in assuming such obligations.
(c)Appointment of Replacement Servicer. At any time following the delivery of a Servicer Removal Notice, the Administrative Agent may appoint a successor servicer (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer assumes the servicing duties of the Servicer.
(d)Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing or any repurchase obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior

Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer, upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.02. Any other provision in this Agreement notwithstanding, if a Replacement Servicer is appointed, it shall perform its obligations hereunder in good faith and with reasonable care, exercising a degree of skill and attention no less than what it exercises to service similar assets for itself and for others, such standard of care to be the “Servicing Standard” applicable to it.
(e)Subcontracts. The Servicer may, without the consent of any party but with prior written notice to the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Removal Event.
Section 11.02 Duties of the Servicer.
(f)Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the delivery of a Servicer Removal Notice, but subject to the terms of this Agreement (including Section 11.04 and Article VI), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Servicer shall include the following:
(i)supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, exercising voting rights, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;
(ii)maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent, the Collateral Administrator and the Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request and which can be obtained without any undue burden or expense;
(iii)maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;
(iv)promptly delivering to the Administrative Agent, each Lender, the Collateral Agent, the Collateral Administrator or the Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, Custodian, the Collateral Administrator or the Collateral Agent may from time to time reasonably request and which can be obtained without any undue burden or expense;

(v)identifying each Collateral Loan in its internal servicing records to reflect the ownership of such Collateral Loan by the Borrower;
(vi)notifying the Administrative Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (A) that is or is threatened to be asserted by an Obligor with respect to any Collateral Loan (or portion thereof) of which it has actual knowledge or has received notice; or (B) that could reasonably be expected to have a Material Adverse Effect;
(vii)maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;
(viii)directing the Collateral Agent to make payments pursuant to the terms of the Payment Date Report;
(ix)assisting the Borrower with respect to the purchase and sale of and payment for the Collateral Loans and Eligible Investments;
(x)instructing the Obligors and the administrative agents on the Collateral Loans to make payments directly into the Collection Account established and maintained with the Collateral Agent;
(xi)delivering assignments and promissory notes to the Custodian;
(xii)complying with such other duties and responsibilities as may be required of the Servicer by this Agreement; and
(xiii)assisting in the acquisition and sale of Collateral Loans and other Collateral in accordance with Article X and the Servicing Standard.
It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Servicer acts as lead agent with respect to any Collateral Loan, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the applicable Related Documents has the right to do so.
(g)Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent and the Secured Parties of their rights hereunder shall not release the Servicer (unless replaced by a Replacement Servicer) or the Borrower from any of their duties or responsibilities with respect to the Collateral. None of the Secured Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder, unless one of them becomes a Replacement Servicer hereunder.
(h)Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due, provided such obligation is not on non-accrual) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
(i)The Servicer agrees to supervise and assist in the investment and reinvestment of the Collateral, and shall perform on behalf of the Borrower the duties that have been expressly delegated to the Servicer in this Agreement and any other Facility Document (and the Servicer shall have no obligation to perform any other duties hereunder or otherwise) and, to the extent necessary or appropriate to perform such duties, the Servicer shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower with respect thereto. The Servicer shall comply with the terms and conditions hereof and any other Facility Document expressly applicable to it, in its capacity as the Servicer, or otherwise affecting the duties and functions that have been delegated to it thereunder and hereunder as the Servicer and shall perform its obligations hereunder and thereunder in good faith and with reasonable care, using a degree of skill and attention no less than the Servicer and its Affiliates exercises with respect to comparable assets that it services for itself and for others having similar investment objectives and restrictions substantially in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Loans (such standard of care, the “Servicing Standard”).
Section 11.03 Authorization of the Servicer. (a)  Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. In case any reasonable question arises as to its duties hereunder, the Collateral Agent may request instructions from the Administrative Agent and shall be entitled at all times to refrain from taking any actions unless it has received instruction from the Administrative Agent. In no event shall the Servicer be entitled to make any Secured Party a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.
(b)     The Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.
Section 11.04 Collection Efforts, Modification of Collateral. (a)  The Servicer will use commercially reasonable efforts to collect, or cause to be collected, all payments called for under the terms and provisions of the Collateral Loans included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.
(b)     In the performance of its obligations hereunder, the Borrower (or the Servicer on its behalf) may enter into any amendment or waiver of or supplement to any Related Document; provided that the prior written consent of the Required Lenders shall be required if an Event of Default has occurred and is continuing or an Event of Default or Default would result from such amendment, waiver or supplement. For the avoidance of doubt, any Collateral Loan that, as a result of any amendment or supplement thereto, ceases to qualify as an Eligible Collateral Loan shall not be included in the Borrowing Base.
Section 11.05 Servicer Expenses. The Servicer shall be entitled to be reimbursed its expenses as provided in the Priority of Payments.

Section 11.06 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.01(c).

ARTICLE XII
THE AGENTS
Section 12.01 Authorization and Action. (a)  Each Lender hereby irrevocably appoints and authorizes the Administrative Agent, the Collateral Agent and the Collateral Administrator to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents, as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. No Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents to which it is a party or any fiduciary relationship with any Secured Party and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of such Agent shall be read into this Agreement or any other Facility Document to which such Agent is a party (if any) as duties on its part to be performed or observed. No Agent shall have or be construed to have any other duties or responsibilities in respect of this Agreement or any other Facility Document and the transactions contemplated hereby or thereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Lenders (or, with respect to the Collateral Agent, the Administrative Agent); provided that such Agent shall not be required to take any action which exposes such Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that the Administrative Agent’s consent may not be unreasonably withheld, provide for the exercise of the Administrative Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or by refusing to provide instruction) to the Administrative Agent withhold its consent or exercise its discretion in an unreasonable manner.
(b)     If the Collateral Agent has been requested or directed by the Majority Lenders or the Required Lenders, as applicable, (or by the Administrative Agent acting at the direction of the Majority Lenders or the Required Lenders) to take any action pursuant to any provision of this Agreement or any other Facility Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or such Facility Document in the manner so requested unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provision of this Agreement or any other Facility Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability, unless it is provided indemnity acceptable to it against any such expenditure, risk, costs, expense or liability. For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any action to exercise or enforce any power, right or remedy available to it under this Agreement or any other Facility Document or any Related Document unless and until directed by the Majority Lenders or the Required Lenders, as applicable (or the Administrative Agent on their behalf).
(c)     Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such Person in accordance with any notice given by the Majority Lenders or the Required Lenders, as applicable, (or by the Administrative Agent acting at the direction of the Majority Lenders or the Required Lenders) pursuant to the terms of this Agreement or any other Facility Document even if, at the time such action is taken by any such Person, the Majority Lenders or the Required Lenders, as applicable, or Persons purporting to be the Majority Lenders or the Required Lenders, as applicable, are not entitled to give such notice, except where the Responsible Officer of the Collateral Agent has actual knowledge (without any duty of inquiry or investigation on its part) that the Majority Lenders or the Required

Lenders, as applicable, or Persons purporting to be the Majority Lenders or the Required Lenders, as applicable, are not entitled to give such notice. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Facility Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.
(d)     If in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, it may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.
(e)     Instructions to Collateral Agent.
(i)The Collateral Agent shall be entitled to refrain from taking any action unless it has been instructed in writing by the Borrower (or the Servicer on the Borrower’s behalf), the Required Lenders or the Administrative Agent, as applicable, as it reasonably deems necessary. In the absence of gross negligence or willful misconduct by the Collateral Agent, the Collateral Agent shall have no liability for any action (or forbearance from action) taken pursuant to such written instructions of the Borrower, the Servicer, the Required Lenders or the Administrative Agent, as applicable.
(ii)Whenever the Collateral Agent is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable term of this Agreement; and whenever any report or other information is required to be produced or distributed by the Collateral Agent it shall be in form, content and medium reasonably acceptable to it and the Borrower, and otherwise in accordance with any applicable term of this Agreement.
(iii)In case any reasonable question arises as to its duties hereunder, the Collateral Agent may, so long as no Event of Default has occurred and is continuing, request instructions from the Servicer and may, after the occurrence and during the continuance of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall, in the absence of gross negligence or willful misconduct by the Collateral Agent, have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent.
(f)     General Standards of Care for the Collateral Agent. Notwithstanding any terms herein contained to the contrary, the acceptance by the Collateral Agent of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):
(i)     The Collateral Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer of the Collateral Agent or unless (and then only to the extent) received in writing by the Collateral Agent and specifically referencing this Agreement. The Collateral Agent shall not be charged with knowledge of any notices, documents, instruments or reports delivered or prepared by the Collateral Administrator.

(ii)     No provision of this Agreement requires the Collateral Agent to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it has been furnished with acceptable indemnification. Nothing herein obligates the Collateral Agent to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.
(iii)     The permissive right of the Collateral Agent to take any action hereunder shall not be construed as a duty.
(iv)The Collateral Agent may act or exercise its duties or powers hereunder through agents or attorneys-in-fact, and the Collateral Agent shall not be liable or responsible for the actions or omissions of any such agent or attorney-in-fact appointed and maintained with reasonable due care.
(v)The Collateral Agent has no obligation to determine the Interest Rate or whether an asset is an Eligible Collateral Loan.
Section 12.02 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care other than any Affiliates of such Agent.
Section 12.03 Agents’ Reliance, Etc. (a)  No Agent and none of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Servicer or any of their Affiliates) and independent public accountants and other experts selected by it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by such Agent in good faith in accordance with such opinion and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Document or any notice, consent, certificate, instruction or waiver, report, statement, opinion, direction or other instrument or writing on the part of the Borrower, the Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of any Collateral (or the validity, perfection, priority or enforceability of the Liens on the Collateral), this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including, for the avoidance of doubt, the Borrowing Base Calculation Statement), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by facsimile, email, cable or telex, if acceptable to it) reasonably believed by it to be genuine and believed by it to be signed or sent by the proper party or parties; (vi) shall not be responsible to any Person for any recitals, statements, information, representations or warranties regarding the Borrower or the Collateral or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of thereof or any such other document or the financial condition of any Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions related to any Person or the existence or possible existence of any Default or Event of Default; and (vii) shall not have any obligation whatsoever to any Person to assure that any collateral exists or is owned by any Person or is cared for, protected or insured or that any liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available with respect thereto. No Agent shall have any liability to the Borrower or any Lender or any other Person for the Borrower’s, the Servicer’s, any Lender’s or any other Person’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.
(b)     No Agent shall be liable for the actions or omissions of any other Agent (including concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other Agent with the terms or requirements of this Agreement, any Facility Document or any Related Document, or their duties hereunder or thereunder. Each Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including each Notice of Borrowing received hereunder) in the absence of its own gross negligence or willful misconduct. No Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders, as applicable). No Agent shall be liable for any error of judgment made in good faith unless it shall be proven by a non-appealable court of competent jurisdiction that such Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Document or Related Document shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. No Agent shall be liable for any indirect, special, punitive or consequential damages (including lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. No Agent shall be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of such Agent, or unless and to the extent written notice of such matter is received by such Agent at its address in accordance with Section 13.02. Any permissive grant of power to an Agent hereunder shall not be construed to be a duty to act. Each Agent shall have only the duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against any Agent. Before acting hereunder, an Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action. No Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. No Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(c)     No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, loss or malfunction of utilities, communications or computers (software and hardware) services, earthquakes or other disasters.
(d)     The delivery of reports and other documents and information to the Collateral Agent hereunder or under any other Facility Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver the other Facility Documents to which it is a party. Whether or not expressly stated in such Facility Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities which are afforded to it in this Agreement.
(e)     Each Lender acknowledges that, except as expressly set forth in this Agreement, no Agent has made any representation or warranty to it, and that no act by either Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Secured Party as to any matter. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer, and made its own decision to enter into this Agreement and the other Facility Documents to which it is a party. Each Lender also represents that it will, independently and without reliance upon either Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Facility Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer. No Agent shall have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower or Servicer which may come into the possession of such Agent.
Section 12.04 Indemnification. Each of the Lenders agrees to indemnify and hold the Agents harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 13.04 or otherwise) from and against any and all Liabilities which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Agents under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to any Agent for any portion of such Liabilities resulting from such Agent’s gross negligence or willful misconduct; and provided, further, that no Lender shall be liable to the Collateral Agent for any portion of such Liabilities unless such Liabilities are imposed on, incurred by, or asserted against the Collateral Agent as a result of any action taken, or not taken, by the Collateral Agent by the express terms of this Agreement or at the direction of the Administrative Agent or such Lender or Lenders, as the case may be, in accordance with the terms and conditions set forth in this Agreement (it being understood and agreed that the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of the Administrative Agent or any of the Lenders (or other Persons authorized or permitted under the terms hereof to make such request or give such direction) pursuant to this Agreement or any of the other Facility Document, unless the Administrative Agent or such Lenders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable and documented attorney’s fees and expenses) and Liabilities which might reasonably be incurred by it in compliance with such request or direction, whether such indemnity is provided under this Section 12.04 or otherwise). The rights of the Agents and obligations of the Lenders under or pursuant to this Section 12.04 shall survive the termination of this Agreement, and the earlier removal or resignation of any Agent hereunder.

Section 12.05 Successor Agents. (a)  Subject to the terms of this Section 12.05, each Agent may, upon thirty (30) days’ notice to the Lenders and the Borrower, resign as Administrative Agent or Collateral Agent, as applicable. If an Agent shall resign, then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation, such Agent may appoint a successor agent. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) a Default or Event of Default shall have occurred and is continuing or (ii) if such successor agent is a Lender or an Affiliate of such Agent or any Lender. Any resignation of an Agent shall be effective upon the appointment of a successor agent pursuant to this Section 12.05. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Facility Documents. If no successor Collateral Agent, Collateral Administrator or Administrative Agent has been appointed and an instrument of acceptance by a successor Collateral Agent, Collateral Administrator or Administrative Agent has not been delivered to the Collateral Agent, Collateral Administrator or the Administrative Agent, as applicable within sixty days after giving of notice of resignation by the Collateral Agent, Collateral Administrator or the Administrative Agent, as applicable, the resigning Collateral Agent, the resigning Collateral Administrator or the resigning Administrative Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Collateral Administrator or Administrative Agent, as applicable.
(b)     Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the corporate trust properties and assets of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.
Secton 12.06 The Collateral Agent. (a)  The Collateral Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.
(b)     It is expressly acknowledged and agreed that the Collateral Agent is not guaranteeing the performance of or assuming any liability for the obligations of the other parties hereto or any portion of the Collateral.
(c)     The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.
(d)     The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Borrower. In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith (except in its capacity as obligor thereunder, if applicable), or for any failure of the relevant party to provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein.
(e)     The Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Borrower, the Collateral Administrator or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.
(f)     The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer. It is expressly acknowledged by the Borrower, the Servicer, the Lenders and the Administrative Agent that performance by the Collateral Agent of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notices provided to it by the Servicer (and/or the Borrower) and/or any related bank agent, obligor or similar party with respect to the Collateral, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such item of Collateral, from time to time.
(g) The Collateral Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties hereunder are purely ministerial in nature.
(h)     Should any controversy arise between the undersigned with respect to the Collateral held by the Collateral Agent, the Collateral Agent shall follow the instructions of the Administrative Agent on behalf of the Secured Parties.
(i)     The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for performing the obligations expressly imposed on the Collateral Agent hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or taking any steps to preserve rights against prior parties or other rights pertaining to any Collateral.
(j)     In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties hereto agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Collateral Agent to comply with such requirements.
(k)     If Citibank, N.A. or the Collateral Agent is also acting in another capacity, including as Custodian or Securities Intermediary, the rights, protections, immunities and indemnities afforded to Citibank, N.A. or the Collateral Agent pursuant to this Article XII shall also be afforded to Citibank, N.A. or the Collateral Agent acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Custodian Agreement, Account Control Agreement or any other Facility Documents to which Citibank, N.A. or the Collateral Agent in such capacity is a party.
(l)    The Collateral Agent shall not have any obligation to determine if a Collateral Loan meets the criteria specified in the definition of Eligible Collateral Loan.
(m)     The Collateral Administrator shall be entitled to the same rights, protections and indemnities as set forth with respect to the Collateral Agent in this Article XII.

ARTICLE XIII
MISCELLANEOUS
Section 13.01 No Waiver; Modifications in Writing. (a)  No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement or any other Facility Document, and any consent to any departure by any party to this Agreement or any other Facility Document from the terms of any provision of this Agreement or such other Facility Document, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Servicer in any case shall entitle the Borrower or the Servicer to any other or further notice or demand in similar or other circumstances.
(b)     No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Servicer, the Administrative Agent, the Collateral Administrator and the Required Lenders; provided that:
(i)any Fundamental Amendment shall require the written consent of all Lenders affected thereby; and
(ii)no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.
(c)     Notwithstanding anything to the contrary herein, in connection with the increase of the Individual Lender Maximum Funding Amounts hereunder, only the consent of the Lender increasing its Individual Lender Maximum Funding Amount (or providing a new Individual Lender Maximum Funding Amount) shall be required for any amendment that effects such increase in Individual Lender Maximum Funding Amounts.
(d)     Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Individual Lender Maximum Funding Amount of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Section 13.02 Notices, Etc. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (of a .pdf or other similar file and if the recipient has provided an email address in Schedule 5), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 13.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 5, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 5.
Each of the Collateral Agent, Custodian, Securities Intermediary and Collateral Administrator agrees to accept and act upon instructions or directions pursuant to this Agreement, any other Facility Document, or any Related Document or any document executed in connection herewith or therewith sent by unsecured email (of a .pdf or other similar file), facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide an incumbency certificate listing persons designated to provide such instructions or directions as such incumbency certificate may be supplemented from time to time. If any person elects to give the Collateral Agent, Custodian, Securities Intermediary or Collateral Administrator email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent, Custodian, Securities Intermediary or Collateral Administrator, as applicable in its discretion elects to act upon such instructions, the Collateral Agent’s, Custodian’s, Securities Intermediary’s or Collateral Administrator’s, as applicable, reasonable understanding of such instructions shall be deemed controlling. None of the Collateral Agent, Custodian, Securities Intermediary or Collateral Administrator, as applicable, shall be liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
Section 13.03 Taxes. (a)  Any and all payments by or on account of any obligation of the Borrower under any Facility Document shall be made without deduction or withholding for any and all Taxes with respect thereto, unless required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrower or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Borrower, the Collateral Agent or the Administrative Agent, then the Borrower, the Collateral Agent or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. In no event shall the Collateral Agent be responsible for the calculation or withholding of any taxes.
(b)     The Borrower agrees to timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)     The Borrower agrees to indemnify each Recipient, within 10 days after demand therefor, for (i) the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction on or attributable to amounts payable under this Section 13.03) payable or paid by any Recipient or required to be withheld or deducted from a payment to such Recipient and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d)     Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.06(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Facility Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 13.03(d).
(e)     As soon as practicable after the date of any payment of Taxes by the Borrower to Governmental Authority pursuant to this Section 13.03, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof, a copy of the return reporting such payment, or other evidence of payment as may be reasonably satisfactory to the Administrative Agent.
(f)     If any Recipient in its sole discretion, but acting in good faith, determines that it has received a refund of any Taxes with respect to which it has been indemnified pursuant to this Section 13.03 (including by the payment of additional amounts pursuant to Section 13.03(a)), such Recipient shall reimburse the Borrower (or the Servicer, as applicable) such amount of any refund received (net of reasonable out-of-pocket expenses incurred), but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), as such Secured Party shall determine in its sole discretion, but acting in good faith, to be attributable to the relevant Indemnified Taxes. Notwithstanding anything to the contrary in this Section 13.03(f), in no event will any Secured Party be required to pay any amount to an indemnifying party pursuant to this Section 13.03(f) the payment of which would place such Secured Party in a less favorable net after-Tax position than such Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Unless required by Applicable Law, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)     (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 13.03(g)(ii), (iii) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)     Without limiting the generality of Section 13.03(g)(i), each Lender that is a U.S. Person shall, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), deliver to the Borrower and each Agent, two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(iii)     Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and each Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), two accurate, complete and signed copies of whichever of the following is applicable:
(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Facility Document, executed copies of U.S. Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Facility Document, U.S. Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed copies of U.S. Internal Revenue Service Form W-8ECI;
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of U.S. Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable); or
(D)to the extent a Foreign Lender is not the beneficial owner, executed copies of U.S. Internal Revenue Service Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.
(iv)     Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agents to determine the withholding or deduction required to be made.

(v)     If a payment made to a Recipient under any Facility Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 13.03(g)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)     If any Lender requires the Borrower to pay any Indemnified Taxes or additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to this Section 13.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 13.03 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(i)     Each party’s obligations under this Section 13.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Individual Lender Maximum Funding Amounts and the repayment, satisfaction or discharge of all obligations under any Facility Document.
Section 13.04 Costs and Expenses; Indemnification. (a)  The Borrower agrees to promptly pay on demand all reasonable and documented out-of-pocket costs and expenses (i) of the Agents and the Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable and documented fees and disbursements of one outside counsel for the Administrative Agent (provided that the Borrower is not responsible for any such costs or expenses in excess of $150,000) and one outside counsel for the Collateral Agent and the Collateral Administrator, (ii) of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Collateral, including filing and recording fees, expenses, search fees, UCC filing fees and the equivalent thereof in any foreign jurisdiction, if applicable, and all other reasonable and documented out-of-pocket fees and expenses in connection therewith, and (iii) in connection with the administration and any waiver, consent, modification or amendment or similar agreement in respect of this Agreement, the Notes or any other Facility Document and advising the Agents and Lenders as to their respective rights, remedies and responsibilities, in each case, limited in the case of legal fees, costs and expenses to the reasonable and documented out-of-pocket fees and disbursements of one outside counsel for the Administrative Agent, outside counsel for the Collateral Agent and outside counsel for the Collateral Administrator. The Borrower agrees to promptly pay on demand all reasonable and documented out-of-pocket costs and expenses of each of the Secured Parties in connection with the enforcement of this Agreement, the Notes or any other Facility Document, including all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Collateral Agent and the Replacement Servicer (including in its capacity as Replacement Servicer) or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable fees and disbursements of one outside counsel, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent or the Collateral Administrator; provided that, in each case, there shall be one primary outside attorney and one local counsel representing such Secured Parties (other than the Collateral Agent, who shall have one primary outside attorney and one local counsel) unless any conflict of interest arises. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Secured Parties are intended to constitute expenses of administration under any applicable bankruptcy law. For the avoidance of doubt, this Section 13.04(a) shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, which shall be covered by Section 13.03.
(b)     The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all Liabilities that may be incurred by or asserted or awarded against any Indemnified Party, whether brought by or involving the Borrower or any third party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated); except that the Borrower shall not be liable to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or willful misconduct; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(b). The Borrower has no liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). In no event is the Borrower liable for any Indemnified Party’s lost revenues or lost profits or for any indirect, special, punitive or consequential damages. The Borrower shall not without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such Indemnified Party, and (ii) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
(c)     Subject to the Lender Fee Letter, the Servicer agrees to indemnify and hold harmless each Indemnified Party from and against any and all Liabilities that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any one or more of the following: (i) any breach by the Servicer of any covenant or any of its obligations under any Facility Document, (ii) the failure of any of the representations or warranties of the Servicer set forth in any Facility Document or in any certificate, statement or report delivered in connection therewith to be true when made or when deemed made or repeated and (iii) by reason of any gross negligence, bad faith or willful misconduct (as determined by the final non-appealable judgment of a court of competent jurisdiction) on the part of the Servicer in its capacity as Servicer; except the Servicer shall not be liable to the extent any such Liability (x) results from the performance or non-performance of the Collateral Loans or (y) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or willful misconduct or breach of this Agreement, any other Facility Document or any Related Document; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(c). The Servicer has no liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Servicer (which consent shall not be unreasonably withheld or delayed). In no event is the Servicer liable for any Indemnified Party’s lost revenues or lost profits or for any indirect, special, punitive or consequential damages (but, for the avoidance of doubt, this sentence does not limit the Servicer’s indemnification obligations pursuant to this Section 13.04(c) with respect to any such liability paid by an Indemnified Party to a third party). The Servicer shall not without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such Indemnified Party, and (ii) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
Section 13.05 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 13.06 Assignability. (a)  Each Lender may, with the consent of the Administrative Agent and the Borrower, assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Individual Lender Maximum Funding Amount); provided that:
(i)each of the Borrower’s and the Administrative Agent’s consent to any such assignment (A) shall not be unreasonably withheld or delayed and (B) shall not be required if the assignee is a Permitted Assignee with respect to such assignor; and
(ii)the Borrower’s consent to any such assignment pursuant to this Section 13.06(a) shall not be required if (x) a Default or an Event of Default shall have occurred (and not been waived by the Lenders in accordance with Section 13.01) or (y) such assignment is required by any Change in Law.
The parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Collateral Agent) an Assignment and Acceptance and the applicable tax forms required by Section 13.03(g). Notwithstanding any other provision of this Section 13.06, no assignment by any Lender to the Borrower, any of its Affiliates or any Disqualified Lender shall be permitted.
(b)     The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agents and the Lenders.
(c)     (i)    Any Lender may, without the consent of, but with notice to, the Borrower, sell participations to Participants in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) each Participant shall have agreed to be bound by this Section 13.06(c), Section 13.06(d), Section 13.06(e) and Section 13.17, and (E) such Participants are not Disqualified Lenders. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any Fundamental Amendment. Sections 2.10, 2.11, and 13.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to clause (a) of this Section 13.06 (subject to the requirements and limitations set forth in Section 13.03, including the requirements under Section 13.03(g)); provided that (A) such Participant agrees to be subject to the provisions of Section 13.03(g) as if it were an assignee under clause (a) of this Section 13.06 and (B) no Participant shall be entitled to any amount under Section 2.10, 2.11, or 13.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred, except to the extent such entitlement to receive a greater amount results from a Change in Law that occurs after the Participant acquired the applicable participation.
(ii)     In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as nonfiduciary agent for the Borrower shall maintain a register on which it enters the name and address of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Facility Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)     The Administrative Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 13.02 or such other address as the Administrative Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. An Advance (and a Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Note, if any, shall expressly so provide) and compliance with this Section 13.06. The Administrative Agent shall update and furnish to the Collateral Agent and the Borrower from time to time at the request of the Collateral Agent, the Collateral Administrator or the Borrower an updated version of Schedule 1 reflecting the then-current allocation of the Individual Lender Maximum Funding Amounts.
(e)     Notwithstanding anything to the contrary set forth herein or in any other Facility Document, each Lender hereunder, and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”). Each Lender represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser and a QIB. Each Lender further agrees that it shall not assign, or grant any participations in, any of its Advances or its Individual Lender Maximum Funding Amounts to any Person unless such Person is a Qualified Purchaser and a QIB.
(f)     Notwithstanding any other provision of this Section 13.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.
Section 13.07 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
Section 13.08 Severability of Provisions. Any provision of this Agreement or any other Facility Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 13.09 Confidentiality. The parties hereto agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed by any party (a) to its Affiliates, directors, officers, members, principals and employees, and to its agents, counsel and other advisors that have a need for such information relative to this facility (collectively, the “Related Parties”) (it being understood that, in each case, the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing party shall be responsible for any breach by its Related Parties under this Section 13.09); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information; (c) to the extent required by Applicable Law or by any subpoena or similar legal process; provided that with respect to disclosures of Information pursuant to a subpoena or similar legal process, (A) prior to any disclosure under this clause (c) the disclosing party agrees to provide the Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to the Borrower pursuant to the terms of the subpoena or other legal process and (B) any disclosure under this clause (c) shall be limited to the portion of the Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder; (f) solely with respect to the Administrative Agent or any Lender, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this

Agreement; provided that such assignee or participant (or prospective assignee or participant) has agreed to maintain confidentiality pursuant to this Section 13.09 or another non-disclosure agreement substantially similar hereto, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder that has agreed to maintain confidentiality pursuant to this Section 13.09; or (iii) any rating agency or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such party, or (y) becomes available to such party or any of their respective Affiliates on a nonconfidential basis from a source other than a party to this Agreement. For purposes of this Section 13.09, “Information” means all information received from a party to this Agreement, the terms and substance of this Agreement and each other Facility Document and any term sheet.
Section 13.10 Merger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties hereto and thereto concerning the subject matter hereof and thereof and this Agreement and such other Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.
Section 13.11 Survival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.10, 2.11, 2.13, 12.04, 13.03, 13.04, 13.09, 13.15 and 13.17 and this Section 13.11 shall survive the termination of this Agreement in whole or in part, the payment in full of the principal of and interest on the Advances, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents and the resignation or replacement of any Agent.
Section 13.12 Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;
(b)consents that any such action or proceeding may be brought in any court described in Section 13.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)each party hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 13.02 or at such other address as may be permitted thereunder;
(d)[reserved]; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, punitive or consequential damages.

Section 13.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM HEREIN OR THEREIN OR RELATING HERETO OR THERETO.
Section 13.14 Right of Setoff; Payments Pro Rata. (a)  Subject to Section 9.01(a), if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Facility Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Facility Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.
(b)     Each of the Lenders agrees that, if it should receive any amount under this Agreement (whether by voluntary payments, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Facility Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Advances or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 13.15 PATRIOT Act Notice. Each Agent and Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Agent or Lender to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender or Agent in order to assist such Lender or Agent, as applicable, in maintaining compliance with the PATRIOT Act.

Section 13.16 Legal Holidays. In the event that the date of prepayment of Advances or the Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any other Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.
Section 13.17 Limited Recourse; Non-Petition.
(a)Each of the Servicer and each Secured Party acknowledges that the Borrower is a special purpose entity and that none of the directors, officers, incorporators, shareholders, partners, agents or employees (collectively, the “Relevant Agents”) of the Borrower (including, without limitation, any Equityholder and any Affiliate thereof) shall be personally liable for any of the obligations of the Borrower under this Agreement. The Borrower’s sole source of funds for payment of all amounts due hereunder shall be the Collateral, and, upon application of the proceeds of the Collateral and its reduction to zero in accordance with the terms and under the circumstances described herein, all obligations of and all claims against the Borrower under this Agreement, any Note or under any other Facility Document shall extinguish and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Advances against the Equityholder, the Servicer or any Affiliate, shareholder, manager, officer, director, employee or member of the Borrower, the Equityholder or the Servicer or their respective successors or assigns for any amounts payable in respect of the Obligations or the Facility Documents.
(b)Each of the Servicer and each Secured Party hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all outstanding Obligations and the termination of all Individual Lender Maximum Funding Amounts; provided that nothing in this Section 13.17 shall preclude, or be deemed to prevent, any Secured Party (a) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect, in (i) any case or proceeding voluntarily filed or commenced by the Borrower or (ii) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than any such Secured Party, or (b) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this Section 13.17 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 13.17 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.
Section 13.18 Waiver of Setoff. Each of the Borrower and the Servicer hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or under any Applicable Law from time to time against the Administrative Agent, any Lender or its respective assets.
Section 13.19 Collateral Agent Execution and Delivery. By executing this Agreement, each Lender hereby consents to the terms of this Agreement, directs the Collateral Agent to execute and deliver this Agreement, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of gross negligence or willful misconduct of the Collateral Agent.
Section 13.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges and accepts that any liability of any EEA Financial Institution arising under or in connection with any Facility Document, to the extent such liability is unsecured, may be subject to Bail-in Action by the relevant EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest), or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or
(iii)the variation of the terms of any Finance Document to the extent necessary to give effect to any Bail-in Action in relation to such liability.
Section 13.21 WAIVER OF SOVEREIGN IMMUNITY. To the extent that any of the Borrower, Servicer or Equityholder may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Facility Document, to claim for itself or its revenues, assets or properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed such immunity (whether or not claimed), each of the Borrower, the Servicer and the Equityholder irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and hereby agrees that the foregoing waiver shall be enforced to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America, as amended, and is intended to be irrevocable for the purpose of such act.
Section 13.22 Risk Retention. OFS and the Equityholder hereby covenant, for the benefit of the Administrative Agent, the Lenders, the Collateral Agent (for the benefit of the Secured Parties) and, in respect of paragraphs (d) and (e) below only, the Servicer that, for so long as any Advance remains outstanding:
(a)OFS, as originator (for the purpose of the Securitisation Regulation), will retain on an ongoing basis, a material net economic interest in the form specified in paragraph 3(d) of Article 6 of the Securitisation Regulation as in effect on the Closing Date, being retention of the first loss tranche and, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, through OFS owning and continuing to own 100% of the membership interest in the Equityholder (the “Ownership Interest”) and the Equityholder maintaining funding to the Borrower under the LLC Agreement, in an amount equal to not less than 5% of the Retention Basis Amount (the “Retained Interest”);
(b)neither OFS nor the Equityholder will sell, hedge, enter into a short position or otherwise mitigate its credit risk under or associated with the Ownership Interest or the Retained Interest, except to the extent permitted in accordance with the EU Risk Retention Requirement;
(c)each of OFS and the Equityholder will (A) take such further action, provide such information (provided that the provision of such information would not contravene any applicable contract, law or regulation or duties of confidentiality or the processing of personal data binding on it (“Restricted Information”); provided further, that it shall use commercially reasonable efforts to obtain any necessary consents required to disclose such restricted information) and enter into such other agreements, in each case, as may reasonably be required by the Borrower, a Lender or the Administrative Agent to satisfy the EU Due Diligence Requirements and (B) provide to the Administrative Agent and/or any Lender that is subject to the EU Due Diligence Requirements, all information, documents, reports and notifications that the Administrative Agent and/or such Lender requests in connection with its obligations under the EU Due Diligence Requirements, but only to the extent the same is not Restricted Information, or if it is Restricted Information, if the Administrative Agent and/or any such Lender enters into a confidentiality agreement reasonably acceptable to OFS; provided that nothing in this Agreement shall be construed as requiring OFS or the Equityholder to provide any disclosure prescribed by Article 7 of the Securitisation Regulation, other than to the extent mutually agreed by OFS, the Equityholder, the Administrative Agent and/or any Lender (which agreement shall not be unreasonably withheld, delayed or conditioned by OFS and/or the Equityholder) and except to the extent necessary for any Lender or the Administrative Agent to satisfy the requirements under Article 5 of the Securitisation Regulation (but not the direct or indirect requirements of Article 7 thereof);
(d)each of OFS and the Equityholder will confirm to each of the Borrower, the Administrative Agent, the Servicer, each Lender, the Collateral Administrator and the Collateral Agent, its continued compliance with the covenants set out at paragraphs (a) and (b) above in each Monthly Report;
(e)OFS or the Equityholder, as applicable, will promptly notify the Borrower, the Administrative Agent, the Servicer, each Lender, the Collateral Administrator and the Collateral Agent in writing if for any reason it fails to comply with either of the covenants set out in paragraphs (a) or (b) above in any way;
(f)OFS will notify each of its subsidiaries of the contents of paragraph (b) above and shall use reasonable endeavours to procure that each of its subsidiaries complies with the terms of paragraph (b) as if it were a party thereto;
(g)[reserved]; and
(h) (A) in relation to each Collateral Loan acquired by the Borrower which is a Retention Holder Originated Collateral Loan pursuant to part (a) of the definition thereof, OFS applied sound and well-defined credit granting criteria to the origination of the Collateral Loan; (B) in relation to each Collateral Loan acquired by the Borrower which is a Retention Holder Originated Collateral Loan pursuant to part (b) of the definition thereof, OFS has verified, in light of the information available to it and subject to its usual standard of care, and reasonably believes that the entity which was, directly or indirectly, involved in the original agreement which created the Collateral Loan applied sound and well-defined credit granting criteria to the origination of the Collateral Loan, and that it maintained clearly established processes for approving, amending, modifying, renewing and financing the Collateral Loan and had effective systems in place to apply those criteria and processes to ensure that the Collateral Loan was granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness; and (C) OFS and the Borrower have, and reasonably expect to maintain, clearly established criteria and processes for originating, amending, modifying, renewing and financing the Collateral Loans (the “Collateral Loan Originations and Revisions”) and have effective systems in place to apply those criteria and processes to ensure that Collateral Loan Originations and Revisions are granted and approved based on a thorough assessment of each Obligor’s creditworthiness.
Section 13.23 Notwithstanding anything to the contrary contained herein, none of OFS, the Equityholder or the Borrower makes any representation as to compliance of the transaction or any of the parties hereto with respect to Securitisation Regulation. Any Person accepting the benefits of this Section 13.22 (including any related definitions or provisions), shall be deemed to have agreed to the terms set forth in this paragraph and each Lender hereby represents that is not relying on any of OFS, the Borrower, the Servicer or the Equityholder or any of their respective Affiliates, for any financial, tax, legal, accounting, or regulatory advise in connection with the matters set forth in this Section 13.22. Each of the parties hereto acknowledges that none of the Administrative Agent, the Lenders, the Custodian, the Securities Intermediary, the Collateral Administrator or the Collateral Agent are responsible for or have any obligation to assist any other party hereto in connection with compliance with any requirement of the Securitisation Regulation applicable to them.
Section 13.24 Adequacy of Monetary Damages Against the Lenders. Each of the Borrower, the Servicer and the Equityholder hereby acknowledges and agrees that (i) any and all claims, damages and demands against the Administrative Agent or the Lenders arising out of, or in connection with, the exercise by the Administrative Agent or the Lenders of any Administrative Agent or any of the Lenders’ rights or remedies pursuant to this Agreement can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands; provided that this Section 13.24 shall not constitute a waiver of any rights of the Borrower, the Servicer or the Equityholder to seek injunctive relief to enforce its rights under Section 13.09.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
OFSCC-FS, LLC, as Borrower

By:	/s/ Tod Reichert
Name: Tod K. Reichert
Title: Managing Director
OFSCC-FS HOLDINGS, LLC, as Equityholder

By:	/s/ Tod Reichert
Name: Tod K. Reichert
Title: Managing Director
OFS CAPITAL CORPORATION, as Servicer

By:	/s/ Tod Reichert
Name: Tod K. Reichert
Title: Corporate Secretary
BNP PARIBAS, as Administrative Agent and a Lender

By:	/s/ David Lee
Name: David Lee
Title: Director

By:	/s/ Thomas Crystal
Name: Thomas L. Crystal
Title: Managing Director

SCHEDULE 1
INITIAL INDIVIDUAL LENDER MAXIMUM FUNDING AMOUNTS AND PERCENTAGES

Lender	Individual Lender Maximum Funding Amount	Percentage of Individual Lender Maximum Funding Amounts
BNP Paribas	An amount equal to the Facility Amount	100%

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SCHEDULE 2

S&P INDUSTRY CLASSIFICATIONS

Industry Code	Description	Industry Code	Description
1020000	Energy Equipment & Services	5110000	Beverages
1030000	Oil, Gas & Consumable Fuels	5120000	Food Products
2020000	Chemicals	5130000	Tobacco
2030000	Construction Materials	5210000	Household Products
2040000	Containers & Packaging	5220000	Personal Products
2050000	Metals & Mining	6020000	Health Care Equipment & Supplies
2060000	Paper & Forest Products	6030000	Health Care Providers & Services
3020000	Aerospace & Defense	9551729	Health Care Technology
3030000	Building Products	6110000	Biotechnology
3040000	Construction & Engineering	6120000	Pharmaceuticals
3050000	Electrical Equipment	9551727	Life Sciences Tools & Services
3060000	Industrial Conglomerates	7011000	Banks
3070000	Machinery	7020000	Thrifts & Mortgage Finance
3080000	Trading Companies & Distributors	7110000	Diversified Financial Services
3110000	Commercial Services & Supplies	7120000	Consumer Finance
9612010	Professional Services	7130000	Capital Markets
3210000	Air Freight & Logistics	7210000	Insurance
3220000	Airlines	7311000	Real Estate Investment Trusts (REITs)
3230000	Marine	7310000	Real Estate Management & Development
3240000	Road & Rail	8020000	Internet Software & Services
3250000	Transportation Infrastructure	8030000	IT Services
4011000	Auto Components	8040000	Software
4020000	Automobiles	8110000	Communications Equipment
4110000	Household Durables	8120000	Technology Hardware, Storage & Peripherals
4120000	Leisure Products	8130000	Electronic Equipment, Instruments & Components
4130000	Textiles, Apparel & Luxury Goods	8210000	Semiconductors & Semiconductor Equipment
4210000	Hotels, Restaurants & Leisure	9020000	Diversified Telecommunication Services
9551701	Diversified Consumer Services	9030000	Wireless Telecommunication Services
4310000	Media	9520000	Electric Utilities
4410000	Distributors	9530000	Gas Utilities
4420000	Internet and Catalog Retail	9540000	Multi-Utilities
4430000	Multiline Retail	9550000	Water Utilities
4440000	Specialty Retail	9551702	Independent Power and Renewable Electricity Producers
5020000	Food & Staples Retailing

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SCHEDULE 3
INITIAL COLLATERAL LOANS

Asset Primary ID Asset ID Name	Currency Type Identifier	Portfolio Name	Issuer Name	Asset Name	Asset Security ID	Position ID	Par Amount	Units	Market Value	Cost Price	Cost Amount	Mark Price Mark Price	Unrealized Gain	Quantity

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Schedule 4
MOODY’S INDUSTRY CLASSIFICATIONS

1.	Aerospace & Defense

2.	Automotive

3.	Banking, Finance, Insurance & Real Estate

4.	Beverage, Food & Tobacco

5.	Capital Equipment

6.	Chemicals, Plastics & Rubber

7.	Construction & Building

8.	Consumer goods: Durable

9.	Consumer goods: Non-durable

10.	Containers, Packaging & Glass

11.	Energy: Electricity

12.	Energy: Oil & Gas

13.	Environmental Industries

14.	Forest Products & Paper

15.	Healthcare & Pharmaceuticals

16.	High Tech Industries

17.	Hotel, Gaming & Leisure

18.	Media: Advertising, Printing & Publishing

19.	Media: Broadcasting & Subscription

20.	Media: Diversified & Production

21.	Metals & Mining

22.	Retail

23.	Services: Business

24.	Services: Consumer

25.	Sovereign & Public Finance

26.	Telecommunications

27.	Transportation: Cargo

28.	Transportation: Consumer

29.	Utilities: Electric

30.	Utilities: Oil & Gas

31.	Utilities: Water

32.	Wholesale

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Schedule 5
NOTICE INFORMATION
Borrower
OFSCC-FS, LLC

c/o OFS Capital Corporation
10 S Wacker Dr #2500
Chicago, IL 60606
Attention: Tod Reichert
Fax No.: (847) 734-7910
Email: treichert@ofsmanagement.com

With a copy to:
Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri
Telephone: (212) 698-3800
Equityholder

OFSCC-FS Holdings, LLC

c/o OFS Capital Corporation
10 S Wacker Dr #2500
Chicago, IL 60606
Attention: Tod Reichert
Fax No.: (847) 734-7910
Email: treichert@ofsmanagement.com

With a copy to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri
Telephone: (212) 698-3800

5-1

Servicer

OFS Capital Corporation
10 S Wacker Dr #2500
Chicago, IL 60606
Attention: Tod Reichert
Fax No.: (847) 734-7910
Email: treichert@ofsmanagement.com

With a copy to:

Dechert LLP
Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri
Telephone: (212) 698-3800

Administrative Agent

BNP Paribas
Solutions Portfolio Management
787 7th Avenue
New York, New York 10019
Telephone No.: 917-472-4841
Facsimile No.: 212-841-2140
E-mail: dl.bnpp.ofs.acquisition@us.bnpparibas.com
Attention: Jasen Yang

Lender

BNP Paribas
Loan Servicing
525 Washington Blvd, 8th Floor
Jersey City, New Jersey 07310
Attention: NYLS FIG Support
Facsimile no.: 201-850-4014
E-mail: nyls.fig.support@us.bnpparibas.com

5-2

Collateral Agent

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Agency & Trust - OFSCC-FS, LLC Email: thomas.varcados@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

Collateral Agent

Virtus Group, LP
1301 Fannin Street, 17th Floor
Houston, Texas 77002
Attention: OFSCC-FS, LLC

5-3

SCHEDULE 6

AUTHORIZED SIGNATORIES

Borrower
Tod K. Reichert	Managing Director
Jeffrey A. Cerny	Senior Managing Director

Equityholder
Tod K. Reichert	Managing Director
Jeffrey A. Cerny	Senior Managing Director

Servicer
Tod K. Reichert	Corporate Secretary
Jeffrey A. Cerny	Chief Financial Officer

6-1

SCHEDULE 7
DIVERSITY SCORE
“Diversity Score” is calculated by summing each of the Industry Diversity Scores which are calculated as follows and rounding the result up to the nearest whole number (provided that no Defaulted Collateral Loans shall be included in the calculation of the Industry Diversity Score or any component thereof):

(a)	“Average Principal Balance” is calculated by summing the Obligor Principal Balances and dividing by the sum of the aggregate number of Obligors;

(b)
“Obligor Principal Balance” is calculated for each Obligor represented in the Collateral Loans by summing the Principal Balances of all Collateral Loans (excluding Defaulted Collateral Loans) issued by such Obligor;

(c)	“Equivalent Unit Score” is calculated for each Obligor by taking the lesser of (i) one and (ii) the Obligor Principal Balance for such Obligor divided by the Average Principal Balance;

(d)
“Aggregate Industry Equivalent Unit Score” is then calculated for each of the 32 Moody’s industrial classification groups set out in Schedule 4 by summing the equivalent unit scores for each Obligor in the industry (or such other industrial classification groups and equivalent unit scores as are published by Moody’s from time to time); and

(e)
“Industry Diversity Score” is then established by reference to the diversity score table shown below (or such other diversity score table as is published by Moody’s from time to time) (the “Diversity Score Table”) for the related Aggregate Industry Equivalent Unit Score. If the Aggregate Industry Equivalent Unit Score falls between any two such scores shown in the Diversity Score Table, then the Industry Diversity Score is the lower of the two Industry Diversity Scores in the Diversity Score Table.

For purposes of calculating the Diversity Scores, any Obligors that are Affiliates will be considered to be one Obligor.
Diversity Score Table

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500

7-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

7-2

SCHEDULE 8
[RESERVED]

8-1

SCHEDULE 9

INITIAL ASSET LIST

Request Date	Market: Primary or secondary	Obligor name	Facility type	First Lien / Second Lien	Facility Class	LoanX ID	Price Context	Offer Level	Intended hold amount	Maturity Date	Coupon	LIBOR Floor	Actual Moody's CFR Rating	Actual Moody's Facility Rating	Actual S&P Issuer Rating	Actual S&P Facility Rating	Current Global Facility Size ($MM)	Global Amt of Credit Agreement ($MM)	Moody's Industry	S&P Industry	Country	Approved Y/N
06/21/19	Secondary	AHP Health Partners	TLB	First Lien	Class 1	LX173926	101.000	$100.73	3,000,000	06/30/25	4.50%	1.00%	B3	B1	B	B	$825	$ 825	Healthcare & Pharmaceuti cals	Healthcare Providers and Services	USA	Y
06/21/19	Secondary	Albertson's Holdings LLC	Term B‐7 Loan	First Lien	Class 1	LX176679	100.000	$ 99.88	3,000,000	11/17/25	3.00%	0.75%	B1	Ba2	B	BB‐	$2,000	$4,610	Beverage, Food & Tobacco	Food and Staples Retailing	USA	Y
06/21/19	Secondary	Acrisure, LLC	Nov 2017 Refi	First Lien	Class 1	LX169343	101.000	$100.10	2,000,000	11/15/23	4.25%	1.00%	B3	B2	B	B+	$1,971	$2,470	Banking, Finance, Insurance & Real Estate	Insurance	USA	Y
06/21/19	Secondary	American Bath Group, LLC, LSF9 PHARAOH HOLDINGS LLC	TLB 2018	First Lien	Class 1	LX173981	100.000	$ 99.75	2,000,000	09/30/23	4.25%	1.00%	B3	B2	B	B	$ 632	$ 682	Construction & Building	Building Products	USA	Y
06/21/19	Secondary	AppLovin Corporation	1L TL	First Lien	Class 1	LX175246	101.000	$100.50	3,000,000	08/15/25	3.75%	0.00%	B1	B1	B+	B+	$1,220	$1,270	High Tech Industries	Electronic Equipment, Instruments and Components	USA	Y
06/21/19	Secondary	Asurion, LLC	Term Loan B‐7	First Lien	Class 1	LX174391	101.000	$100.17	3,000,000	11/03/24	3.00%	0.00%	B1	Ba3	B+	B+	$2,250	$8,188	Banking, Finance, Insurance & Real Estate	Insurance	USA	Y
06/21/19	Secondary	Athenahealth	Term B Loan (First Lien)	First Lien	Class 1	LX178382	101.000	$100.46	3,000,000	02/11/26	4.50%	0.00%	B3	B2	B	B	$3,660	$4,060	High Tech Industries	Software	USA	Y
06/21/19	Secondary	AURIS LUXEMBOURG III S.Ã€ R.L.	Term Loan B	First Lien	Class 1	LX174822	101.000	$100.53	3,000,000	02/21/26	3.75%	0.00%	B2	B2	B+	B+	$1,160	$3,418	Healthcare & Pharmaceuti cals	Healthcare Providers and Services	Luxembo urg	Y
06/21/19	Secondary	Bass Pro Group, LLC‐ASHCO‐ Huntsman Holdings, LLC	Initial Term Loan	First Lien	Class 1	LX156196	94.000	$ 93.96	3,000,000	09/25/24	5.00%	0.75%	Ba3	B1	B+	B+	$4,220	$5,120	Retail	Specialty Retail	USA	Y
06/21/19	Secondary	BJ's Wholesale Club, Inc.	Tranche B Term Loans	First Lien	Class 1	LX159354	101.000	$100.51	3,000,000	02/03/24	3.00%	1.00%	B1	B2	B+	BB‐	$1,537	$1,537	Retail	Specialty Retail	USA	Y
06/21/19	Secondary	Boardriders, Inc.	Initial Loan	First Lien	Class 1	LX171932	99.000	$ 98.67	2,000,000	04/06/24	6.50%	1.00%	B3	B3	B‐	B‐	$ 450	$ 450	Consumer goods: Non‐ durable	Specialty Retail	USA	Y
06/21/19	Secondary	BrightSpring Health Services	TLB	First Lien	Class 1	LX178457	101.000	$100.21	3,000,000	03/05/26	4.50%	0.00%	B2	B1	B	B	$1,650	$1,987	Healthcare & Pharmaceuti cals	Healthcare Providers and Services	USA	Y
06/21/19	Secondary	Brookfield WEC Holdings Inc.,	Initial Term Loan	First Lien	Class 1	LX174839	101.000	$100.45	3,000,000	08/01/25	3.75%	0.75%	B2	B2	B	B	$2,730	$2,930	Construction & Building	Construction & Engineering	USA	Y
06/21/19	Secondary	Endo International PLC/ Endo Luxembourg	Initial Term Loan	First Lien	Class 1	LX163026	98.000	$ 97.83	3,000,000	04/29/24	4.25%	0.75%	B2	Ba3	B	B+	$3,355	$4,415	Healthcare & Pharmaceuti cals	Pharmaceutic als	USA	Y
06/21/19	Secondary	Explorer Holdings, Inc.	Initial Term Loan	First Lien	Class 1	LX152084	101.000	$100.25	3,000,000	05/02/23	3.75%	1.00%	B3	B2	B	B	$ 869	$ 888	Healthcare & Pharmaceuti cals	Pharmaceutic als	USA	Y
06/21/19	Secondary	First American Payment Systems	Tranche B Term Loan (First Lien)	First Lien	Class 1A	LX157639	101.000	$100.19	2,000,000	01/05/24	4.75%	1.00%	B2	B1	B	B	$ 215	$ 255	High Tech Industries	Diversified Financial Services	USA	Y
06/21/19	Secondary	Kindred at Home	Closing Date Initial Term Loan (First Lien)	First Lien	Class 1	LX174074	101.000	$100.44	3,000,000	07/02/25	3.75%	0.00%	B2	B1	B	B	$1,360	$2,560	Healthcare & Pharmaceuti cals	Healthcare Providers and Services	USA	Y
06/21/19	Secondary	McAfee, LLC	1L $ TL	First Lien	Class 1	LX176623	101.000	$100.26	3,000,000	09/30/24	3.75%	1.00%	B2	B1	B	B	$2,801	$4,144	High Tech Industries	Internet Software and Services	USA	Y
06/21/19	Secondary	Micro Holding Corp; Indigo Merger Sub II, LLC	Amendmen t No. 2 Initial Term Loan (First Lien)	First Lien	Class 1	LX168014	100.000	$ 99.70	3,000,000	09/13/24	3.75%	0.00%	B3	B2	B	B	$2,562	$2,643	High Tech Industries	Internet Software and Services	USA	Y
06/21/19	Secondary	Mitel Networks Corp. & Mitel US Holdings, Inc.	Term B Loan (First Lien)	First Lien	Class 1	LX174556	98.000	$ 97.13	2,000,000	11/30/25	4.50%	0.00%	B3	B2	B	B	$1,117	$1,220	Telecommun ications	Electric Utilities	USA	Y
06/21/19	Secondary	Parfums Holding Company, Inc.	Initial Term Loan (First Lien)	First Lien	Class 1	LX165998	100.000	$100.00	3,000,000	06/30/24	4.25%	1.00%	B3	B2	B	B	$ 556	$ 630	Consumer goods: Non‐ durable	Personal Products	USA	Y
06/21/19	Secondary	Quad/Graphics, Inc.	Term B Loan	First Lien	Class 1	LX177448	101.000	$100.50	2,000,000	02/02/26	5.00%	0.00%	Ba3	Ba2	BB‐	BB‐	$ 500	$2,125	Media: Advertising,	Media	USA	Y
																			Printing & Publishing
06/21/19	Secondary	Quest Software US Holdings Inc., et al...	Term Loan (May 2018)	First Lien	Class 1	LX173579	100.000	$ 99.21	2,000,000	05/16/25	4.25%	0.00%	B3	B2	B	B+	$1,465	$1,565	High Tech Industries	Internet Software and Services	USA	Y

9-1

Request Date	Market: Primary or secondary	Obligor name	Facility type	First Lien / Second Lien	Facility Class	LoanX ID	Price Context	Offer Level	Intended hold amount	Maturity Date	Coupon	LIBOR Floor	Actual Moody's CFR Rating	Actual Moody's Facility Rating	Actual S&P Issuer Rating	Actual S&P Facility Rating	Current Global Facility Size ($MM)	Global Amt of Credit Agreement ($MM)	Moody's Industry	S&P Industry	Country	Approved Y/N
06/21/19	Secondary	Radnet Management, Inc.	Term B‐1 Loans	First Lien	Class 1	LX159617	101.000	$100.38	3,000,000	06/30/23	3.75%	1.00%	B2	B1	B	B	$ 584	$ 766	Healthcare & Pharmaceuti cals	Healthcare Providers and Services	USA	Y
06/21/19	Secondary	Refinitiv	Initial Dollar Term Loan	First Lien	Class 1	LX174544	99.000	$ 98.06	3,000,000	10/01/25	3.75%	0.00%	B3	B2	B	B	$6,500	$10,000	Banking, Finance, Insurance & Real Estate	Diversified Financial Services	USA	Y
06/21/19	Secondary	Rocket Software, Inc.	1L TL	First Lien	Class 1	LX176847	99.000	$ 98.70	3,000,000	11/28/25	4.25%	0.00%	B2	B1	B	B	$1,300	$1,425	High Tech Industries	Software	USA	Y
06/21/19	Secondary	Spring Education Group, Inc.	2019 Incremental Term Loan	First Lien	Class 1	LX174889	100.000	$ 99.38	3,000,000	07/30/25	4.25%	0.00%	B3	B2	B‐	B‐	$ 535	$ 681	Services: Consumer	Professional Services	USA	Y
06/21/19	Secondary	Sprint Communications, Inc.	2019 Incremental Term Loan	First Lien	Class 1	LX177116	100.000	$ 99.50	2,000,000	02/02/24	3.00%	0.75%	B2	Ba2	B	BB‐	$2,000	$8,000	Telecommun ications	Wireless Telecommuni cation Services	USA	Y
06/21/19	Secondary	Staples, Inc.	Term Loan B‐1	First Lien	Class 1	LX179530	97.000	$ 96.84	2,000,000	04/15/26	5.00%	0.00%	B1	B1	B+	B+	$2,000	$2,300	Services: Business	Commercial Services and Supplies	USA	Y
06/21/19	Secondary	Tank Holding Corp; Snyder Industries, Inc.; Norwesco, Inc	First Lien Term Loan	First Lien	Class 1	LX179205	101.000	$100.55	2,000,000	03/26/26	4.00%	0.00%	B3	B2	B	B	$ 500	$ 560	Containers, Packaging & Glass	Containers & Packaging	USA	Y
06/21/19	Secondary	U.S. Anesthesia Partners	Initial Term Loan (First Lien)	First Lien	Class 1	LX165390	101.000	$100.04	3,000,000	06/23/24	3.00%	1.00%	B2	B1	B	B	$1,410	$1,560	Healthcare & Pharmaceuti cals	Healthcare Providers and Services	USA	Y
06/21/19	Secondary	Verifone Intermediate Holdings, Inc; Verifone, Inc	1L TL	First Lien	Class 1	LX175222	99.000	$ 98.88	3,000,000	08/20/25	4.00%	0.00%	B2	B1	B	B	$2,175	$2,425	High Tech Industries	Electronic Equipment, Instruments and Components	USA	Y
06/21/19	Secondary	Davis Vision / Superior Vision / Versant Health	2nd Lien	2nd Lien	Class 1A	LX169185	101.000	$100.75	3,000,000	12/01/25	6.75%	1.00%	B3	Caa1	B	CCC+	$ 210	$ 210	Banking, Finance, Insurance & Real Estate	Insurance	USA	Y
06/21/19	Secondary	Hyland Software, Inc.	2L TL	2nd Lien	Class 1	LX164257	102.000	$101.30	3,000,000	07/07/25	7.00%	0.75%	B2	Caa1	B‐	CCC	$ 510	$ 510	High Tech Industries	Software	USA	Y
06/21/19	Secondary	Parfums Holding Company, Inc.	2nd Lien Term Loan	2nd Lien	Class 1A	LX166000	101.000	$100.38	3,000,000	06/30/25	8.75%	1.00%	B3	Caa2	B	CCC+	$ 220	$ 220	Consumer goods: Non‐ durable	Personal Products	USA	Y
06/21/19	Secondary	Pelican Products, Inc.	Term Loan (Second Lien)	2nd Lien	Class 1A	LX172824	97.000	$ 96.50	3,000,000	05/01/26	7.75%	0.00%	B3	Caa2	B	B‐	$ 110	$ 110	Containers, Packaging & Glass	Containers & Packaging	USA	Y
06/21/19	Secondary	Rocket Software, Inc.	2L TL	2nd Lien	Class 1	LX176849	99.000	$ 98.67	3,000,000	11/19/26	8.25%	0.00%	B2	Caa1	B	B‐	$ 260	$ 260	High Tech Industries	Software	USA	Y
06/21/19	Secondary	Truck Hero, Inc.	Initial Loan ‐ 2nd Lien Loan	2nd Lien	Class 1	LX163496	99.000	$ 98.25	3,000,000	04/21/25	8.25%	1.00%	B3	Caa2	B‐	CCC	$ 295	$ 295	Automotive	Auto Components	USA	Y

9-2

EXHIBIT A
[FORM OF NOTE]
[DATE]
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [LENDER] (the “Lender”) and its registered assigns on the Final Maturity Date (as defined in the Revolving Credit Agreement hereinafter referred to) the principal sum of the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Revolving Credit Agreement, in immediately available funds and in Dollars, and to pay interest on the unpaid principal amount of each such Advance, in like funds and money, from the Borrowing Date thereof until the principal amount thereof shall have been paid in full, at the rates per annum and on the dates provided in the Revolving Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.
This promissory note is one of the “Notes” referred to in Section 2.04 of the Revolving Credit and Security Agreement, dated as of June 20, 2019 (as amended, supplemented, waived or otherwise modified from time to time, the “Revolving Credit Agreement”), among the Borrower, as borrower, the Lender, as lender, the other lenders from time to time parties thereto, BNP Paribas, as administrative agent, OFSCC-FS Holdings, LLC, as equityholder, OFS Capital Corporation, as servicer, Citibank, N.A., as collateral agent and Virtus Group, LP, as collateral administrator. The date and principal amount of each Advance (and stated Interest thereon) made to the Borrower and of each repayment of principal thereon shall be recorded by the Lender or its designee on Schedule I attached to this Note, and the aggregate unpaid principal amount shown on such schedule shall be prima facie evidence of the principal amount owing and unpaid on the Advances made by the Lender. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Credit Agreement to repay the principal amount of the Advances together with all Interest accrued thereon.
Notwithstanding any other provision contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Revolving Credit Agreement or in any other Facility Document (to the extent such other charges would constitute interest for the purpose of any Applicable Law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under Applicable Law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had Applicable Law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.
Payments of the principal of, and interest on, Advances represented by this Note shall be made by or on behalf of the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Revolving Credit Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Revolving Credit Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and, as set forth in the Revolving Credit Agreement, certain costs and expenses of the Lender) at the time and in the manner set forth in, but subject to the provisions of, the Revolving Credit Agreement.
Except as provided in the Revolving Credit Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.
All amounts evidenced by this Note, the Lender’s Advances and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Lender, on the schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof; provided, however, that the failure of the Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Revolving Credit Agreement.
The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Lender and represented by this Note and the indebtedness evidenced by this Note, subject to the applicable provisions of the Revolving Credit Agreement.
This Note is secured by the security interests granted pursuant to the Revolving Credit Agreement and the other Facility Documents. The holder of this Note is entitled to the benefits of the Revolving Credit Agreement and each other Facility Document and may enforce the agreements of the Borrower contained in the Revolving Credit Agreement and each other Facility Document and exercise the remedies provided for by, or otherwise available in respect of, the Revolving Credit Agreement or such other Facility Document, all in accordance with, and subject to the restrictions contained in, the terms of the Revolving Credit Agreement or the applicable Facility Document. If an Event of Default shall occur, the unpaid balance of the principal of all Advances, together with accrued interest thereon, may be declared, and may become, due and payable in the manner and with the effect provided in the Revolving Credit Agreement.
The Borrower and the Lender each intend, for federal, state and local income and franchise tax purposes only, that this Note be evidence of indebtedness of the Borrower secured by the Collateral and the Lender, by the acceptance hereof, agrees to treat the Note for federal, state and local income and franchise tax purposes as indebtedness of the Borrower.
This Note shall be governed by and construed in accordance with the laws of the state of New York.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
OFSCC-FS, LLC, as Borrower

By: ________________________
Name:
Title:

SCHEDULE I
This Note evidences Advances made by [LENDER], (the “Lender”) to OFSCC-FS, LLC (the “Borrower”) under the Revolving Credit and Security Agreement dated as of June 20, 2019 among the Borrower, as borrower, the Lender, as lender, the other lenders from time to time parties thereto, BNP Paribas, as administrative agent, OFSCC-FS Holdings, LLC, as equityholder, OFS Capital Corporation, as servicer, Citibank, N.A., as collateral agent, and Virtus Group, LP, as collateral administrator, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

DATE	PRINCIPAL AMOUNT ADVANCED	PRINCIPAL AMOUNT PAID OR PREPAID	PRINCIPAL BALANCE OUTSTANDING	NOTATION BY

EXHIBIT B
[FORM OF NOTICE OF BORROWING]
[Date]
BNP Paribas
as Administrative Agent
Attn: Jasen Yang
787 7th Avenue
7th Floor
New York, NY 10019

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Agency & Trust - OFSCC-FS, LLC
Email: thomas.varcados@citi.com or call (888) 855-9695 to obtain Citibank,
N.A. account manager's email address

Virtus Group, LP
1301 Fannin Street, 17th Floor
Houston, Texas 77002
Attention: OFSCC-FS, LLC
Email: [ ]

NOTICE OF BORROWING
This Notice of Borrowing is delivered pursuant to Section 2.03 of that certain Revolving Credit and Security Agreement dated as of June 20, 2019 (as the same may from time to time be amended, supplemented, waived or modified, the “Revolving Credit Agreement”) among OFSCC-FS, LLC, as borrower (the “Borrower”), the lenders from time to time parties thereto (collectively, the “Lenders”), BNP Paribas, as administrative agent (the “Administrative Agent”), OFSCC-FS Holdings, LLC, as equityholder, OFS Capital Corporation, as servicer, Citibank, N.A., as collateral agent, and Virtus Group, LP, as collateral administrator. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.
1.    The Borrower hereby requests that on _____________, ____ (the “Borrowing Date”)1 it receive Advances under the Revolving Credit Agreement in an aggregate principal amount of ____________ Dollars ($_________)2 under Class [1][1A][2][3] (the “Requested Amount”). The amounts set forth below represent each Lender’s pro rata share of the Requested Amount:
BNP Paribas                $____________
1 Notice of Borrowing must be delivered not later than 2:00 p.m. at least one (1) Business Day prior to the day of the requested Advance.
2Amount of Advance must be at least $500,000 or an integral multiple of $100,000 in excess thereof (or, if less, the remaining unfunded Individual Lender Maximum Funding Amounts under the Revolving Credit Agreement or, in the case of Revolving Collateral Loans and Delayed Drawdown Collateral Loans, such lesser amount required to be funded by the Borrower in respect thereof).

B-2-1

2.
The Borrower hereby gives notice of its request for Advances in an aggregate principal amount equal to the Requested Amount to the Collateral Agent and the Administrative Agent (who shall forward such request to the Lenders and the Collateral Administrator) pursuant to Section 2.03 of the Revolving Credit Agreement and requests that the Lenders remit, or cause to be remitted, the proceeds thereof to [insert account information].

3.	The Borrower certifies that immediately after giving effect to the proposed Advance on the Borrowing Date:

(a)
the Administrative Agent has received and approved an Approval Request for the Collateral Loan(s) the Borrower intends to purchase with the proceeds of the Advance or (ii) the Collateral Loan the Borrower intends to purchase with the proceeds of the Advance is on the current Approved List; provided that, in each case, such approval has not expired, been withdrawn or been rescinded in accordance with Section 2.02 of the Revolving Credit Agreement;

(b)
the Administrative Agent has received a Notice of Borrowing with respect to such Advance (including a duly completed Borrowing Base Calculation Statement attached as Exhibit A hereto) delivered in accordance with Section 2.03 of the Revolving Credit Agreement;

(c)
immediately before and after the making of such Advance on the Borrowing Date, each Coverage Test will be satisfied and each Class Minimum OC Coverage Test will be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached as Exhibit A hereto);

(d)
each of the representations and warranties of the Borrower, the Servicer and the Equityholder contained in the Facility Documents are true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date as if made on such date);

(e)
no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing at the time of the making of such Advance or will result upon the making of such Advance;

(f)	the Reinvestment Period has not terminated; and

(g)	after giving effect to such Advance, the aggregate outstanding principal balance of the Advances will not exceed an amount equal to:
(i)    the Aggregate Net Collateral Balance, minus
(ii)    the Minimum Equity Amount, plus
(iii)    the aggregate amounts on deposit in the Principal Collection Subaccount constituting Principal Proceeds.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-2-2

WITNESS my hand on this ____ day of ________, ____.
OFSCC-FS, LLC, as Borrower
[By: ____________________
Name:
Title: ]

[OFS CAPITAL CORPORATION, as Servicer on behalf of the Borrower
By: ____________________
Name:
Title: ]

B-2-3

EXHIBIT A TO NOTICE OF BORROWING
Form of Borrowing Base Calculation Statement
[To be inserted per Excel template]

B-2-4

EXHIBIT C
[FORM OF NOTICE OF PREPAYMENT]
[Date]

BNP Paribas
as Administrative Agent
Attn: Jasen Yang
787 7th Avenue
7th Floor
New York, NY 10019

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Agency & Trust - OFSCC-FS, LLC
Email: thomas.varcados@citi.com or call (888) 855-9695 to obtain Citibank,
N.A. account manager's email address

Virtus Group, LP
1301 Fannin Street, 17th Floor
Houston, Texas 77002
Attention: OFSCC-FS, LLC
Email: [ ]

NOTICE OF PREPAYMENT
This Notice of Prepayment is made pursuant to Section 2.06(a) of that certain Revolving Credit and Security Agreement dated as of June 20, 2019 among OFSCC-FS, LLC, as borrower (the “Borrower”), the lenders from time to time parties thereto (collectively, the “Lenders”), BNP Paribas, as administrative agent (the “Administrative Agent”), OFSCC-FS Holdings, LLC, as equityholder, OFS Capital Corporation, as servicer, Citibank, N.A., as collateral agent, and Virtus Group, LP, as collateral administrator (as the same may from time to time be amended, supplemented, waived or otherwise modified, the “Revolving Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.
1.    The Borrower hereby gives notice that on ____________, ____, 3 it will make a prepayment under the Revolving Credit Agreement in the principal amount of _______________ Dollars ($_________)4 under Class [1][1A][2][3] (the “Prepayment Amount”).

2.
The Borrower hereby gives notice to the Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator pursuant to Section 2.06(a) of the Revolving Credit Agreement of its intent to prepay in an aggregate principal amount equal to the Prepayment Amount and will remit, or cause to be remitted, the proceeds thereof to the account of each Lender as set forth in Schedule I hereto.

3The Borrower shall provide each Notice of Prepayment by 2:00 p.m. at least two (2) Business Days prior to the date of the proposed prepayment.

4Amount of the proposed prepayment must be at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WITNESS my hand on this ____ day of ______________, ____.
OFSCC-FS, LLC, as Borrower
By: _____________________
Name:
Title:

Schedule I to Notice of Prepayment

Wire Instructions for [INSERT LENDER]
Bank Name: [•]
Routing No: [•]
Account # [•]
Account Name: [•]
Ref: [•]

EXHIBIT D
FORM OF ASSIGNMENT AND ACCEPTANCE
Reference is made to the Revolving Credit and Security Agreement dated as of June 20, 2019 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among [INSERT NAME OF ASSIGNING LENDER] (the “Assignor”), the other lenders from time to time parties thereto (together with the Assignor, the “Lenders”), BNP Paribas, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), OFSCC-FS, LLC, as borrower (the “Borrower”), OFSCC-FS Holdings, LLC, as equityholder (the “Equityholder”), OFS Capital Corporation, as servicer (the “Servicer”), Citibank, N.A., as collateral agent and Virtus Group, LP, as collateral administrator. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.
The Assignor and the “Assignee” referred to on Schedule I hereto agree as follows:
1.    As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Revolving Credit Agreement and under the other Facility Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s percentage interest specified on Schedule I hereto of the outstanding principal amount of the Advances to the Borrower (such rights and obligations assigned hereby being the “Assigned Interest”). After giving effect to such sale, assignment and assumption, the Assignee’s “Percentage” will be as set forth on Schedule I hereto.
2.    The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Administrative Agent, the Servicer or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.
3.    The Assignee (i) confirms that it has received a copy of the Revolving Credit Agreement and the other Facility Documents, together with copies of any financial statements delivered pursuant to Section 5.01(d) of the Revolving Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender.

4.    The Assignee, by checking the box below, (i) acknowledges that it is required to be a Qualified Purchaser for purposes of the Investment Company Act and a QIB for purposes of the Securities Act at the time it becomes a Lender and on each date on which an Advance is made under the Revolving Credit Agreement and (ii) represents and warrants to the Assignor, the Borrower and the Agents that the Assignee is a Qualified Purchaser and a QIB:

[ ]	By checking this box, the Assignee represents and warrants that it is a Qualified Purchaser and a QIB.
5.    Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless a later effective date is specified on Schedule I hereto.
6.    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Revolving Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under any other Facility Document, (ii) without limiting the generality of the foregoing, the Assignee expressly acknowledges and agrees to its obligations of indemnification to the Administrative Agent pursuant to and as provided in Section 12.04 of the Revolving Credit Agreement, and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Revolving Credit Agreement and under any other Facility Document.
7.    Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Borrower shall make all payments under the Revolving Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Revolving Credit Agreement and the Assigned Interest for periods prior to the Effective Date directly between themselves.
8.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.
9.    This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto by telecopier or electronic mail shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I hereto to be executed by their officers thereunto duly authorized as of the date specified thereon.
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Schedule I
Percentage interest
transferred by Assignor:                %________

Assignor:	[INSERT NAME OF ASSIGNOR],
as Assignor

By:_________________________
Name:
Title:

Assignee:	[INSERT NAME OF ASSIGNEE]
as Assignee

By:_________________________
Name:
Title:

Accepted this ___ day of
_____________, ____

BNP PARIBAS,
as Administrative Agent

By:____________________
Name:
Title:

[Consented to this ___ day of
______________, _____

OFSCC-FS, LLC, as Borrower

By:______________________
Name:
Title:]5

5Insert in an Assignment and Acceptance if Borrower consent is required.

EXHIBIT E
[RESERVED]

E-1

EXHIBIT F
AGREED-UPON PROCEDURES FOR INDEPENDENT PUBLIC ACCOUNTANTS
In accordance with Section 8.09 of the Revolving Credit and Security Agreement dated as of June 20, 2019 among OFSCC-FS, LLC, as borrower (the “Borrower”), the lenders from time to time parties thereto, BNP Paribas, as administrative agent (the “Administrative Agent”), OFSCC-FS Holdings, LLC, as equityholder, OFS Capital Corporation, as servicer (the “Servicer”), Citibank, N.A., as collateral agent, and Virtus Group, LP, as collateral administrator (as the same may from time to time be amended, supplemented, waived or otherwise modified, the “Revolving Credit Agreement”), the Servicer will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have verified, compared to the systems, underwriting files, compliance certificates, underlying loan documents, or other relevant materials, or recalculated each of the following items in the Monthly Report to the applicable system or records of the Servicer:
·         Collateral Loan List:
o   Loan Type (First Lien Loan, First Lien Last Out Loan, Second Lien Loan)
o   Loan Class (Class 1 Loan, Class 1A Loan, Class 2 Loan, Class 3 Loan)
o   Principal Balance/Adjusted Principal Balance
o   Collateral Loan Origination Date
o   Collateral Loan Purchase Date (date Collateral Loan was added to facility)
o   Purchase Price
o   Collateral Loan Maturity Date
o   Interest Rate (Floating/Fixed), Index, spread, PIK
o   Moody’s Industry Classification
o   Moody’s and S&P ratings (if applicable)
o   Days Delinquent
o   Unfunded Amount
o   Fixed Charge Coverage Ratio and Debt to Capitalization Ratio
o   EBITDA/debt to EBITDA ratio
o   Interest Coverage Ratio
o   Borrowing Base
o   Advances Outstanding
o   Discretionary Sales Calculations, Defaulted Collateral Loan Sales Calculations, Substitution Calculations
o Excess Concentration Amounts
o Covenant calculations
o Priority of Payments in accordance with Section 9.01 of the Revolving Credit Agreement

At the discretion of the Administrative Agent and a firm of nationally recognized independent public accountants, one Monthly Report and one Payment Date Report beginning with the 2019 fiscal year will be chosen and reviewed in accordance with Section 8.09 of the Revolving Credit Agreement.

F-1

The report provided by such firm may be in a format typically utilized for a report of this nature; provided that it will consist of at a minimum (i) a list of material deviations from the Monthly Report and Payment Date Report and (ii) the reason for such material deviations, and set forth the findings in such report.  Subject to Section 8.09 of the Revolving Credit Agreement, the format and content of the agreed upon procedures described above may be revised by the Administrative Agent and the Servicer without the necessity of an amendment to the Revolving Credit Agreement.

F-2

EXHIBIT G
[FORM OF EXTENSION REQUEST]
[Date]6

BNP Paribas
as Administrative Agent
Attn: Jasen Yang
787 7th Avenue
7th Floor
New York, NY 10019

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Agency & Trust - OFSCC-FS, LLC
Email: thomas.varcados@citi.com or call (888) 855-9695 to obtain Citibank,
N.A. account manager's email address

Extension Request
This Extension Request (this “Request”) is executed and delivered by the Borrower to the Administrative Agent pursuant to Section 2.16 of that certain Revolving Credit and Security Agreement dated as of June 20, 2019 (as the same may from time to time be amended, supplemented, waived or modified, the “Revolving Credit Agreement”) among OFSCC-FS, LLC, as borrower (the “Borrower”), the lenders from time to time parties thereto (collectively, the “Lenders”), BNP Paribas, as administrative agent (the “Administrative Agent”), OFSCC-FS Holdings, LLC, as equityholder, OFS Capital Corporation, as servicer, Citibank, N.A., as collateral agent, and Virtus Group, LP, as collateral administrator. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Revolving Credit Agreement.
1.    The Borrower hereby requests an extension of the Facility Termination Date to [DATE]7 (the “Facility Extension”).

2.    In connection with this Request, the Borrower hereby represents, warrants and certifies to the Administrative Agent, for the benefit of the Lenders, that:

(a)    as of the effective date of such extension, the representations and warranties of the Borrower, the Equityholder and the Servicer set forth in the Revolving Credit Agreement and in the other Facility Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition; and

(b)    no Default or Event of Default shall have occurred and be continuing on the date on which this Request is delivered or on the effective date of such extension.

6An Extension Request cannot be made earlier than the one year anniversary of the Closing Date and not later than one hundred twenty (120) days prior to the Facility Termination Date then in effect.
7The Facility Termination Date may only be extended one time for a period not to exceed one year.

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OFSCC-FS, LLC, as Borrower

[ By: ____________________
Name:
Title: ]

EXHIBIT H
FORM OF DATA REPORT
(See attached)

H-1

EXHIBIT I
FORM OF APPROVAL REQUEST FOR COLLATERAL LOAN

Obligor Name
Global Amount of Credit Agreement

Moody’s Industry Classification
Moody’s Family/Facility Rating
S&P Family/Facility Rating
S&P Industry Classification

Intended Hold Amount (par value)
Facility Type (Moody’s Classification)
Facility Class (1, 1A, etc.)
Price Context
LIBOR Spread / Floor / Fixed Rate (as applicable)
Facility Tenor
Total Class Amount (Currently)
Primary or Secondary Purchase?
LoanXID
Other information as may be requested by Administrative Agent (e.g., borrower financials, lender presentation, credit agreement)

I-1